As filed with the Securities and Exchange Commission on March 19, 2025

Registration No. 333-284945

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RANMARINE TECHNOLOGY B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	3732	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Galileïstraat 15,

3029AL Rotterdam

The Netherlands

Telephone: +31 6 16952175

(Address of principal executive offices, including zip code, and telephone number, including area code)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Darrin Ocasio, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Telephone: (732) 395-4402

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	IPO Prospectus. A prospectus to be used for the initial public offering (“IPO Prospectus”) of up to 1,850,000 American Depositary Shares (“ADSs”), each ADS representing one (1) ordinary share of the Company, with such ADSs to be sold in an underwritten offering through the underwriters named on the cover page of the IPO Prospectus

●	Resale Prospectus. A prospectus to be used in connection with the potential resale by certain selling shareholders (the “Selling Shareholders”) of an aggregate amount up to 2,764,920 ADSs, representing 2,764,920 ordinary shares of the Company (the “Resale Prospectus”). The Selling Shareholders own ordinary shares of the Registrant prior to this offering, of which they may deposit with the depositary bank for delivery of ADSs in connection with a sale in reliance upon the Resale Prospectus at any time during the effective time of this registration statement. The IPO Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale Prospectus included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	a Selling Shareholder section is included in the Resale Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.

We have included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. Neither we nor the underwriter can sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 19, 2025

RanMarine Technology B.V.

1,850,000 American Depositary Shares

Representing 1,850,000 Ordinary Shares

This is an initial public offering of 1,850,000 American Depositary Shares (“ADSs”), with each ADS representing one (1) ordinary share of the RanMarine Technology B.V., a company organized under the laws of the Netherlands (the “Company”). The estimated range of the initial public offering price of our ADS is $4.00 to $5.00 per ADS.

Prior to this offering, there has been no public market for our ordinary shares or ADSs. We have applied to Nasdaq Stock Market LLC to have the ADS listed on the Nasdaq Capital Market under the symbol “RAN”. No assurance can be given that our application will be approved or that a trading market will develop. We will not complete this offering unless the ADSs are approved for listing on the Nasdaq Capital Market. Our ordinary shares are not listed on any securities exchange and we do not intend to apply to have our ordinary shares listed on any exchange.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. You should carefully consider the matters described under the caption “Risk Factors” beginning on page 17.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us, before expenses	$	$	$

We have granted the underwriters a 45-day option from the date of this prospectus to purchase up to a total of an additional 277,500 ADSs at the initial public offering price per ADS less applicable underwriting discounts and commissions solely to cover overallotments, if any.

The underwriters expect to deliver the securities against payment in U.S. dollars on or about        , 2025.

D. Boral Capital

The date of this prospectus is         , 2025

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriter have authorized anyone to provide you with different information. We and the underwriter do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you, and neither of us has authorized any other person to provide you with different or additional information. Neither we nor the underwriter is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of securities in our company.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus outside the United States.

Our reporting currency and functional currency is the Euro. However, unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to RanMarine Technology B.V. in this prospectus is presented in “EUR” or “€”, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, and (iv) all references to “EUR” or “€” in this prospectus refer to Euros.

All references to “shares” in this prospectus refer to ordinary shares of RanMarine Technology B.V., par value of $0.012 per share (prior to the Reverse Split, the par value is $0.01). For further information regarding the rights of holders of ADSs to surrender their ADSs to withdraw the ordinary shares, please see “Description of American Depositary Shares”.

Except where indicated or where the context otherwise requires, the terms “RanMarine Technology”, “RanMarine”, “we”, “us”, “our”, the “Company”, and “our business” refer to RanMarine Technology B.V., a private limited liability company incorporated under the laws of the Netherlands.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB.

Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

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CURRENCY AND EXCHANGE RATES

Our functional currency is the euro (EUR), which we also use as our reporting currency. Therefore, periodic reports made to shareholders will be in EUR. Most of our transactions are in EUR. Where applicable, we have recorded our foreign currency transaction at the spot rate at the day of the transaction and translated our balance sheet positions in another currency using the exchange rate in effect at the balance sheet date.

The following table sets forth, for each period indicated, the high and low exchange rate for Euros expressed in U.S. dollars, and the average exchange rate for the periods indicated as rounded to the nearest whole cent. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Euro or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Euros, as the case may be, at any particular rate or at all.

Year Ended	Period End	High Rate	Low Rate
2024	$1.09	$1.10	$1.07
2023	$1.11	$1.12	$1.05
2022	$1.07	$1.15	$0.96

Month Ended
February 2025	$1.04	$1.05	$1.01
January 2025	$1.04	$1.04	$1.02
December 2024	$1.05	$1.05	$1.02
November 2024	$1.06	$1.06	$1.04

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names that may appear in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, projected production capacity, projected sales or rentals, projected costs, expectations regarding demand and acceptance of our products, availability of material components, trends in the market in which we operate, and plans and objectives of management.

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We believe that we have based our forward-looking statements on reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Although management believes that the assumption and expectations reflected in such forward-looking statements are reasonable, we may have made misjudgments in preparing such forward-looking statements. Assumptions have been made regardig, among other things: our expected production capacity; labor costs and material costs, no material variations in the current regulatory environment and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements or we may have made misjudgments in the course of preparing the forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our Company or persons acting on our Company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

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PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying securities in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those statements included elsewhere in this prospectus.

Overview of Our Company

RanMarine Technology is a global leader in the development & manufacture of environmentally friendly, fully electric, ASV’s (autonomous surface vessels) also known as “aquatic drones” & accessories, specifically designed to mitigate and remove pollution, debris & biomass from waterscapes while monitoring water quality.

At the core of RanMarine’s operations is its vision to be at the forefront of autonomous water drone technology for waterway cleaning and preservation. We prioritize innovation, sustainability, and education as we work towards a future where clean and healthy water bodies support diverse ecosystems and thriving communities.

RanMarine utilizes data-driven approaches to monitor water quality and empower our clients to improve their environments proactively.

Our ASVs clean the surfaces of waterways, canal systems, lakes, ponds, rivers, marinas and ports. While working, our ASVs also capture real-time quality data to help our customers make informed decisions about the quality of the water where they operate.

The target markets that our we focus on addressing are large, global, and growing. These targets markets are: (1) Plastic and other floating waste, (2) Algae/Biomass, and (3) Oil Spills. In aggregate, these target markets have a global economic impact of over $20 billion annually. The majority of this economic impact is driven by direct water clean-up costs versus other economic losses.

We focus on what we call “at source” pollution – our belief is that if RanMarine focuses on where the majority of the floating pollution is coming from, then we will reduce the pollution that ends up in the oceans. Much like vacuuming continuously to clean a home of dust before it builds up, RanMarine wants to efficiently and continuously “vacuum” waterways, so there is minimal build-up of waste and pollution using automated technology.

Climate change increased agricultural activity and poor waste management have resulted in increased water pollution, algae/biomass proliferation and dangerous water imbalances with few efficient tools to tackle the problem.

Our Key Target Markets:

Plastic and other floating waste	In a 2019 study by Deloitte Touche Tohmatsu Limited, they estimated $6 to $19 billion in annual economic loss globally (including $5.6 to $14.9 billion of direct cleanup costs) due to marine plastic pollution alone. According to a report from the United Nations Environment Program, the amount of plastic waste entering aquatic ecosystems could triple from 19-30 billion pounds per year in 2016 to a projected 51-81 billion pounds per year by 2040

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Algae/Biomass

The US EPA estimates that the USA tourism market loses close to $1 billion per year due to algae blooms. Waterfront property values can be materially affected as well. Globally, this is a multi-billion-dollar issue. With global temperatures rising, both the air and the water,, this problem is growing.

In addition, Harmful Algal Blooms (HABs) are occurring more often in many regions of the world, leading to significant impacts on marine ecology and economies.

A 2022 “EPA Nutrient Reduction” Memorandum outlines the increasing problem of nutrient runoff and harmful algal bloom activity in the U.S. principally via agricultural practices, and notes that about two-thirds of the nation’s coastal areas and more than one-third of the nation’s estuaries are impaired by nutrients. Excess nutrients contribute to algal blooms and areas of low oxygen known as “dead zones”.

Oil Spills

According to the National Academy of Sciences, an estimated 4 million metric tons of oil entered the oceans globally each year from 2010 to 2019. The United States Coast Guard estimates that there are 30,000 oil spills annually in the U.S. that are considered “minor or moderate” which means less than 100,000 gallons.

Commercially major ports, harbors and “at risk” government waterways using primary response contractors, are legally bound to protect and clean the water from incidental oil spills emanating from fuel bunkering, on-deck mechanical repairs or salvage operations.

Water quality is deteriorating worldwide with many bodies of water deficient in oxygen and containing excess nitrogen. This is making some water bodies toxic for human consumption and dangerous for aquatic life

There is a significant economic, regulatory, and aesthetic impact associated with water pollution, affecting government bodies and companies around the world, and it is getting worse each year.

As well as directly removing pollution from inland and coastal waters, RanMarine’s ASVs are data-enabled and can be fitted with a broad array of water quality sensors that allow customers to closely monitor, in real time, the environment and makeup of their water. Our ASVs relay sensor data back to RanMarine Connect, our cloud-based control and data management system with each data point collected timestamped and Global Positioning System (GPS) tagged. This acts as a basis for accurate measurement and reporting on the environmental impact of our solutions over time: valuable insight which can be used for credible organizational environmental, social and governance (“ESG”) reporting.

RanMarine ASVs can be operated manually via an onshore operator using a handheld remote control, or autonomously with online control and access via the RanMarine Connect portal. Our newest and largest ASV, the MegaShark, introduced in the 3rd quarter of 2024, also has the capability to have an operator on-board the ASV.

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RanMarine’s End-To-End Ecosystem

Since 2016, RanMarine has developed an end-to-end ecosystem of hardware (ASVs and docking products), software (autonomy, navigation, and collision avoidance) and the RanMarine Connect portal (autonomy control, operational reporting, and data analysis) that integrates seamlessly across its platforms.

Our customers can configure our ASVs to have up to 15 different sensors to measure almost any aspect of water quality that is most relevant to their environment. Every piece of data is time-stamped and geolocated.

With customer approval, RanMarine can monitor the operation of an ASV anywhere in the world. This allows RanMarine to troubleshoot any issue the customer may be having with their ASVs, we can monitor usage and provide advice to customers to optimize their operation.

The company oversees commercial assembly and partial manufacturing in-house, before marketing and delivering its comprehensive solutions to customers worldwide

Our product plan currently consists of:

1)	Primary ASVs/Aquatic Drones:

a)	WasteShark: Length: 5.4 ft/165 cm, Width: 3.9 ft/118 cm, Height: 2.0 ft/62 cm. Capacity: 180 liters / 47.5 gallons. Speed: 1.9 mph/3 km/h

b)	MegaShark: Launched in 3rd quarter of 2024: Length: 13 ft/4 m, Width: 6.5 ft/2 m, Height (Hull): 4.9 ft /1.5 m. Capacity: 880 liters/ 194 gallons. Speed: 8.7 mph/14 km/h

c)	OilShark: Expected launch in 2nd half of 2025: Length: 13ft/4 m, Width: 6.5 ft/2 m, Height (Hull): 4.9 ft /1.5 m. Designed as a first response ASV focused on removal of hydrocarbons from the water.

2)	Primary Docking, Transport and Accessory Products:

a)	SharkCage: A versatile launching platform for the WasteShark designed to be used with a hoist to safely lower and raise the ASV into the water.

b)	Shark Trolley: A compact cart that easily transports a WasteShark in and out of the water.

c)	SharkRamp: Expected launch in 2nd half of 2025: A fixed docking and retrieval platform. It provides sanctuary for the WasteShark and through a motorized lift system moves ASV up and down to the water.

d)	SharkPod: Expected launch in 2026: A multi-WasteShark docking and recharging station. Can accommodate up to five WasteSharks simultaneously. With the SharkPod, the discharge of the ASVs payload and the recharge of the battery can be fully automated.

e)	SharkDozer: A plow for the front of the WasteShark designed to push debris and algae/biomass to the water’s edge

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f)	Sensors: Each ASV is equipped with third party depth and temperature sensors linked to the RanMarine Connect portal. For specific requirements up 15 additional third party water quality and environmental sensors can be seamlessly integrated into the ASV platform as optional equipment, tailored to each customer’s needs.

g)	Baskets: The standard basket for the WasteShark holds 180 liters, slides into and out of the ASV easily and captures debris that is 5mm in diameter or greater. Baskets can feature mesh substrates for finer particle and algae/biomass capture and oil socks for handling oil or fuel slicks. The is also an optional floating basket available to ease the emptying of trash in certain environments.

Overview of the Industry

Polluted water is a global issue that is growing. The most common method of cleaning floating plastic, other floating waste and algae/biomass from waterways involves having multiple people on a boat using nets to fish debris out the water. There are several companies that have designed larger specialized vessels to help clean out floating debris from waterways, However, we believe these larger specialized vessels generally fall short in several areas:

●	Too large for some waterways, making them less able to access trash chokeholds.

●	Emissions producing, further contributing to the pollution problem and not in line with the “Net Zero” (which means that emissions of greenhouse gases from human activities would be balanced by actions that remove such gases from the atmosphere) targeting of many of our customers and markets.

●	Require paid labor, which increases costs and safety risks;

●	Require intensive, costly, specialized technical training or outside contract labor to operate;
Single purpose, either cleaning or monitoring water, but not both; and

●	Too expensive in both capital outlay and operating costs, making them less attractive options

Beginning in 2017, led by RanMarine Technology, aquatic water cleaning drones began coming to market. Initially, these unmanned aquatic drones were operated by remote control from shore. The customer benefits were primarily labor cost reduction, requiring only one person to operate the drone versus multiple people in a boat, and improved safety since the operator was not out on the water.

Beginning in 2019, again led by RanMarine Technology, a proprietary autonomous operation capability was added as an option to the aquatic drones, now known as ASVs (Autonomous Surface Vessels). This allowed an operator to program, in advance, the path that the ASV should take to clean the water in a particular area. Lidar-based collision avoidance and situational awareness would enable the ASV to maneuver around marine traffic or other obstacles along the path. With autonomous operation, the operator only had to be involved in the upfront programming of the path, launching the ASV on its way, and then emptying the ASV when full and recharging it when necessary. Most of the time the ASV, in autonomous mode, is running without direct operator involvement. Autonomous operation dramatically improves the cost benefit to customers by significantly reducing the direct labor required to clean plastic, other floating waste, or algae/biomass out of the water.

RanMarine has also led this ASV market in the integration of data sensors onto the aquatic drones. Customers can configure their WasteShark or MegaShark with over 15 different data sensors to measure a diverse set of water quality metrics. Each data point is time stamped, geolocated and then transmitted to our RanMarine Connect portal on a near real time basis via 4G connection onboard while our ASVs are cleaning the water. This allows virtually unlimited data analysis and can provide a customer with early warnings of potential issues, for example the presence of Cyanobacteria, the toxic part of harmful algae blooms, excess nitrates, or an imbalance in regular PH levels.

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There are several other companies that have a similar view of how disruptive an ASV based solution can be to the process of cleaning plastic, other floating waste, and algae/biomass out of waterbodies. Most of these companies have started up within the last 4-8 years. We believe that RanMarine is currently the largest commercial provider of these ASVs with 110 shipped around the world as of December 31, 2024. We believe Iady’s (Interactive Autonomous Dynamic Systems) JellyFishBot is close in numbers to our ASVs shipped. There are multiple other ASV producers who, we believe, have shipped far fewer units including the Orca-Tech SMURF, ClearBot, Clean Sea Solutions’ Aquadrone, Clear Earth Rovers and Recyclamer Innovation’s Geneseas drone. All these competitors have a different approach to their ASVs.

We believe RanMarine Technology successfully differentiates itself versus these ASV competitors through:

●	The efficiency and effectiveness of our in-house developed proprietary navigation and autonomous operation software.

●	Our hardware solution, with multiple patents, minimizes moving parts to help ensure low maintenance requirements over the life of the ASV

●	The capacity and size options available with our ASVs – WasteShark, MegaShark and the OilShark, which is expected to launch in the 2nd half of 2025

●	The ease of use and robustness of our solutions which are running successfully in a wide variety of environments in 30 countries around the world.

Market Opportunity

RanMarine operates in a unique space of emerging technology, zero-emissions based vessels and robotics. Our experience in our operational market is showing us that many customers are looking to lower labor costs and increase efficiency in waste collection as pollution (plastic, algae/biomass, oil, and other floating debris) radically increases in the water spaces they control. A study by Deloitte Touche Tohmatsu Limited estimated the global economic impact of marine plastic to be between $6 and $19 billion per year and growing. The United States Environmental Protection Agency estimates that the economic impact of algae blooms in the U.S. alone is approximately $1 billion annually. The National Academy of Sciences estimates that an estimated 4 million metric tons of oil are released annually with most of the oil coming from land-based runoff. These are all key market opportunities for RanMarine either with our current WasteShark, our new MegaShark (launched in the 3rd quarter of 2024) or the OilShark (launching in the second half of 2025) ASVs. We also see potential opportunities to leverage our WasteShark and MegaShark platforms to address other global water-based challenges such as Cyanobacteria and Sargassum, among others.

While cleaning vessels and systems are already deployed in many of our customers’ waters, RanMarine plans to replace these now outdated products with cleaner and more efficient harvesters. Our products offer greater waste capture, lower operational and servicing costs combined with reduced labor oversight. In addition, the greater data reporting offers the user greater insight into the water they control. We see strong growth in this market space as many clients internationally look to the G20 Net Zero targets of 2030 and 2050 and incoming regulations and legislation, particularly evident amongst EU commercial clients and government-based activity.

While many of our customers and markets are already targeting net-zero carbon emissions by 2050, we offer the opportunity to start reducing cost and emission simultaneously without having to delay. Many ASV companies are still looking for their niche and market for autonomy on water, while RanMarine has clearly defined its market in the waste management and marine sector and is able to commercially deliver the WasteShark and MegaShark immediately.

As the market replaces its current fossil fueled and non-intelligent vessels and harvesters, RanMarine is currently able to offer viable non-emission alternatives with a ready ESG reporting platform available.

While our products are not at this stage ubiquitous, we believe the two-to-three-year horizon is showing us that the global maritime and government sector is gearing itself for robotic and autonomy-driven vessels to reduce costs, emissions, and labor-overhead.

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Our Competitive Advantage and Operational Strengths

Our range of ASVs represents the world’s first commercially available marine drones that simultaneously collect floating waste and a broad range of aquatic data from waterways. Our ASVs provide a highly efficient, cost-effective cleaning and monitoring solution for urban water, inland waterways, and estuaries with zero emissions. Our ASVs:

●	operate in autonomous or manual remote-control modes, the WasteShark has the potential to remove over 1,000 pounds of water waste a day within a 5km (3.1-mile) range; Our new MegaShark ASV can clean 7 times the area of a WasteShark in an 8 hour shift and also offers the ability to have an operator on board.

●	require minimal maintenance as the technology is proven and operational in at least 30 countries around the world;

●	support over 15 high-grade water sensors featuring reliable real-time data access on our cloud portal, RanMarine Connect.

●	The fully allocated cost per liter of plastic cleanup is up to 80% cheaper than traditional methods (two people in a boat with nets); and

●	can be purchased outright, leased, subscribed, or sponsored.

RanMarine offers government bodies, such as cities and port authorities, commercial property owners, residential property owners (HOA’s) and private enterprises an affordable method of managing the health and beauty of their waterways, by clearing unwanted and harmful debris and collecting environmental data. Our value proposition to our customer is to clean their waters in a cost-effective and ecologically friendly manner. In addition, we provide data in our RanMarine Connect cloud portal to enable our customers to measure, monitor and report on the quality of their waters.

RanMarine designs and develops its products in Rotterdam, in the Netherlands. As the largest commercial port outside of Asia, Rotterdam offers several advantages for a technology-led company like RanMarine. As the largest seaport in Europe, Rotterdam has a strong maritime history and is well known as a center for European maritime innovation. Thanks to the presence of specialized educational institutions such as Erasmus University and the Scheepvaart & Transport College (Shipping & Transport College), maritime and technological knowledge is constantly developing in this region.

A great deal of our fundamental research takes place in Rotterdam, leading to applied research and innovative solutions. RanMarine has had the advantage of being awarded several European and Dutch grants and subsidies. Since 2016, we have qualified for grants and subsidies which total approximately €2.6M. Access to grant funding has accelerated RanMarine’s product development and provided a real-world testing environment for our technology. At the same time, our base in Rotterdam has given us access to some of the most educated engineering resources in the developed world. As RanMarine has formed a subsidiary in the U.S. and will be establishing one in the UK, with active focus, we believe that significant levels of grants and government funding will become available to us within these countries.

RanMarine’s combination of innovation, robotics technology and environmental sustainability makes us a prime fit for many government grants as well as non-governmental organization (“NGO”) funded projects globally. With our continued focus on new technology along with partnership opportunities with other circular or ESG companies we should have the capability to continually deliver new capabilities quite often fully or partially funding via governmental or NGO grants.

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Challenges

We have aggressive growth built into our business plans. There are several challenges that the Company faces, and must overcome, to meet its growth forecasts. It is important for investors to understand these challenges:

1.	Creating awareness of, and the value proposition around, ASV based solutions for cleaning waterways of floating plastic and other debris, algae/biomass, and oil spills. We have historically spent very little in marketing funds to create awareness of our products. We have principally relied on free publicity we have received when a customer buys one of our ASVs and puts it into productive use. With the IPO we will start to invest in marketing and lead generation activities in our key regions to grow awareness and demand. We will work with key partners to test many different lead generation strategies in our key regions to determine the most cost-effective way to drive the demand we have in our sales forecast or better. We should also benefit from the other competitors in our ASV water cleanup space spending some of their funds to create awareness of this category of products to deal with floating plastic and debris, algae/biomass and, in some cases, oil spill cleanup. Creating this growing awareness in a cost-effective way is a critical challenge we must solve to meet our sales and profit forecasts.

2.	Because ASV based water cleanup products are so new, live demonstrations of the product, especially in the customer’s environment, are a critical part of an effective sales process. In many cases, multiple demonstrations have to be given to different people involved in the purchase approval process at least for a first purchase of ASV(s). We try to utilize virtual demonstrations of the product and the use of other customer’s ASVs to demo the products as much as possible. This will require us to keep a significant fleet of demonstration ASVs pre-positioned in key regions of the USA, Europe, and the Middle East where our salespeople can easily support our customers’ needs for live demonstrations of the product in their environment to speed up the sales process.

3.	In 2024 approximately 7% of our sales were to our distributor partners. Our business plan calls for the mix of sales to the distributors to grow to 30% or more by 2027. This growth in sales mix by our distributors will be challenging. Our business plan assumes that this growth will be principally driven by two factors:

a.	A significant expansion in our distributor network, especially outside of core direct sales focus areas of the USA, Europe, and the Middle East. In Asia, Africa, and Central and South America there are many countries which spend a significant amount of money on cleaning water that should find our products attractive given their ability to drive a reduction in cost. In this case, we just need to have a strong, well-trained distributor partner who can effectively sell our products either on a stand-alone basis or as part of a broader solution. Our business plan reflects robust growth in sales to these countries.

Unfortunately, there are also many countries in Asia, Africa and Central and South America that have major floating plastic, other floating debris, algae/biomass, and oil spill issues and spend very little on cleanup efforts. In these cases, to realize material volumes of ASV sales, will require increased overall spending by governments, NGOs, or other entities to address their water cleanup needs. While we and our distributor partners can advocate for greater spending, we have no influence over spending levels. Our business plan assumes we will drive good growth in ASV sales to these types of countries over time.

b.	Significantly improved training, marketing collateral, and demand generation strategies for our distributor partners to allow them to be more effective in selling our products to their local customers. This will be driven by a continual expansion in our distributor support capabilities over the next several years. This will also be aided by adding assembly operations along with key technical support personnel in select regions over the next few years.

4.	We have a robust development plan with ongoing enhancements to our existing ASVs, the WasteShark and the MegaShark, and key new product launches including the OilShark and docking products. We are also early in the development stages of leveraging our existing ASV platforms to expand into new large potential areas such as Cyanobacteria remediation, Sargassum removal, etc. We have a small but highly skilled and highly motivated development team. Our plan is to utilize some of the liquidity from the IPO to hire a small number of incremental robotics engineers and software and hardware developers to enable us to fully deliver on our 2025 development plan as well as our 2026 products. To the extent that we are unable to staff up our development team as planned, or alternatively, lose some of our key personnel, it will have an impact on delivering our 2025 product plan. Concurrent with our IPO, we will be launching an equity-based long-term incentive plan which, we believe, when combined with a market-based salary, will be a major factor in allowing us to attract the skills we need and retain the key personnel across our company.

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Our Strategy

RanMarine sees significant applicability for its current and future products globally. For most of its history. RanMarine’s go-to-market strategy involved a small direct sales team handling in-bound sales inquiries that came from its website (www.ranmarine.io) and distributors who had a direct sales force that called on potential customers in agreed to markets or industry segments. In the middle of 2022, RanMarine made the decision to build a direct sales force to help create awareness of our products and solutions. We intend to use some of the IPO proceeds to significantly expand our direct sales, marketing efforts and customer outreach.

The primary focus of our direct sales force for the next several years will be on the United States, Europe, and the Middle East. We will opportunistically pursue direct sales in other countries as larger potential opportunities arise where we currently do not have a distributor. This internal direct sales force will co-exist with the sales force of our distributor partners in the United States and Europe to help create demand and aggressively mine the opportunities that we see. Our decision to focus our internal direct sales efforts on the United States, Europe and the Middle East, even though they are not the most polluted areas of the world, is driven by their desire for new innovation and the desire to reduce their cost to cope with their current challenges. These regions are also quicker to adopt and pay for innovation which gives us the ability to quickly build a solid foundation in these regions before entering direct sales efforts in new, harder to service territories.

We intend to carefully expand our distributor and agent network in countries around the world especially outside of the U.S. and European countries. These countries generally have higher levels of marine pollution than the U.S., European and Middle Easter countries. A key component required to grow the distribution network successfully will be to utilize some of the IPO proceeds to build out our distributor management capabilities. The principal purpose will be to help our current distributors drive healthy, profitable growth in their sales. In addition, we will source new qualified distributors or agents in countries that we are targeting to establish a presence. We will provide technical and sales support to our distributor partners to ensure they get up and running and become self-sufficient quickly. We will also work with distributor or agent partners to ensure that we have a robust customer service capability in the country that they operate. RanMarine will also evaluate the performance of existing distributors and agents and work with them to improve productivity, volumes and customer satisfaction or else source a new distributor or agent to replace an existing one. As volumes grow in a particular country or region, RanMarine can establish new assembly operations inexpensively, managed either via RanMarine directly, or by a third party, to reduce both delivery time to customers as well as shipping costs.

In early 2023, we started to build a direct sales force in the United States. While we see opportunities all over the U.S., based on existing customers as well as inquiries through our website, we believe the bulk of initial volumes will come from the Southern Tier of States (North Carolina, Florida, Texas, Arizona and California) which would have need to clean plastic and other floating waste as well as algae/biomass from waterways year-around. We also foresee significant prospects for oil spill mitigation ASVs especially in the gulf states. Our current intent is to have direct sales and support people in multiple locations throughout the U.S. to better service existing clients and source new clients. We intend to begin assembly operations in the U.S. in 2025 to enable us to meet federal regulations that apply to our larger MegaShark ASV as well as to reduce shipping costs and delivery time to our North American customers. We expect the US assembly operation to be located in the southern tier of states close to where we will have the highest concentration of ASV sales.

As we grow and strengthen the U.S., European and Middle Eastern markets, we will look to establish assembly operations in India where we see a lot of interest for our products. The commercial climate in India is extremely price sensitive and heavily focused on locally manufactured technology. This hub would also be used to service the Association of Southeast Asian Nations (ASEAN) region, at least initially, with potentially cheaper product costs for export. As volumes in the ASEAN region grow, we would intend to set up assembly operations and a direct sales force in certain ASEAN countries as well.

We believe that the value and effectiveness of our ASVs speak for themselves as the reputation of our products grows from one satisfied customer to the next.

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We market our ASVs to companies, such as hotels and marinas, and government bodies, such as cities and port authorities. Our customers include Walt Disney, Universal, Hudson River Park, Babcock Marine Naval Bases UK, the Port of Houston, Ports Toronto and Halifax, Polk County, FL, USA, Waterways Ireland Dublin, BIC Services (Sydney Harbor), Food and Agriculture Organization of a major supranational NGO and the US Army Department of Civil Affairs in EL Salvador.

As part of our mission to clean and monitor the health of waterways, we make our ASVs available to anyone through different means. Depending on location, our customers have the option to purchase, lease, or enter a subscription (auto-renewed annually) for our WasteShark™ or MegaShark ASVs. Our lease offerings include 1-, 2- and 3-year leases along with the potential for a shorter-term lease offering. Our manual WasteShark™ may be purchased for a minimum price of €23,500, depending on configuration. Our autonomous WasteShark™ can be leased for as little as €1,213 per month or purchased for €35,000, depending on configuration. We offer our distributors discounts that vary by product and occasionally on a special bid basis.

We also have created sponsorship opportunities where one entity pays for an ASV to clean in a particular area and we find a third party, typically a non-profit, to physically operate the ASV. We can provide a level of branding on the ASV benefiting the sponsor. Both the sponsor and the community get benefits from this type of relationship. An example of this is a recently signed MOU with the RETI Center New York (https://www.reticenter.org/), to deploy and manage up to 15 sites in and around NYC, for pollution clearing and water quality data collection, whereby the. RETI center will manage deployment and planning of the units and RanMarine will coordinate sponsorship opportunities, budgets and PR opportunities with partners.

In addition, during 2025 we will be testing multiple different service models in both the United States and in Europe. We believe that one or more disciplined service models can dramatically lower the operating cost for certain customers that could dramatically increase demand for the benefits our ASVs can bring to HOAs, golf courses, bodies of water controlled by commercial customers, local communities, etc. The combination of the the expected 10- to 15-year life of our ASVs, the low annual maintenance costs, and the high perceived value of the service we can provide, lead us to believe that we can build a strong and profitable services business. This services business would be very attractive combining a high level of recurring revenues with very strong profit margins at reasonable levels of utilization. Building this services business will require some significant capital investment over time. The proceeds from the IPO will help us test different services models to determine which model(s) we initially want to roll out in the United State and European countries.

We also continue to research different applications for our ASV platforms to continue to expand their applicability. Near term examples include:

●	Harmful Algae Blooms: Since its inception, RanMarine has been consistently approached by governments and environmental stakeholders for solutions to address the growing global prevalence of cyanobacteria blooms. These harmful algal blooms (HABs) are increasingly frequent in waterways worldwide, driven by rising temperatures, agricultural runoff, and urban pollution. Cyanobacteria pose significant challenges, as they release toxins into water systems, disrupt aquatic ecosystems, harm fisheries, and create costly health and infrastructure issues. The economic burden of cyanobacteria blooms is significant. Governments, water management authorities, and industries spend billions annually on mitigation efforts, including chemical treatments, water filtration, and addressing the fallout from toxic water supplies. In the United States alone, the National Resource Defense Council estimates that the cost of managing cyanobacteria-related issues exceeds $4 billion annually. Beyond financial costs, these blooms severely impact public health, tourism, and biodiversity, making the search for sustainable solutions a high priority for many regions.

In response to this global challenge, RanMarine has embarked on developing a non-chemical, sustainable solution to disrupt and eradicate cyanobacteria directly in situ. With funding support and a collaborative pilot underway with the Northern Irish government, we are working alongside U.S.-based partner Eget Liber to bring this cutting-edge technology to fruition. The solution is an innovative, eco-friendly method that disrupts cyanobacteria cells without introducing harmful chemicals into waterways. This approach simultaneously reduces water toxicity and nutrient levels, restoring aquatic ecosystems to a healthier state. The pilot program will officially begin in Q1 2025, building on R&D stages and technology integration that commenced in Q4 2024. We have also applied for grant funding for a pilot program in the United States as well. This partnership signifies a major step forward in tackling one of the most pressing waterway challenges of our time. By merging RanMarine’s expertise in autonomous surface vehicles with Eget Liber’s advanced technology, we aim to deliver a scalable, effective solution to mitigate the harmful impact of cyanobacteria blooms. The insights gained from this pilot will pave the way for global introduction of this technology, empowering governments and other entities to reduce the environmental and economic toll of Cyanobacteria blooms sustainably.

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●	Sargassum Removal: We are developing modifications to our MegaShark ASV that could better enable it to capture large quantities of sargassum. Sargassum is a type of large brown floating seaweed that floats in large masses and is widely distributed across tropical and temperate oceans, impacting shallow waters, coral reefs, and the open ocean. While Sargassum is a critical part of the marine ecosystem, recent proliferations has caused significant problems including A) massive beach inundations in the Caribbean, the Americas and West Africa, B) Harmful effects on coastal ecosystems, tourism and public health, C) Smothering of coral reefs and seagrasses when in excessive quantities, and D) Creation of “dead zones” due to oxygen depletion during decomposition. There are grant opportunities we are pursuing related to Sargassum removal that would help fund incremental development, testing and refinement of our solution.

●	Hyacinth removal and mitigation: Using the MegaShark ASV platform, we are looking at opportunities to tackle and mitigate the global hyacinth invasion of water spaces. Water hyacinth (Eichhornia crassipes) is an invasive aquatic plant native to South America, now widespread globally. It forms dense mats on water surfaces, blocking sunlight and oxygen, which disrupts aquatic ecosystems, kills native species, and depletes biodiversity. It clogs waterways, impairs irrigation, and increases water loss through evaporation. Globally, it threatens fisheries, hydropower generation, and drinking water supplies, leading to economic and ecological damage, particularly in tropical and subtropical regions. Significant resources are being spent on mitigating the invasion of this plant, particularly in developing countries where previously control measures had not been employed and water systems are now overloaded and are under threat. RanMarine has a number of opportunities in India, Africa and the Philippines to pilot test the MegaShark platform with slight modifications to the existing ASV to cut and harvest this plant.

●	Underwater Human Body Recovery: With the appropriate side scanning technology embedded on our ASVs and integrated into our software ecosystem we would easily be able to assist in underwater human body recovery. Utilizing our ASV’s autonomous operation capability the drone can be programed to do a disciplined search of a broad area where a body is suspected to be. Divers would only enter the water when the ASV has identified a high potential object. Since this would reduce the amount of time divers would have to be in the water, this solution dramatically improves safety. In addition, the ASVs can operate 24 hours a day, excluding recharge time, while divers generally only work during daylight hours, this solution should drive improved speed of recovery.

●	AquaCulture – Fish Farming: RanMarine is exploring utilization of its ASVs in the Aquaculture space, The case for ASVs in Aquaculture is compelling due to their ability to enhance efficiency, sustainability, and productivity. ASVs can perform tasks such as water quality monitoring, feeding, and net inspection with precision and minimal human intervention, reducing labor costs and operational risks. Their use supports sustainable practices by providing real-time data to optimize farming conditions and minimize environmental impact. As the aquaculture industry grows to meet rising seafood demand, ASVs represent a transformative tool to improve scalability and competitiveness in a cost-effective manner. We believe our hardware, integrated software and control systems are an ideal solution for deployment in this market vertical.

These are just a few of the potential product line extensions that we can accomplish leveraging our existing ASV platforms. We believe there will be many other applications that will develop, over time, for commercial, governmental and NGO customers. We also believe there could be significant opportunities in the defense sector.

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Recent Developments

In December of 2024, we executed a letter of intent with the Resilience Education Training and Innovation Center (RETI), a Brooklyn, New York based non-profit entity to launch the “Adopt a Shark” Initiative in New York City. This initiative will introduce RanMarine’s state-of-the-art WasteShark ASV to various harbor sites around New York City to combat plastic and other floating debris. The pilot phase of this initiative is targeted for five locations in 2025 and is planned to expand to at least 15 sites by 2026. This initiative will feature comprehensive water quality data analysis and reporting in collaboration with Rutgers University, which is conducting a three-year research study to evaluate water rehabilitation efforts across New York and New Jersey locations. The U.S. Green Chamber of Commerce of Commerce will assist in engaging corporate partners and local chambers to secure funding and ensure the program’s long-term viability

In September 2024, we exited our relationship with Poralu Marine who had been a distributor of WasteShark ASVs and accessories. We entered a relationship with Poralu in 2021 to sell our WasteShark ASV under the “Pixie Drone” brand to their customers on a worldwide non-exclusive basis. Poralu’s customers included end users as well as other distributors who Poralu had a relationship with due to their Marina support business. Poralu accounted for approximately 57% of our sales in 2022, 33% of sales in 2023 and 4% of sales in 2024. The decline in volumes since 2022 were driven by multiple factors but the major drivers include: (1) management turnover at Poralu, (2) growing concerns over potential for channel conflict, especially in the US and Europe, as RanMarine starts to aggressively expand focus on its direct sales business in those markets and (3) the negotiated prices to Poralu led to very poor gross margin rates to RanMarine. Approximately 60% of Poralu’s sales of Pixie Drones were to their distributor partners which limited Poralu’s ability to absorb higher prices. The decision to exit the relationship was mutual and both sides are working productively to migrate support of their existing ASV customers and distributors to RanMarine.

In August of 2024 we launched our new MegaShark ASV. Relative to the current WasteShark ASV, our new MegaShark has 4X the speed, 5X the volume capacity, 7X the weight capacity, has up to 2X the operating time and can cover 7.6X the area in an 8-hour shift vs the WasteShark ASV. We have continued to make minor adjustments to the MegaShark and expect it to be a material part of our sales mix in 2025 and beyond.

In July of 2023, RanMarine Technology B.V. and HEBO Maritiemservice B.V., a Rotterdam, Netherlands based company specializing in maritime and offshore services, entered into an agreement with respect to the joint development, marketing and sales of the OilShark ASV.  This agreement brings together RanMarine’s expertise in ASVs (Autonomous Surface Vessels) with HEBO’s expertise and recognition in oil spill response to develop the OilShark.   Key elements of this agreement include:

●	HEBO will share knowledge and expertise regarding oil response with RanMarine
●	HEBO will provide access to its facilities and vessels for practical know-how and testing related to the OilShark
●	HEBO will promote public exposure and facilitate the sales of OilSharks
●	RanMarine will sell OilSharks to HEBO at a discounted price reflecting the cooperative nature of the collaboration.
●	HEBO and RanMarine will work together to drive sales in Europe
●	HEBO and RanMarine will collaborate on joint marketing initiatives to enhance the visibility and branding of the OilShark project. This would include media exposure, social media campaigns and co-branding the OilShark with both the RanMarine and HEBO brand names.

In February 2022, we engaged RedChip Companies, Inc (“RedChip”) to provide a range of consulting, advisory and related services. RedChip will continue to support the company’s communications and investor relations effort post IPO. As compensation for services rendered or to be rendered, we will issue to RedChip and Precision PR a total of 491,442 ADSs and 98,288 Restricted Stock Units with a 6-month vesting period upon the completion of the IPO.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” as defined under the federal securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that impose certain disclosure obligations and procedural requirements for proxy solicitations. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission (SEC) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

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We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”)in the federal securities laws and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure in this prospectus;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	exemption from mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the Registrant (auditor discussion and analysis).

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ADSs held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period.

Risk Factor Summary

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, liquidity and prospects. You should carefully consider these risks, including the risks described under the heading “Risk Factors” included elsewhere in this prospectus, before deciding to invest in our ADSs.

●	There is substantial doubt about our ability to continue as a going concern.

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●	As a technology-led business, we will require significant capital in the short-term to successfully execute our proposed business plan.

●	We may not be able to meet our growth plans and expansion objectives.

●	Fluctuations in currency exchange rates may impact our results of operations.

●	We are exposed to risks associated with the interruption of supply and increased costs as a result of our reliance on third-party transportation carriers for shipment of our products

●	Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

●	Our targeted markets are highly competitive.

●	The nature of our ASV product means that certain hazards and risks are inherent to the product and - this is intrinsic to the maritime / and water environment in which our ASVs operates.

●	Risks related to our intellectual property.

●	A sustained, active trading market for our securities may not develop or be maintained, which may limit investors’ ability to trade our securities.

Corporate Information

RanMarine Technology B.V. was incorporated in the Netherlands on April 12, 2016, as a private company with limited liability (in Dutch: besloten vennootschap met beperkte aansprakelijkheid). As part of a reorganization in December 2022, we formed RanMarine B.V. and RanMarine USA to which we have transferred the operating business, both as wholly owned operating subsidiaries of RanMarine Technology B.V.

RanMarine Technology B.V. is the group holding company. RanMarine B.V. will act as an operating entity to design and manufacture our ASVs and to manage all of our sales and logistics. RanMarine USA will act as sales hub for our sales in North America and enable us to further increase our presence in North America.

Our principal executive offices are located at Galileistraat 15, 3029 AL Rotterdam, the Netherlands. In August 2023, we expanded and renewed our five-year lease agreement for these premises with a monthly minimum rent of approximately €11,075 plus ancillary rental costs of approximately €4,200 per month. The leased premises is 1.265 square meters. We use these facilities for administrative purposes, research and development, engineering, production and testing of our products.  We believe that these facilities will satisfy our manufacturing, research, and development needs for at least the next twelve (12) months.

Our website address is www.ranmarine.io. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

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The Offering

Securities offered:	1,850,000 ADSs, each ADS representing one (1) ordinary share of the Company.

Initial public offering price:	$4.00 to $5.00 per ADS

Over-Allotment Option:	We granted the underwriter the option, exercisable for 45 days from the date of this prospectus, to purchase from us up to an additional 277,500 ADSs at the initial public offering price per ADS, less underwriting discounts and commissions, solely to cover over-allotments, if any.

Number of ordinary shares outstanding immediately before this offering: (1)	6,552,558 ordinary shares are outstanding as of the date of this prospectus. On a post-Reverse Split (as defined herein) basis there will be 5,460,465 ordinary shares outstanding immediately prior to the IPO.

Number of ordinary shares outstanding after the offering: (1)

11,730,901 ordinary shares (or 12,008,401) ordinary shares if the underwriter exercises its over-allotment option in full), on a post-Reverse Split basis, including ordinary shares represented by ADSs.

The ADSs:	Each ADS represents 1 ordinary share. As an ADS holder, we will not treat you as one of our shareholders. The depositary, The Bank of New York Mellon (the “Depositary”), will be the holder of the ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement. You may surrender your ADSs and withdraw the underlying ordinary shares as provided, and pursuant to the limitations set forth in the deposit agreement. The Depositary will charge you fees for, among other items, any such surrender for the purpose of withdrawal. As described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the terms of the deposit agreement then in effect. To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of this prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement of which this prospectus forms a part.

Depositary:	The Bank of New York Mellon

Use of Proceeds:	We intend to use the net proceeds from this offering for the purposes of supporting our facilities, developing our product line and equipment, continued research and development, sales and marketing, reducing our debt, and for general corporate purposes. See “Use of Proceeds”.

Lock-Up:	We, our directors, executive officers, and shareholders who own 5% or more of our issued and outstanding ordinary shares have agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ADSs, ordinary shares or similar securities for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting”.

Market for our Ordinary Shares and the ADSs:	There is currently no market for our ordinary shares and the ADSs. We have applied to the Nasdaq Capital Market to have the ADSs listed under the symbol “RAN”. We will not complete this offering unless the ADSs are approved for listing on the Nasdaq Capital Market. Our ordinary shares are not listed on any securities exchange, and we do not intend to apply to have our ordinary shares listed on any exchange.

(1)

Based on 6,552,558 ordinary shares outstanding as of the date of this prospectus, and will reduce to 5,460,465 upon the Reverse Split, which will convert into 5,460,465 ADSs upon, or shortly before, the IPO and assumes (i) the conversion of an aggregate of EUR 4,925,470 in principal amount of outstanding convertible bridge notes, where the note holders have agreed to convert their notes into ADS, which will result in the issuance of 1,717,199 ADSs, calculated assuming an initial public offering price of $4.00 per ADS (the low point of the estimated range of the initial public offering price shown on the front cover of this prospectus), (ii) the exercise of 1,492,700 warrants, representing 1,492,700 ADSs, issued as part of our bridge financing, where the warrant holders have agreed to exercise their warrants to purchase ADSs, (iii) the conversion of EUR 678,564 of liabilities to employees, related parties and advisors per June 30, 2024 where they had agreed to convert the Company’s liability into ADSs, which will result in the issuance of 184,064 shares calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (iv) 270,665 shares that were included as ADSs granted as an incentive to new bridge loan holders with a 120 day lock up period in the issuance of additional bridge loan agreements entered into between July 1, 2024 and March 14, 2025, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (v) the issuance of an aggregate of 755,808 ADSs to RedChip Inc., Precision PR Inc., certain advisors, employees and affiliates each of which will become effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, (vi) the sale of 1,850,000 ADSs by us in the offering (excluding any sale of ADSs pursuant to the underwriter’s over-allotment option),

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Summary Financial Data

The summary financial data set forth below has been derived from our unaudited financial statements as of and for the period ended June 30, 2024 and 2023 and from our audited financial statements as of and for the fiscal years ended December 31, 2023 and 2022 contained in this prospectus. You should read the following summary financial data together with our historical financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Summary of Operations Data: (€)

	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
Sales	€389,036	€332,335
Cost of sales	177,397	163,220
Gross profit	211,639	169,115

Operating expenses
Research & development	23,634	66,442
Sales and marketing	451,781	185,170
General and administrative	206,595	905,709
Total operating expenses	682,010	1,157,321

Operating loss	(470,371)	(988,206)

Other expenses, net	1,016,305	(1,675,686)

Net loss before taxes	545,934	(2,663,892)

Net loss	€545,934	€(2,663,892)

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Sales	€649,880	€432,427
Cost of sales	364,820	236,531
Gross profit	285,060	195,896

Operating expenses
Research and development	141,804	143,806
Sales and marketing	605,120	203,277
General and administrative	2,654,723	1,067,986
Total operating expenses	3,401,647	1,415,069

Operating loss	(3,116,587)	(1,219,173)

Other income (expenses), net	(2,210,921)	(1,902,870)

Net income (loss) before taxes	(5,327,508)	(3,122,043)

Provision (benefit) for income taxes	-	125,523
Net income (loss)	€(5,327,508)	€(3,247,566)

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Balance Sheet Data: (€)

	As of June 30, 2024	As of December 31, 2023
Assets
Current assets
Cash and cash equivalents	€55,553	€36,603
Accounts receivable	123,835	95,200
Other receivables	61,008	49,860
Inventory	20,215	112,575
Deferred IPO costs	1,413,916	1,098,273
	1,674,527	1,392,511
Non-current assets
Property, plant and equipment net	38,384	39,080
Right of use asset	702,918	787,268
Intangible assets	1,727,618	1,403,552
	2,468,920	2,229,900

Total assets	€4,143,447	€3,622,411

Liabilities
Current liabilities
Trade payables	€1,260,436	€1,001,588
Convertible notes payable	5,695,000	4,562,000
Warrant liabilities	3,108,000	4,044,000
Loans and liabilities to related parties	350,841	769,052
Taxes and social securities payable	315,127	144,569
Current portion of lease liability	162,395	159,184
Accrued liabilities	799,919	954,125
	11,691,718	11,634,518

Non-current liabilities
Lease liability, net of current portion	558,347	640,445
	558,347	640,445

Total liabilities	12,250,065	12,274,963

Shareholders’ equity (deficit)
Share capital	65,526	65,526
Reserves (deficit)	(8,172,144)	(8,718,078)
Total shareholders’ equity (deficit)	(8,106,618)	(8,652,552)

Total shareholders’ equity (deficit) and liabilities	€4,143,447	€3,622,411

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RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. See “Special Note Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business

We are an early-stage company with a short operating history and a relatively new business model in an emerging and rapidly evolving market, which makes it difficult to evaluate our future prospects. An investment in our securities is highly speculative and involves a high degree of risk and could result in a complete loss of your investment if we are unsuccessful in our business plans.

We are an early-stage company founded in 2016, bringing our first commercial product to market in 2017. Our product introduction was adversely affected by the outbreak of COVID-19 and the ensuing economic slowdown in 2020. For the six months ended June 30, 2024, we had net income of €545,934 which benefitted from a prior period accrual adjustment of €950,043. For the fiscal year ended December 31, 2023, we had a net loss of €5,327,508. In 2022, we had a net loss of €3,122,043. Going forward, our ability to be profitable depend upon our ability to maintain the commercial utility of our product, and market and sell it. Failure to do so could force us to seek additional capital through loans or additional sales of our equity securities, which could dilute the value of any securities you hold or could result in the loss of your entire investment or result in the possible closure of our business.

There is substantial doubt about our ability to continue as a going concern.

For the six months ended June 30, 2024, we recorded net income of €545,934, which benefitted from a prior period accrual adjustment for the fair value of warrants/convertible notes of €950,043. For the year ended December 31, 2023, we incurred a net loss of €5,327,508. The major part of this net income/(loss) was caused by the changes in the fair value of the warrant liabilities and the convertible notes payable we entered into (€ 950,043 for the six months ended June 30, 2024 and €(2,341,845) for the year ended December 31, 2023). Our current liabilities exceeded our current assets by €10,017,191 and €10,242,007 as of June 30, 2024 and December 31, 2023, respectively. The total derivative liability related to the security purchase agreements we entered into was € 8,803,000 as of June 30, 2024 and € 8,606,000 as of December 31, 2023. These conditions raise substantial doubt about our ability to continue as a going concern. Our auditors, Turner, Stone & Company, LLP (“Turner Stone”), included an explanatory paragraph in its report on our financial statements as of, and for the year ended December 31, 2023, describing the existence of substantial doubt about our ability to continue as a going concern.

We may need to raise additional funds. There can be no assurance that we will be able to secure any funding needed, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations and possibly divest all or a portion of our business. We may seek additional capital through a combination of private and public equity offerings and debt financings. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses, require that our assets secure such debt, or provide for high interest rates, discounted conversion prices, or other unfavorable terms. Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If we are unsuccessful in securing additional funding, we may be required to cease operations which could result in our shareholders losing all or almost all of their investment.

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If sufficient demand for our products does not develop, or takes longer to develop than we anticipate, our revenue generation may not keep pace with our operating expenditure.

Since inception, we have devoted the substantial majority of our time and financial resources into product development, with very little time spent and resources used on sales and practically no financial resources at all on marketing. As a consequence (and with the added complication of COVID-19 lockdowns in our first full year of commercial operations in 2020), we have not yet achieved successful large-scale commercialization of our ASV products. The commercial viability of our products is not fully proven, and our products may not be accepted in the market or become commercially viable. In addition, if we are not successful in commercializing our products, or are significantly delayed in doing so, our business, financial condition and results of operations will be materially adversely affected.

As a technology-led business, we will require significant capital in the short-term to successfully execute our proposed business plan.

To carry out our proposed business plan for the next twelve months, we calculate that we will need to invest €3.0 million (approximately $3.1 million at current spot rate). If the funds from this offering are insufficient to cover this investment, we will need to raise additional funds, either through a further equity security sale or via debt. If this were to happen, it may impact the value of your investment in the near-term. If additional financing is not available on acceptable terms, we may not be able to fund our on-going operations or any future expansion of our business, develop or enhance our products or services, or respond effectively to competitive pressures. The inability to raise additional capital in the future may force us to curtail future business opportunities or cease operations entirely, which would have a material effect on our business, results of operations and financial condition.

We may not be able to meet our growth plans and expansion objectives.

We may not be able to develop our products or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Inadequate internal controls, especially as regards to financial reporting and general governance, could harm our business and financial results.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a system designed to provide reasonable assurance regarding the reliability of financial reporting, in accordance with accounting principles generally accepted in the United States. Such internal controls include and are not limited to: maintaining records that accurately and fairly reflect our transactions, to an acceptable level of detail; keeping transaction records that support the clear and unambiguous preparation of our financial statements; ensuring that managers understand their mandates and authorizations for any acquisition, use or disposition of company assets; ensuring that expenditures are made in accordance with management authorization, and that appropriate proof of expenditure is recorded; and ensuring that any unauthorized acquisition, use or disposition of company assets is either prevented outright, or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Our growth and entry into new diagnostic tests, technologies and markets will place significant additional pressure on our system of internal control over financial reporting. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud.

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Global economic conditions could adversely impact demand for our products and services.

Our operations and performance depend on the surrounding economic context. Global financial conditions continue to be subject to volatility arising from extraordinary international geopolitical developments, such as the war in Ukraine, and the recovery from the economic recession caused by COVID-19. Risks to us include:

●	customers may postpone purchases of our products and services in response to tighter credit, unemployment, or other negative financial news;

●	third-party suppliers may face temporary difficulties in timeous delivery of component parts to us, which may reduce our margins and profitability; and

●	access to public financing and credit may decline as investors and lenders start to become more pessimistic.

We believe our products serve a need (clean and healthy water) that transcends temporary geopolitical or fiscal turbulence. We intend to have at least two suppliers for each critical component part of our products so that, if one supplier were to suspend or cease operations, we would not be forced to suspend production. There can no assurance, however, that we will not be forced to suspend production, which could have a material adverse effect on our production or the cost of such production; and accordingly, on our business, results of operations or financial condition.

Access to public financing and credit can be negatively affected by the effect of these events on Dutch, European, U.S. and global credit markets. The health of the global financing and credit markets may affect our ability to obtain equity or debt financing in the future and the terms at which financing or credit is available to us. These instances of volatility and market turmoil could adversely affect our operations and the trading price of our ADSs.

Changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on our business, financial condition, and results of operations.

Changing geopolitics, as well as domestic policy changes, may force greater restrictions and economic disincentives on international trade which could adversely affect our business. Such changes have the potential to adversely impact the global and local economies, our industry and global demand for our products and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

Our business plan for the next three years, including the use of the proceeds from this offering, is focused heavily on the United States, European and Middle Eastern markets. Currently all of our products are produced at our headquarters in Rotterdam, The Netherlands. We also plan to establish a assembly facility in the United States in 2025, to reduce shipping time and costs as well as limit the risk attached to import/export regulation in the U.S. However, there can be no assurance our efforts will mitigate these risks.

Fluctuations in currency exchange rates may impact our results of operations.

We are a Dutch company, and we conduct our business in the local currency, the euro. As a result, we are exposed to an exchange rate risk between the U.S. dollar and the euro. The exchange rates between these currencies in recent years have fluctuated significantly and may continue to do so in the future. An appreciation of the euro against the U.S. dollar could increase the relative cost of our products outside of the Eurozone, which could lead to decreased sales. Conversely, to the extent that we are required to pay for goods or services in U.S. dollars, the depreciation of the euro against the U.S. dollar would increase the cost of such goods and services.

We do not hedge our currency exposure and, therefore, we incur currency transaction risk whenever we enter into either a purchase or sale transaction using a currency other than the euro. Given the volatility of exchange rates, we might not be able to effectively manage our currency transaction risks, and volatility in currency exchange rates might have a material adverse effect on our business, financial condition or results of operations.

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Unfavorable weather conditions may have a material adverse effect on our business, financial condition, and results of operations.

Adverse weather conditions in any year in any geographic region may adversely affect sales in that region. Unseasonably cool weather, excessive rainfall, reduced rainfall levels, or drought conditions during these periods may close locations or render areas dangerous or inconvenient, thereby generally reducing consumer demand for our products. Our annual results would be materially and adversely affected if our net sales were to fall below expected seasonal levels during these periods. We may also experience more pronounced seasonal fluctuation in net sales in the future as we continue to expand our businesses. Additionally, to the extent that unfavorable weather conditions are worsened by global climate change or otherwise, our sales may be affected to a greater degree than we have previously experienced.

We may be subject to supply chain disruptions due to the military conflict between Russia and Ukraine.

In 2022 and 2023, because of the war in Ukraine, we had experienced some minor disruptions to our supply chain as certain components had been harder to source or have had longer delivery times, although, as of the date of this prospectus, we have managed our supply chain arrangements to avoid prolonged issues. As stated earlier in this document, we build resilience in our supply chain by having at least two suppliers for each critical component, which reduces the impact of this particular risk. However, the global economy, including credit and financial markets, has experienced extreme volatility and disruptions as a result of the ongoing conflict between Ukraine and Russia, as well as challenges arising from the recovery from the COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates and uncertainty about economic stability. We could suffer inflationary pressure in our business such as through the increased costs of the supplies that we use to manufacture our products, distributing our products to all our customers where we do business. To date, we do not believe that these inflationary pressures have had a material impact to our results of operations, capital resources or liquidity, however, at this time, it is difficult to determine what impact these inflationary pressures will have on our long-term growth strategies, as there is uncertainty in how long higher levels of inflation may persist, and to what level we will be successful in passing these increased costs to our customers. If we are not able to fully offset higher costs through price increases or other corrective measures, this may adversely affect our business, financial condition and results of operations. Any such volatility and disruptions could have adverse consequences on us or the third parties upon whom we rely.

We are exposed to risks associated with the interruption of supply and increased costs because of our reliance on third-party transportation carriers for shipment of our products.

Our ability to maintain our high-quality ASV product offerings depend in part on our ability to acquire technological parts that meet our specifications from reliable suppliers. To date, notwithstanding the current supply chain disruptions which we believe have contributed to increased costs, deliveries have been consistent and not a source of material disruption to our business. However, shortages or interruptions in the supply of parts caused by unanticipated demand, problems in production or distribution, inclement weather or other conditions could adversely affect the availability and quality of ASV parts in the future, which could harm our business, financial condition or results of operations. If any of our distributors or suppliers performs inadequately, or our distribution or supply relationships are materially disrupted for any reason, our business, financial condition or results of operations could be adversely affected. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause ASV product shortages, which could cause a customer to purchase less of our products. If that were to happen, affected customers could experience significant reductions in sales during the shortage. This reduction in sales could materially affect our business, financial condition or results of operations.

Supply chain disruptions and cost increases related to inflation are having, and could continue to have, an adverse effect on our business, operating results and financial condition.

In 2022, 2023 and 2024, we experienced inflationary cost increases in our underlying expenses, including commodity prices, transportation costs and labor. We have also been impacted by global supply chain disruptions, which has increased lead times and freight costs. While we have taken steps to minimize the impact of these increased costs by working closely with our suppliers and customers, global supply chain disruption may deteriorate and inflationary pressures may increase further in 2025, which could adversely affect our business, financial condition, results of operations and cash flows.

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We are currently experiencing, and may continue to experience, increased risks and costs associated with volatility in labor or component prices or as a result of supply chain or procurement disruptions, which may adversely affect our operations.

The chips and satellite communications systems used in our ASVs are manufactured by third parties in several countries in Europe and in Asia using inputs, such as silicon wafers, laminate substrates, gold, copper, lead frames, mold compound, ceramic packages and various chemicals and gases as well as other production supplies used in our manufacturing processes. Additionally, worldwide manufacturing capacity for chips is relatively inelastic. Periodically the demand for chips exceeds market supply, which has resulted in increases in the prices we pay for our supply of chips, as well as extended delivery delays beyond what we have experienced in the past. If such supply and demand pressure would continue, the prices we pay for the chips used in our ASVs and, potentially, other components and assemblies could become substantially more expensive and the delivery time for such products could be materially prolonged, which would have an adverse effect on our ability to meet our customers’ demand. The 2020-2023 global shortage in semiconductor and electronic components, resulting mainly from macro trends such as strong demand for cellular telecommunication devices and high performance computing, as well as the impact of the COVID-19 pandemic and the Russia-Ukraine armed conflict, had resulted in disruptions in our supply chain and delays in the delivery of the chips used in our ASVs by our third party manufacturers, increases in the prices of our chip components and manufacturing and disruptions in the operations of our suppliers and customers.

Many of the manufacturers of our chips and satellite communications systems components are located outside of the jurisdictions in which we have facilities and sites, necessitating international shipping. Supply chain disruptions have occurred and may continue to occur from time to time due to a range of factors beyond our control, including, but not limited to, COVID-19 related restrictions and quarantine mandates, international conflicts, such as Russia’s invasion of Ukraine, climate change, increased costs of labor, freight cost and raw material price fluctuations or a shortage of qualified workers. Such supply chain disruptions could materially impact our operating performance and financial position, including if deliveries to us are delayed or if such disruptions negatively impact the business and operations of our key customers.

The Russia-Ukraine armed conflict poses indirect but unpredictable risks of disruption to our business. Additionally, recent reports indicated that the Russia-Ukraine conflict may have an adverse impact on the supply of certain commodities, of which Ukraine and Russia were significant producers (for example, neon gas), used in the fabrication of silicon chips. Our ability to mitigate the potential adverse impacts of the Russia-Ukraine conflict on our supply chain or the supply chains of our customers is limited, as the impacts are largely indirect, and it is difficult for us to predict at this time how our suppliers and customers will adjust to the new challenges or how these challenges will impact our costs or demand for our products and services. The effects of the sanctions implemented in response to the conflict may also adversely affect our industry, including chip supply chains, to the extent that they lead to higher energy and manufacturing costs, lower economic growth or deferrals of investment in satellite communications technology.

Additionally, the third-party manufacturers, suppliers and distributors that we contract with are susceptible to losses and interruptions caused by factors outside of their control, such as COVID-19 related restrictions and quarantine directives, floods, hurricanes, earthquakes, typhoons, volcanic eruptions, and similar natural disasters, as well as power outages, telecommunications failures, industrial accidents, geopolitical instability (including instability caused by international conflict, such as Russia’s invasion of Ukraine or the increasing potential of conflicts in Asia implicating the global semiconductor supply-chain, such as conflicts between Taiwan and China), health and safety epidemics and similar events. The occurrence of natural or conflict-related disasters in any of the regions in which these third-party service providers operate could severely disrupt the operation of our business by negatively impacting our supply chain, our ability to deliver products, and the cost of our products. Such events can negatively impact revenue and earnings and can significantly impact cash flow, both from decreased revenue and from increased costs associated with the event. In addition, these events could cause consumer confidence and spending to decrease or result in increased volatility to the U.S. and worldwide economies.

21

We rely on third parties for manufacturing chips and other satellite communications system components used in our products. We do not have long-term supply contracts with our foundry or most of our third-party manufacturing vendors, and they may not allocate sufficient capacity to us at reasonable prices to meet future demands for our solutions.

The semiconductor industry is subject to intense competitive market pressure. Accordingly, any increase in the cost of chips or satellite communications systems used in our ASVs, whether by adverse purchase price variances or adverse manufacturing cost variances, will reduce our gross margins and operating profit. We currently rely on third parties for a substantial amount of our manufacturing operations. If one or more of these vendors terminates its relationship with us, or if they fail to produce and deliver our products according to our requested demands in specification, quantity, cost and time, our ability to ship chips or satellite communications systems to our customers on time and in the quantity required could be adversely affected, which in turn could cause an unanticipated decline in our sales and damage our customer relationships.

Currently, we rely on third parties for manufacturing chips (together referred to as “Chip Suppliers”), printed circuit boards and other electronic system components. The electronic and system components we use in our products are as follows:

The electronic and system components we use in our products are as follows:

●	single board computing devices (SBC), supplied by Raspberry Pi Ltd and NVIDIA Corporation

●	4G cellular modem technology, supplied by Teltonika IoT Group

●	GPS modules, supplied by Drotek Electronics

●	Long Range Radio (LoRA) modules, supplied by Seeed Studios

●	Battery Management System (BMS), supplied by Batrium Technologies Pty Ltd

●	Remote control (RC) system, supplied by Cubepilot Pty Ltd

We obtain manufacturing services from our Chip Suppliers and negotiate pricing on a purchase order-by-purchase order basis. We do not have contractual assurances from our Chip Suppliers that adequate capacity will be available to us when we need it or to meet our anticipated future demand for chips. We have experienced delays and/or price increases in 2022, 2023 and 2024 with respect to the production of chips at our Chip Suppliers and expect that we will continue to experience delays and/or increased prices in the near term due to unprecedented levels of demand and the resulting tightening of capacity at our Chip Suppliers. If this trend continues, it could limit the volume of chips and satellite communications systems we can produce and/or delay production of new chips or satellite communications systems, both of which would negatively impact our business. If these conditions continue for a substantial period or worsen, our ability to meet our anticipated demand for our solutions could be impacted which, in turn, could negatively impact our operations and financial results.

Our Chip Suppliers may allocate capacity to the production of other companies’ products while extending delivery times for our products and may also reduce deliveries to us on short notice. Other companies that are larger and better financed than we are or that have long-term agreements with our Chip Suppliers may cause our Chip Suppliers or assembly and test vendors to reallocate capacity to them, decreasing the capacity available to us. The unavailability of our foundry could significantly impact our ability to produce our chips or satellite communications systems or delay production, which would negatively impact our business. Additionally, many of our chips are designed to be compatible with the manufacturing processes and equipment employed by our Chip Suppliers and switching to new Chip Suppliers for these chips may require significant cost and time.

We presently operate in our own in-house assembly facility for integration of procured components into the product sub-systems and the overall products we sell. We continue to make investments into our component integration and product assembly facility and anticipate continued investment in this facility. We do rely on third party vendors and sub-contractors for the supply of manufactured components and sub-systems used within the final assembly of our products. We currently do not have long-term supply contracts with most of our other third-party vendors, and we negotiate pricing with our main vendors on a purchase order-by-purchase order basis. Therefore, they are not obliged to perform services or supply product to us for any specific period, in any specific quantities, or at any specific price, except as may be provided in a particular purchase order. The ability of our vendors to provide us with products or services is limited by their available capacity, existing obligations and technological capabilities.

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If we need to contract additional third-party vendors or sub-contractors, we may not be able to do so cost-effectively or on a timely basis, if at all.

Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches or any other material cybersecurity risks in our supply chain to date. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

In addition to the security measures we have implemented, our Board of Directors reviews and evaluates our approach for addressing cybersecurity risks.

If we suffer failure or disruption in our information systems, our ability to effectively manage our business operations could be adversely affected.

We use information systems to obtain, process, analyze and manage data crucial to our business such as our enterprise resource planning system. We use these systems to, among other things, monitor the daily operations of our business, maintain operating and financial data, manage our distribution network as well as manage our research and development activities, production operations and quality control systems. Any system damage or failure that interrupts data input, retrieval or transmission or increases service time could disrupt our normal operations. Our operations could be disrupted if such damage or failure includes any security breach caused by hacking or cybersecurity incidents, involves efforts to gain unauthorized access to our information or systems, or causes intentional malfunctions, loss or corruption of data, software or hardware, the intentional or inadvertent transmission of computer viruses and similar events or third-party actions. We cannot assure you that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. The occurrence of any of these events could adversely affect our ability to effectively manage our business operations and negatively impact our reputation.

Risks Related to Our Incorporation in the Netherlands

We do not comply with all the provisions of the Dutch Corporate Governance Code (“DCGC”).

As a Dutch company, we are subject to the Dutch Corporate Governance Code, or DCGC. The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including Nasdaq. The principles and best practice provisions apply to the board (in relation to role and composition, conflicts of interest and independence requirements, board committees and remuneration), shareholders and the general meeting of shareholders (for example, regarding anti-takeover protection and obligations of the Company to provide information to its shareholders) and financial reporting (such as external auditor and internal audit requirements). We do not comply with all the provisions of the DCGC. This may affect your rights as an ADS holder, and you may not have the same level of protection as a shareholder in a Dutch company that fully complies with the DCGC.

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United States civil liabilities may not be enforceable against us.

Service of process upon us and upon our directors and officers and certain experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and most of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

As there is no treaty on the reciprocal recognition and enforcement of judgments other than arbitration awards in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. To obtain a judgment enforceable in the Netherlands, claimants must litigate the relevant claim again before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally recognize and consider as conclusive evidence a final and conclusive judgment for the payment of money rendered by a U.S. court and not rendered by default, provided that the Dutch court finds that:

●	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

●	the final judgment results from proceedings compatible with Dutch concepts of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging);

●	the final judgment does not contravene public policy (openbare orde) of the Netherlands;

●	the judgment by the U.S. court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgment in the Netherlands; and

●	the final judgment has not been rendered in proceedings of a penal, revenue or other public law nature. If a Dutch court upholds and regards as conclusive evidence the final judgment, that court generally will grant the same judgment without litigating again on the merits.

Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us or members of our board of directors (the “Board of Directors”), officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or such members, officers or experts, respectively.

The rights of shareholders in a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) differ in material respects from the rights of shareholders of corporations incorporated in the United States.

We are a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with our registered office in the Netherlands. Our corporate affairs are governed by the laws governing private companies with limited liability formed in the Netherlands set forth in the Dutch Civil Code, the DCGC, our Articles of Association, and our pending Rules of Procedure of our Board of Directors. The rights of our shareholders may be different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions.

In addition, rights of shareholders and the responsibilities of our directors may differ from the rights of shareholders and the duties of directors of U.S. corporations. In the performance of their duties, our Board of Directors is required by Dutch law to consider our interests and the interests of our shareholders, employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a holder of ADSs.

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For more information, we have provided summaries of relevant Dutch law governing private companies with limited liability and of our Articles of Association under “Management” and “Description of Share Capital and Articles of Association.”

Dutch and European insolvency laws are substantially different from U.S. insolvency laws and may offer our shareholders less protection than they would have under U.S. insolvency laws.

As a private company with limited liability under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), we are subject to Dutch insolvency laws in the event any insolvency proceedings are initiated against us including, among other things, Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings as of June 2017. Should courts in another European country determine that the insolvency laws of that country apply to us or our principal operating subsidiaries in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against us. Insolvency laws in the Netherlands or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency laws and make it more difficult for them to recover the amount they could expect to recover in a liquidation under U.S. insolvency laws.

Dutch law provides that courts at the corporate seat of the issuer have jurisdiction for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for certain disputes with us or members of our Board of Directors, senior management or employees.

Dutch law provides that the courts at the corporate seat of the issuer are the exclusive forum for, inter alia, any legal challenge by a shareholder of a resolution of the general meeting. This may limit a shareholders’ ability to bring a claim in a favorable judicial forum for disputes with the Company or members of our Board of Directors, senior management or other employees, which may discourage lawsuits against the Company and members of our Board of Directors, senior management or other employees. The exclusive forum does not apply to claims under the Securities Act or the Exchange Act.

The preceding exclusive forum provisions described in this risk factor may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or members of our Board of Directors, senior management or other employees, which may discourage lawsuits against the Company and members of our Board of Directors, senior management and other employees. In addition, the enforceability of exclusive forum provisions in our Articles of Association is uncertain. If a court were to find any of the exclusive forum provisions described in this risk factor to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Technology and Business Strategy

Our revenue model is a combination of high-technology hardware (the ASV and accessories) and data (SaaS: software-as-a-service). This is unusual and requires us to be “doubly specialized” in our operations, adept at running both a hardware-led and a software-led type of organization.

Our revenue model is two-prong: there is sale, lease or subscription of our ASV, and there is SaaS (software-as-a-service) subscription revenue. These are two very distinct types of products, each of which requires a specific type of organization to develop, sell and deliver the product. In short, we will require a hardware engineering team, a software engineering team, a sales team that is equally comfortable selling high-end hardware and quantitative big data, and an account management team that is equally comfortable dealing with the public sector and private sector cultures.

Failure by customers to deploy or use our ASVs correctly may impair our brand.

The success of our brands depends upon the positive image that consumers have of those brands and maintaining a good reputation is critical to selling our branded products. As with any new technology, our brand and public relations depend to a greater or lesser extent on how effectively our initial customers use their WasteShark and MegaShark ASVs. A poor customer experience would lead to poor word-of-mouth, and so on. Conversely, when customers find their ASVs easy to use and effective in operation, our brand grows. If we are not able to establish, maintain and strengthen our brands, we may lose the opportunity to build our customer base.

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We have designed our ASVs to be as simple to use, and as simple to maintain, as possible. We have striven to design a product that can be used “out of the box” anywhere in the world, regardless of language or education level. In addition, we rely on our sales and account management teams, who are responsible for ensuring the necessary transfer of knowledge to customers. However, there can be no assurance that we will be successful in reducing those risks associated with the use of our ASVs.

Our target markets are highly competitive. We compete against incumbent solutions already being utilized by our customers and potential customers. If we are unable to compete effectively, we may be unable to increase our revenues and achieve or maintain profitability.

Some of our current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. While we believe we are currently ahead of our direct competitors and have focused on waste removal specifically, investment in commercial growth and market share is essential. In addition, many of these companies have longer operating histories and greater name recognition than we do, although they have only recently started to enter the ASV market. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

We expect competition in our industry to intensify in the future considering increased demand for climate change solutions and clean water. Our ability to successfully compete in our industry will be fundamental to our future success. We might not be able to compete successfully in our market. If our competitors introduce new products that compete with or surpass the quality, price or performance of our drones or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results. If we are unable to respond effectively to such competitive forces, our business, financial condition and results of operations could be adversely affected. Our target markets are subject to their own inherent risks, and if those risks should materialize, then our business, financial condition and results of operations could be adversely affected.

We market our products in multiple international regions, which makes our approach-to-market more complex than if we were operating in only one region.

We sell our products all over the world, and we are therefore subject to risks associated with having international operations. Risks inherent in international operations include, but are not limited to, the following:

●	changes in macro-economic and socio-political contexts in the countries in which we sell or deliver product;
●	changes in laws or regulatory requirements, including those with respect to autonomous vessels, environmental protection, permitting, export duties and quotas;
●	trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries;
●	difficulty in obtaining or enforcing intellectual property rights; and
●	difficulty in enforcing agreements in foreign legal systems.

Our business in foreign markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be able to develop and implement policies and strategies that will be effective in each location where we do business, which in turn could adversely affect our business, financial condition and results of operations. The current economic environment, particularly the macroeconomic pressures in certain European countries, may increase these risks.

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The nature of our ASV product means that certain hazards and risks are inherent to the product and intrinsic to the maritime and water environment in which our ASVs operates.

The nature of our ASV product, the problems that our ASV solves and the environment in which our ASVs work, mean that there are intrinsic hazards and risks inherent to the building, testing and deployment of our products. These include injury or fatality to animal life; damage to other vessels or property; personal injury to a human operator or, in the absolute extreme, loss of human life. Hypothetically, some of these risks may be uninsurable or, if liability does indeed fall to us, a claim may exceed our insurance coverage.

We have designed our ASVs to minimize the likelihood of such risks ever materializing and, to date, there has been no reported animal injury or mortality, anywhere in the world, attributable to one of our ASVs. Similarly, there has been no reported human injury of any kind attributable to one of our ASVs. In addition, our ASVs have collision avoidance systems, designed to prevent contact with other vessels, fixed property, or humans; where contact does occur, our ASVs are deliberately designed to minimize the possibility of any damage; to date there has been no damage to vessels or property attributable to one of our ASVs.

However, there can be no assurance that these measures will mitigate these risks. The occurrence of a significant accident or other risk event or hazard that is not fully covered by insurance could materially and adversely affect our business and financial results and, even if fully covered by insurance, could materially and adversely affect our business due to the impact on our reputation for safety.

Both the WasteShark™ and the MegaSharkTM are new products, and we do not have a sufficient operating history to know if actual performance will meet our customer’s expectations over the ASV’s entire useful life.

As of December 31, 2024, we have shipped 110 WasteShark ASVs around the world. . As a result, our ASVs do not yet have a sufficient operating history to confirm that actual performance will consistently meet the designed and predicted performance over the entirety of the ASV’s useful life. The technology has a theoretical capability which is not yet demonstrated at large commercial volume. If our products are ultimately shown to be infeasible, we may not be able to meet our corporate goals, which could materially and adversely affect our business and financial results.

Problems with the quality or performance of our products would adversely affect our business, financial condition and results of operations.

Our agreements with customers include limited warranties with respect to the quality and performance of our products. Because of the limited operating history of our products, we have been required to make analytical assumptions regarding the durability, reliability and performance of the products, and we may not be able to predict whether and to what extent we may be required to perform under the limited warranties that we give our customers. Our assumptions could prove to be materially different from the actual performance of our products, causing us to incur expenses to repair or replace defective systems.

Our warranties are written based on our fullest knowledge and best available data. Further, we continually monitor and evaluate the performance of our ASVs in their live environments using the RanMarine Connect portal (through which ASV data and telemetry can be viewed in real-time) so where a component part inside our ASVs is not performing to expectation, we will be able to adjust future warranty agreements accordingly. There can be no assurance, however, that our efforts will be successful in mitigating these risks, and any widespread product failures could adversely affect our business, financial condition and results of operations.

Long-term success depends, in part, on technological innovation; failure to innovate could adversely impact our business prospects.

Although we believe we have a first-mover advantage in our target market, our future growth depends in part on maintaining our competitive advantage with our current products in new and existing markets, as well as our ability to develop new products and technologies to serve such markets. To the extent that competitors develop competitive products and technologies, or new products or technologies that achieve higher customer satisfaction, our business prospects could be adversely impacted. In addition, regulatory approvals for new products or technologies may be required, and these approvals may not be obtained in a timely or cost-effective manner, adversely impacting our business prospects.

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If licensing, certification or some other form of regulatory approval is required but not obtained, this could adversely affect our business, financial condition and results of operation.

As we innovate and expand our product suite, regulatory approvals for new products or technologies may be required in certain jurisdictions. Where such approval is not acquired, it would become more difficult for us to penetrate that market, which could adversely impact our business, financial condition and results of operation.

At present we are not aware of any licensing or certification requirements, anywhere in the world, to operate our ASVs. Similarly, we are not currently aware of any bodies of water that are by default closed to our ASVs, except where there is a question of national security (e.g., unauthorized vehicles are normally prohibited around military installations).

Further, to date we have deliberately avoided doing business in or seeking to penetrate any jurisdictions that might be hostile or unduly costly to our product model or our revenue model (in other words: jurisdictions where the regulatory environment reduces the commercial value of our offer or threatens the commercial viability of our company) and we reserve the right to continue to do this.

Risks Related to Intellectual Property

If we are unable to obtain or maintain intellectual property rights relating to our products, the commercial value of our products may be adversely affected, which could in turn adversely affect our business, financial condition and results of operations.

Our success and ability to compete depends in part upon our ability to obtain protection in the U.S. and other countries for our products by establishing and maintaining intellectual property rights relating to or incorporated into our technology and products.

We have active patent and trademark registrations with the World Intellectual Property Organization (WIPO) and in the Netherlands, the European Union, the Benelux Union, India, Japan, Singapore, Australia, New Zealand and the United States. The international patent and trademark registrations with WIPO provides protection in up to 128 member countries.

Further, we have patent and trademark applications pending in multiple jurisdictions. More detail is provided in the Intellectual Property section below.

Changes in either patent or trademark laws or in interpretations of patent or trademark laws in the U.S. and other countries may diminish the value of our intellectual property or narrow the scope of our intellectual property protection. (We consider the likelihood of this risk to be low; modern economies depend on intellectual property (“IP”) rights, and we think it unlikely this framework would be disrupted.)

In certain jurisdictions, protection and enforcement of intellectual property rights can be difficult (or impossible). To date we have avoided doing business in such areas, and we reserve the right to continue to do this.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our products could be adversely affected, which could in turn adversely affect our business, financial condition and results of operations.

In addition to patented technology, we rely upon unpatented proprietary technology, processes and know-how. We generally seek to protect such information and trade secrets by either or both of (a) confidentiality agreements with our employees, partners, consultants and third parties, and (b) not declaring the trade secrets at all. While non-disclosure agreements may be breached, and remedies for any such breach may be inadequate, our standard non-disclosure agreement does create joint and several liability across multiple stakeholders, which maximizes our chances of successfully enforcing the agreement.

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If we infringe or are alleged to have infringed upon intellectual property rights of third parties, our business, financial condition and results of operations could be adversely affected.

Our products or use of our trademarks may infringe, or be claimed to infringe, upon patents, patent applications or trademarks under which we do not hold licenses or other rights. Third parties may own or control these patents, patent applications or trademarks in the U.S. and abroad, and may bring claims against us that would cause us to incur litigation expense and, if successfully asserted against us, possible damages.

In mitigation of this risk: we pay very careful attention to intellectual property rights, as this is central to our corporate success. At present we do not license any intellectual property from any third parties, anywhere in the world - put differently: all intellectual property inside our product suite is owned by us - and it is our explicit intention and strategy to continue in this fashion. To date we have not faced any claim for an alleged infringement of some other party’s intellectual property rights.

In addition to infringement claims against us, we may become a party to other types of patent or trademark litigation, including proceedings declared by the U.S. Patent and Trademark Office and proceedings in the European Patent Office, regarding intellectual property rights with respect to technology that may have been developed using government funding (sometimes also known as “march-in rights”). To date we have not faced any such demand or litigation and we do not foresee it in the future. If we were to accept funding that might create an opportunity for march-in rights, we would ensure adequate royalty compensation prior to accepting the funding.

Our ASVs may be copied by third parties operating from countries in which there is limited protection against counterfeit, which could adversely affect the integrity and reputation of our brands.

Protecting IP and patents in all territories is challenging due to global complexities. To mitigate this, thorough research on target regions, engagement of IP experts and local counsel, strategic partnerships with local entities, and technology-driven solutions can enhance protection.

Despite our efforts, third parties have infringed in the past, and may in the future infringe, on our proprietary rights or that otherwise seek to mimic or leverage our intellectual property. Counterfeiting and other infringing activities typically increase as brand recognition increases, especially in markets outside the United States and Canada. Counterfeiting and other infringement of our intellectual property could divert away sales, and the association of our brands with inferior counterfeit reproductions or third-party labels could adversely affect the integrity and reputation of our brands.

Risks Related to this Offering and our Securities

A sustained, active trading market for our securities may not develop or be maintained, which may limit investors’ ability to trade our securities.

As we are in our early stage of development, an investment in our company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our securities and while we expect that, after this initial public offering, an active market for our securities will indeed develop and be sustained into the future, we cannot guarantee this. In the absence of an active trading market, investors may have difficulty buying and selling our securities.

The lack of an active market impairs your ability to sell your securities at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your securities. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional assets by using our securities as consideration.

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The market price of the ADSs may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Currently, there is no public market for the ADSs. Although we will not close this offering unless our application to list the ADSs on the Nasdaq Capital Market is approved, such listing might not result in significant volume, a per-ADS market price in excess of the per-ADS price in this offering, or per-ADS price stability. The value of your investment could decline due to the impact of any of the following factors:

●	sales or potential sales of substantial amounts of the ADSs;
●	announcements about us or about our competitors;
●	litigation and other developments relating to our intellectual property or other proprietary rights or those of our competitors;
●	governmental regulation and legislation;
●	variations in our anticipated or actual operating results;
●	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;
●	change in general economic trends; and
●	investor perception of our industry or our prospects.

Many of these factors are beyond our control. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Therefore, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for the ADSs may not develop or be sustained.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the ADSs.

In addition to the risks addressed above, the ADSs may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, the ADSs may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have a small public float after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition, or prospects.

Holders of the ADSs may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the ADSs. As a result of this volatility, investors may experience losses on their investment in our securities. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of the ADSs, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of the ADSs and understand the value thereof.

Investors in this offering will experience immediate dilution in net tangible book value.

You will incur an immediate dilution in this initial public offering, as a consequence of the underwriter’s discounts and commissions, plus the general expenses of this offering, payable by us. Accordingly, should we be liquidated at our book value before the business has had sufficient time to recoup these costs, you would not receive the full amount of your investment. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We intend to pay dividends, but this cannot be guaranteed.

We were founded in 2016, and we have not paid any cash or stock dividends to date. While we do intend to pay dividends in the future, such dividends are not currently planned for the foreseeable future. We consider this to be fiscally prudent, as we expect ongoing product investment in the coming three years and, to the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends in the near term, any gain on your investment in the near term will need to result from an increase in the price of the ADSs. For further information, see “Dividend Policy.”

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Investors in the ADSs may not receive proportionally the same distributions or dividends as those we make to the holders of our common shares, and, in some limited circumstances, you may not receive proportionally the same dividends or other distributions on our common shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of common shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited common shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to affect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, common shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, common shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our common shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs

Volatility in the ADS price may subject us to securities litigation.

The market for the ADSs may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the immediate future. In the past, plaintiffs have initiated class action securities litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds”, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As with all management decisions, failure by our management to apply these funds effectively could harm our business.

There is currently no established trading market for our securities; further, our securities will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

This offering constitutes our initial public offering of the ADSs. No public market for these securities currently exists. We have applied to list the ADSs on the Nasdaq Capital Market, or Nasdaq. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. Even if the ADSs are listed on Nasdaq, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering the ADSs will trade at a price equal to or greater than the offering price.

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In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (becoming delisted) would make it more difficult for shareholders to dispose of our securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of the ADSs. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if the ADSs and/or other securities are not traded on a national securities exchange.

Our ability to have our securities traded on Nasdaq is subject to us meeting applicable listing criteria.

We have applied for the ADSs to be listed on Nasdaq, a national securities exchange. Nasdaq requires companies desiring to list their securities to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing the ADSs on the Nasdaq. Our failure to have the ADSs traded on the Nasdaq could make it more difficult for you to trade the ADSs, could prevent the ADSs from trading on a frequent and liquid basis and could result in the value of the ADSs being less than it would be if we were able to list our securities on the Nasdaq. No assurance can be given that our applications will be approved, or that a trading market will develop for the ADS. The consummation of this offering is conditioned on obtaining Nasdaq approval. If Nasdaq approval for our listing is not obtained, this offering will not proceed.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies, including:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transaction.

As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer, some investors may find the ADSs less attractive, and there may be a less active trading market for the ADSs,

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We cannot predict if investors will find ADSs less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find ADSs less attractive because we rely on any of these exemptions, there may be a less active trading market for ADSs and the market price of ADSs may be more volatile.

We incur significant costs because of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the end of the fiscal year in which the fifth anniversary of this offering occurs, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ADSs that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified people to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we are, or were to become, a passive foreign investment company (PFIC) for U.S. federal income tax purposes, U.S. investors in the ADSs would be subject to certain adverse U.S. federal income tax consequences.

In general, a non-U.S. corporation will be a PFIC for any taxable year if (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held to produce, passive income. We do not expect to be a PFIC in the current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were a PFIC for any taxable year during which a U.S. investor held ADSs, such investor would be subject to certain adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, an additional interest charge on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. If we are characterized as a PFIC, a U.S. investor may be able to make a “mark-to-market” election with respect to the ADSs that would alleviate some of the adverse consequences of PFIC status. Although U.S. tax rules also permit a U.S. investor to make a “qualified electing fund” election with respect to the shares of a non-U.S. corporation that is a PFIC if the non-U.S. corporation provides certain information to its investors, we do not currently intend to provide the information that would be necessary for a U.S. investor to make a valid “qualified electing fund” election with respect to our ADSs.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiffs in an action of that kind.

The deposit agreement governing the ADSs representing our ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws.

33

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other ADS holders bring a claim against us or the depositary in connection with matters arising under the deposit agreement or relating to the ADSs, including claims under federal securities laws, you may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiffs in that action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any ADS holder or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Holders of ADSs may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depository. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

The exercise of voting rights by holders of ADSs is limited by the terms of the deposit agreement.

Holders of ADSs may exercise their voting rights with respect to the proportion of the ordinary shares underlying their ADSs only in accordance with the provisions of the deposit agreement. If we ask the depositary to solicit your instructions, then upon receipt of voting instructions from a holder of ADSs in the manner set forth in the deposit agreement, the depositary will endeavor to vote for such holder’s proportion of the underlying ordinary shares in accordance with these instructions. Under our Articles of Association, the minimum notice period required for convening a general meeting corresponds to the statutory minimum period, which is currently 42 days. When a general meeting is convened, a holder of ADSs may not receive sufficient notice of a general meeting to permit such holder to withdraw its proportionate part of the ordinary shares to allow the holder to cast its vote with respect to any specific matter at the general meeting. In addition, the depositary and its agents may not be able to send voting instructions to a holder of ADSs or carry out such holder’s voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to a holder of the corresponding ADSs in a timely manner, but such holder may not receive the voting materials in time to ensure that such holder can instruct the depositary to vote its relevant proportion of the shares. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, a holder of ADSs may not be able to exercise its right to vote and may lack recourse if the relevant proportion of the ordinary shares are not voted as requested by such holder.

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USE OF PROCEEDS

Assuming the sale of 1,850,000 ADSs in this offering at a price of $4.00 per ADS, the low point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, and assuming no exercise of the underwriter’s over-allotment option, we estimate that the net proceeds to us from the sale of the ADSs in this offering will be approximately $5.8 million. If the underwriter exercises its over-allotment option in full, our net proceeds will be approximately $6.8 million.

We intend to use the net proceeds from this offering for general and working capital purposes, including but not limited to supporting our facilities, developing our product line and equipment, continued research and development, sales and marketing, and for repayment of debt.

We currently expect to use the net proceeds from this offering for the following purposes:

●	Sales and Marketing – approximately $1.0 - $1.5 million, this includes significant expansion of the number of demonstration units present in the USA and Europe, expansion of our direct sales force, significant investment in lead generation activities as well as expansion of our distributor management capabilities;
●	Research and Development – approximately $0.5 – $1.0 million for continued enhancements of our existing product line plus development around new ASVs (including the OilShark) and new docking products to enhance productivity for our customers;
●	Infrastructure – approximately $1.0-1.5 million for general corporate purposes such as scaling the finance and administration function and the customer support team. Repayment of debt incurred related to the engagement of consultants and employees directed at developing the operations and supporting our public listing as well as other trade liabilities including IPO related costs.
●	Debt Reduction – approximately $3.0 - $3.3 million of the net proceeds from this offering to repay a portion of its outstanding debt owed to creditors under certain bridge financing agreements that will not be converted into ADS in connection with the IPO. These bridge financing agreements bear an average interest rate of 31% per annum and mature between May and December of 2025. For the portion of the indebtedness incurred within the past year, the proceeds were primarily used for IPO related costs, research & development and other operating costs.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements, which may change. The estimated use of proceeds is preliminary and subject to change. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

We will pay all our own expenses and certain expenses of the underwriters related to this offering. See “Underwriting” on page 119.

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DIVIDEND POLICY

We have never paid or declared any cash dividends in the past, and we do not anticipate paying any cash dividends in the foreseeable future. Under Dutch law, we may only pay dividends following the closing of the offering to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, the amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our Board of Directors.

We have not yet adopted a formal dividend policy; we may adopt such a policy in the future. In principle we see dividends as a legitimate, desirable and commercially rational way to reward shareholders for their investment risk, provided that the Company is fiscally prudent in declaring and paying out those dividends.

Under Dutch law, the Board of Directors must give its approval to every proposed dividend or other distribution. It may only deny its approval if it knows or reasonably ought to foresee that the corporation, after such dividend or distribution, shall no longer be able to continue the payment of its due and collectable debts. Under Dutch law, a party receiving such distribution who knows or could reasonably be expected to foresee that such distribution would result in the Company being unable to continue paying any of its due and payable debts, shall be liable to the Company for payment of the shortfall created by the distribution, with said liability not to exceed the amount of the distribution received by that party and with due observance of the provisions of prevailing law.

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CAPITALIZATION

The following table sets forth our capitalization as June 30, 2024

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the conversion of an aggregate of EUR 4,925,470 in principal amount of outstanding convertible bridge notes, where the note holders have agreed to convert their notes into ADS, which will result in the issuance of 1,717,199 shares, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (ii) the exercise of 1,492,700 warrants issued as part of our bridge financing, where the warrant holders have agreed to exercise their warrants to purchase ADSs, each of which will become effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part (iii) the conversion of EUR 678,564 of liabilities to employees, related parties and advisors per June 30, 2024 where they have agreed to convert the Company’s liability into ADSs, which will result in the issuance of 184,064 shares, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (iv) 270,665 shares that were included as ADSs granted as an incentive to new bridge loan holders with a 120 day lock up period in the issuance of additional bridge loans agreement entered into between July 1, 2024 and March 14, 2025, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (v) reflecting a one (1) for one and two-tenths (1.2) reverse split of our current outstanding ordinary shares, pursuant to which every one and two-tenths (1.2) shares of outstanding ordinary shares will be decreased to one ordinary share (the “Reverse Split”). This would reduce our current outstanding ordinary shares from 6,552,558 to 5,460,465 immediately prior to the IPO, and pursuant to such Reverse Split the nominal value per outstanding ordinary share changes tom $0.01 to $0.012 (note that various references in this document (e.g. in the accounts of the Company, and the notes) still refer to the nominal value of $0.01 prior to the Reverse Split); and,

●	On a pro forma as adjusted basis to give effect to (i) the sale of 1,850,000 ADSs by us in the offering (excluding any sale of ADSs pursuant to the underwriter’s over-allotment option), at an assumed public offering price of $4.00 per ADS, the low point of the range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses and (ii) the issuance of an aggregate of 755,808 shares to RedChip. Precision PR and certain advisors in connection with the closing of the offering.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information appearing elsewhere in this prospectus.

	June 30, 2024
	Actual (Unaudited)	Pro Forma (Unaudited) (1)	Pro Forma As Adjusted (Unaudited)(2)
Cash and cash equivalents	€55,553	€55,553	€6,261,553

Total assets	4,143,447	4,143,447	10,348,447
Total liabilities	12,250,065	3,538,065	3,538,065
Stockholders’ equity:
Share capital	65,526	96,526	112,526
Reserves (deficit) (3)	(8,172,144)	508,856	6,697,856
Total stockholders’ equity (deficit)	(8,106,618)	605,382	6,810,382
Total capitalization	€4,143,447	€4,143,447	€10,348,447

(1)

As of March 14, 2025, we had issued EUR 8,261,612 of convertible promissory notes at face value, 1,492,700 warrants to purchase ADSs at an exercise price of $0.01 per warrant and 270,665 of ADSs granted as an incentive to new bridge loan holders with a 120 day lock up period, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus. As noted above, all of the bridge loan holders have provided written authorization to the Company to exercise all of their warrants into ADSs on or before the IPO date. This will result in the elimination of the EUR 3,108,00 accrual made for the warrants issued that is reflected in the June 30, 2024 financial statements.

In addition, we have received written instructions by certain bridge note holders as of December 31, 2024, to convert EUR 4,925,470 in principal amount of convertible notes into ADSs on the IPO date. The remainder of the convertible notes will be repaid in cash after the IPO.

(2)	Reflects the sale of 1,850,000 ADSs in this offering at an assumed initial public offering price of $4.00 per ADS, the low point of the range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, and estimated offering expenses payable by us.

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(3)	There are EUR 1,114,575 of non-recurring costs incurred in our 2023 financial statements ended December 31, 2023. These include the following by category:

●	Consultancy costs of EUR 642,211
●	Set up costs related to our US sales and marketing organization of EUR 402,981
●	Accounting costs of EUR 51,277
●	Automation costs of EUR 48,106

There are EUR 1,586,822 of non-recurring costs incurred in our financial statements for the 18-month period ending June 30, 2024. These include the following by category:

●	Consultancy costs of EUR 855,666
●	Set up costs related to our US Sales and marketing organization of EUR 402,981
●	Accounting costs of EUR 253,294
●	Automation costs of EUR 74,881

A $1.00 increase or decrease in the assumed public offering price per ADS would increase or decrease our pro forma as adjusted cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $1.7 million assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per ADS and the as adjusted net tangible book value per ADS immediately after the offering.

Our net tangible book value attributable to shareholders as of June 30, 2024, was EUR (9,834,236), or approximately EUR (1.50) per ordinary share. Net tangible book value per ordinary share represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding as of June 30, 2024.

Our pro forma net tangible book value as of June 30, 2024 was EUR (1,122,236), or approximately EUR (0.44) per ordinary share) after giving effect to on a pro forma basis to give effect to (i) the conversion of an aggregate of EUR 4,925,470 in principal amount of outstanding convertible bridge notes, where the note holders have agreed to convert their notes into ADS, which will result in the issuance of 1,717,199 shares, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (ii) the exercise of 1,492,700 warrants issued as part of our bridge financing, where the warrant holders have agreed to exercise their warrants to purchase ADSs, each of which will become effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part (iii) the conversion of EUR 678,564 of liabilities to employees, related parties and advisors per June 30, 2024 where they have agreed to convert the Company’s liability into ADSs, which will result in the issuance of 184,064 shares, calculated assuming an initial public offering price of $4.00, the low point of the range set forth on the cover page of this prospectus, (iv) 270,665 shares that were included as ADSs granted as an incentive to new bridge loan holders with a lock up of 120 days period in the issuance of additional bridge loans agreement entered into between July 1, 2024 and March 14, 2025, calculated based on an assumed initial public offering price of $4.00 per ADS, the low point of the range set forth on the cover page of this prospectus, and (v) reflecting a one (1) for one and two-tenths (1.2) reverse split of our current outstanding ordinary shares, pursuant to which every one and two-tenths (1.2) shares of outstanding ordinary shares will be decreased to one ordinary share (the “Reverse Split”). This would reduce our current outstanding ordinary shares from 6,552,558 to 5,460,465 immediately prior to the IPO. Pursuant to the Reverse Split, the nominal value per outstanding ordinary share changes from $0.01 to $0.012. Various references in this document (e.g. in the accounts of the Company, and the notes) still refer to the nominal value of $0.01 prior to the Reverse Split.

After giving effect to (i) the sale of the ADSs offered by us in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) the issuance of an aggregate of 755,808 shares to RedChip Inc., Precision PR Inc. and certain advisors, employees and affiliates our pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately EUR 5,082,764, or EUR 0.43 per ordinary share. This represents an immediate increase in net tangible book value of EUR 0.87 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of approximately EUR 3.25 per ordinary share to purchasers of the ADSs in this offering, as illustrated by the following table.

Initial offering price per ADS	$4.00
Net tangible book value per ordinary share before the offering	$(1.63)
Increase in price per ordinary share attributable to pro forma adjustments	$1.16
Pro forma net tangible book value per ordinary share before the offering	$(0.47)
Increase per ordinary share attributable to payments by new investors	$0.94
Pro forma as adjusted net tangible book value per ADS after the offering	$0.47
Dilution per ADS to new investors participating in this offering	$3.53

If any ADSs are issued upon exercise of outstanding warrants or options, you may experience further dilution.

A $1.00 increase or decrease in the assumed initial public offering price per ADS would increase or decrease our pro forma as adjusted net tangible book value per ADS after this offering by approximately $0.47 per ADS (or $0.54 per ADS if the over-allotment is exercised in full), and increase or decrease the dilution per ADS to new investors by approximately $3.86 per ADS (or $3.83 per ADS if the over-allotment is exercised in full), assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the underwriting discount and estimated offering expenses payable by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes to those statements included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations related to future events and our future financial performance that involve risks, uncertainties and assumptions, such as statements regarding our intentions, plans, objectives, expectations, forecasts and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.”

Overview

RanMarine was formed on April 12, 2016, under the laws of the Netherlands. We aim to empower people and organizations across the planet to restore the marine environment to its natural state. Our data-driven autonomous technology, our patented water drones, created this opportunity by cleaning and watching our communal waters. RanMarine’s headquarters are located at Galileistraat 15, 3029 AL Rotterdam, the Netherlands.

Results of Operations

Comparison of the Year Ended December 31, 2023, and 2022

The following table provides financial information for the periods presented:

	Year Ended December 31,
	2023	2022	Change	% Change
Sales	€649,880	€432,427	€217,453	50%
Cost of sales	364,820	236,531	128,289	54%
Gross profit	285,060	195,896	89,164	46%
Gross profit percentage	44%	45%	1%	(3)%
Research and development	141,804	143,806	(2,002)	(1)%
Sales and marketing	605,120	203,277	401,843	198%
General and administrative	2,654,723	1,067,986	1,586,737	149%
Total operating expenses	3,401,647	1,415,069	1,986,578	140%
Operating loss	(3,116,587)	(1,219,173)	(1,897,414)	156%
Other income (expenses), net	(2,210,921)	(1,902,870)	308,051	16%
Net income (loss) before taxes	(5,327,508)	(3,122,043)	(2,205,465)	71%
Provision for income taxes	-	125,523	125,523	>(100)%
Net income (loss)	€(5,327,508)	€(3,247,566)	€(2,079,942)	64%

Sales

Revenue for the fiscal year ended December 31, 2023, was €649,880 as compared to 432,427, for the fiscal year ended December 31, 2022, an increase of €217,453. This increase was the result of our increasing sales activities in 2023.

Our revenue by product and service category is as follows for the periods presented:

	Year Ended December 31,
	2023	2022
Wastesharks	€507,776	€351,250
Other revenue	142,104	81,177
Total revenue	€649,880	€432,427

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Cost of Sales

Cost of Sales for the fiscal year ended December 31, 2023, was €364,820 as compared to €236,531 for the fiscal year ended December 31, 2022, a 54% increase. This increase was mainly due to an increase in sales.

Gross Profit

Gross profit increased to €285,060 from €195,896 for the year ended December 31, 2023, as compared to the year ended December 31, 2022. This increase was due to an increase in sales.

Research and Development Expenses

Research and Development expenses for the fiscal year ended December 31, 2023, were €141,804 compared to €143,806 for the fiscal year ended December 31, 2022, a decrease of €2,002.

Sales and Marketing Expenses

Sales and marketing expenses for the fiscal year ended December 31, 2023, were €605,120 compared to €203,277 for the fiscal year ended December 31, 2022, an increase of €401,843. This increase was the result of our increased focus on sales and marketing.

General and Administrative Expenses

General and administrative expenses for the fiscal year ended December 31, 2023, were €2,654,723 compared to €1,067,986 for the fiscal year ended December 31, 2022, an increase of €1,586,737. This increase was due to increased activities as a result of the growth of the Company.

Other Income (Expenses), net

Other income (expenses), net for the fiscal year ended December 31, 2023, was (€2,210,921), compared to (€1,902,870) for the fiscal year ended December 31, 2022. The Company recognized €133,579 of subsidies and grants for the fiscal year ended December 31, 2023, compared to €913,280 for the fiscal year ended December 31, 2022. The decrease of €779,701 is mainly due to higher subsidies and grants received in 2022. The Company entered into securities purchase agreements in 2022. The change in fair value related to these securities purchase agreements totaled €(2,341,845) for the fiscal year ended December 31, 2023, compared to €(2,816,150) for the fiscal year ended December 31, 2022.

Comparison of the Six Months Ended June 30, 2024, and 2023

The following table provides financial information for the periods presented:

	Six Months Ended June 30,
	2024	2023 (restated)	Change	% Change
Sales	€389,036	€332,335	€56,701	17%
Cost of sales	177,397	163,220	14,177	9%
Gross profit	211,639	169,115	42,524	25%
Gross profit percentage	54%	51%	3%	7%
Research and development	23,643	66,442	(42,808)	(64)%
Sales and marketing	451,781	185,170	266,611	144%
General and administrative	206,595	905,709	(699,114)	(77)%
Total operating expenses	682,010	1,157,321	(475,311)	(41)%
Operating loss	(470,371)	(988,206)	517,835	(52)%
Other expenses, net	1,016,305	(1,675,686)	2,691,991	(161)%
Net loss before taxes	545,934	(2,663,892)	3,209,826	(120)%
Net loss	€545,934	€(2,663,892)	€3,209,826	(120)%

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Sales

Revenue for the half year ended June 30, 2024, was €389,036 as compared to €332,335, for the half year ended June 30, 2023, an increase of €56,701. This increase was the result of an increase of more direct sales in the first half of 2024.

Our revenue by product and service category is as follows for the periods presented:

	Six Months Ended June 30,
	2024	2023
WasteSharks	€298,191	€272,515
Other revenue	90,845	59,820
Total Revenue	€389,036	€332,335

Cost of Sales

Cost of sales for the half year ended June 30, 2024, was €177,397 as compared to €163,220 for the half year ended June 30, 2023, a 9% increase. This increase was mainly due to an increase in sales.

Gross Profit

Gross profit increased to €211,639 from €169,115 for the half year ended June 30, 2024, as compared to the half year ended June 30, 2023. This increase was due to an increase in sales and an increase in sales margin as a result of efficiency gains resulting in a lower cost of sales.

Research and Development Expenses

Research and development expenses for the half year ended June 30, 2024, were €23,634 compared to €66,442 for the half year ended June 30, 2023, a decrease of €42,808. The decrease was due to more capitalized research and development expenses in the first half year of 2024.

Sales and Marketing Expenses

Sales and marketing expenses for the half year ended June 30, 2024, were €451,781 compared to €185,170 for the half year ended June 30, 2023, an increase of €266,611. This increase was the result of our increased focus on sales and marketing.

General and Administrative Expenses

General and administrative expenses for the half year ended June 30, 2024, were €206,595 compared to €905,709 for the half year ended June 30, 2023, a decrease of €699,114. This decrease was mainly due to the release of equity compensation accruals in the first half of 2024. To improve the financial position of the Company the Board, Management and certain staff members have waived their equity compensations that were granted in 2023.

Other income (expenses), net

Other income (expenses)for the half year ended June 30, 2024, was €1,016,305, compared to €(1,675,686) for the half year ended June 30, 2023. The Company recognized €66,262 of subsidies and grants for the half year ended June 30, 2023, compared to €34,653 for the half year ended June 30, 2022. The Company entered into securities purchase agreements in 2022, 2023 and 2024. The Company recognized changes in the fair value of the warrant liabilities and convertible notes payable of €(936,000) and €14,043, respectively for the half year ended June 30, 2024 compared to changes in the fair value of the warrant liabilities and the convertible notes payable of €(1,472,759) and €(236,141), respectively for the half year ended June 30, 2023.

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Liquidity and Capital Resources

Fiscal Years Ended December 31, 2023, and 2022

We had €36,603 and €448 of cash and cash equivalents as of December 31, 2023 and December 31, 2022, respectively.

The following table summarizes our cash flows from operating, investing and financing activities:

	Year Ended December 31,
	2023	2022	Change
Cash used in operating activities	€(1,717,959)	€(515,448)	€(1,202,511)
Cash used in investing activities	€(626,993)	€(470,846)	€(156,147)
Cash provided by financing activities	€2,381,107	€893,934	€1,487,173

Cash Used In Operating Activities

For the fiscal year ended December 31, 2023, net cash flows used in operating activities was (€1,717,959), compared to (€515,448) used during the fiscal year ended December 31, 2022, respectively, primarily due to higher IPO costs of €(1,098,273) that have been recognized as deferred IPO costs on the balance sheet.

Cash Used in Investing Activities

During the year ended December 31, 2023, €590,993 of R&D expenditure has been capitalized and €36,000 of equipment has been purchased. During the year ended December 31, 2022, €464,670 of R&D expenditure has been capitalized and €6,176 of equipment has been purchased. This increase of R&D expenditure was the result of the higher R&D activities.

Cash Provided by Financing Activities

During the fiscal year ended December 31, 2023, we were provided with €2,381,107 in financing activity compared to cash provided by financing activities of €893,934 during the year ended December 31, 2022, an increase of €1,487,173. The increase is primarily generated by the higher cash received through the securities purchase agreements as described above. During the year ended December 31, 2023 (€2,588,369) was received compared (€859,638) received during the year ended December 31, 2022.

Our principal liquidity requirements are for payroll, services and raw materials. We fund our liquidity requirements primarily through cash flows from operations, debt financing and R&D grants.

Half Years Ended June 30, 2024, and 2023

As of June 30, 2024, we had €55,553 of cash and cash equivalents, with €185,415 as of June 30, 2023.

The following table summarizes our cash flows from operating, investing and financing activities:

	Six Months Ended June 30,
	2024	2023	Change
Cash used in operating activities	€(644,864)	€(1,167,429)	€522,565
Cash used in investing activities	€(404,342)	€(190,909)	€(213,433)
Cash provided by financing activities	€1,068,156	€1,543,305	€(1,475,149)

Cash Used In Operating Activities

For the half year ended June 30, 2024, net cash flows used in operating activities was €(644,864) compared to €(1,167,429) used during the half year ended June 30, 2023, respectively, primarily due to lower working capital of €222,623 and deferred IPO costs of €315,643 as of June 30, 2024.

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Cash Used In Investing Activities

During the half year ended June 30, 2024, €399,842 of research and development (R&D) expenditure has been capitalized and €4,500 of equipment has been purchased. During the half year ended June 30, 2023, €190,909 of R&D expenditure has been capitalized. This increase of R&D expenditure was the result of the higher R&D activities.

Cash Provided By Financing Activities

During the half year ended June 30, 2024, we were provided with €1,068,156 in financing activity compared to cash provided by financing activities of €1,543,305 during the half year ended June 30, 2023, a decrease of €475,149. The decrease is primarily generated by the cash received €1,147,043 during the half year ended June 30, 2024, compared to €1,718,860 during the half year ended June 30, 2023, through the securities purchase agreements as described above.

Our principal liquidity requirements are for payroll, services and raw materials. We fund our liquidity requirements primarily through cash flows from operations, debt financing and R&D grants.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

●	Revenue Recognition;
●	Foreign Currency Translation;
●	Lease Accounting; and
●	Financial Instruments.

Revenue Recognition

Our accounts operate on an accrual basis. Revenues are recognized when realized (on customer invoice) and earned – not when cash is received. Revenue and other revenues excludes value added tax and is after discounts. Contract revenue recognition will take place in accordance with IFRS 15; when there is an identifiable contract with a customer, the contract stipulates performance obligations, a price has been established, the price has been allocated to the contract performance obligations, then the specific revenue associated with the specific obligation completion is recognized. Contracts with customers generally consist of a single performance obligation, delivery of our products, the ASV’s (autonomous surface vessels). We recognize revenue at delivery as risk of loss and control have been transferred to the customer at the time the product is picked up for delivery. Revenue measurement is fair value of the amount received or due. The revenue represents product and / or service amounts receivable generated during the normal course of business. Revenue is recognized net of deductions for returns, allowances, and rebates, which the Company has assessed as immaterial during each of the fiscal years. A liability will be established on the balance sheet when the customer has prepaid for a good or service. A receivable will be established where the contract performance obligation has met but payment has not been received.

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Foreign Currency Translation

The functional currency is determined using the currency of the primary economic environment in which that entity operates. The functional currency, as determined by our management, is the Euro.

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in other comprehensive income or loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Our presentation currency is the Euro.

Exchange gains and losses arising from translation to our presentation currency are recorded as exchange differences on translation to reporting currency, as a component of comprehensive income or loss.

Lease Accounting

We assess at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. We apply a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. We recognize lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, we recognize lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by us and payments of penalties for terminating the lease, if the lease term reflects us exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, we use our incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

We recognize right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets.

Restatements

As of June 30, 2023, the Company has incurred costs related to an initial public offering (“IPO”) for an amount of €691,391. These costs are incremental costs that are directly attributable to issuing new shares. Due to a misinterpretation of paragraph 37 of IAS 32 (“Transaction Costs to be Deducted from Equity”) the €691,391 has been recognized in the profit and loss account as general and administrative expenses instead as deferred IPO costs. The error resulted in an overstatement of € 691,391 of the general and administrative expenses and a net loss for the six months ended June 30, 2023, and an understatement of the deferred IPO costs as of June 30, 2023 in the prior half year financial statements. The error has been corrected retrospectively in accordance with IAS 8.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2022:

Contractual Obligation	Less than One Year	1 – 3 Years	3 – 5 Years	Over 5 Years
Rental of premises	€187,207	€499,219	€	€-
TOTAL	€187,207	€499,219	€	€-

The amounts above are undiscounted and include the total amounts due, including the interest component.

BUSINESS

General

RanMarine Technology B.V. was incorporated in the Netherlands on April 12, 2016, as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). As part of a reorganization that occurred in December 2022, we formed RanMarine B.V. and RanMarine USA, both as wholly owned operating subsidiaries of RanMarine. As a result, RanMarine Technology B.V. is the parent holding company of RanMarine B.V. and RanMarine USA, our wholly owned operating subsidiaries.

RanMarine Technology B.V. will be the holding company of the group. RanMarine B.V. will act as an operating entity to design and manufacture our ASVs and to manage all our sales and logistics. RanMarine USA will act as sales hub for our sales in North America and enable us to further increase our presence in North America.

Information on our website, www.ranmarine.io, or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. We have included our website address as an inactive textual reference only.

Our principal executive offices are located at Galileistraat 15, 3029 AL Rotterdam, the Netherlands. Our main telephone number is +31 6 16952175. RanMarine entered into a 5-year lease agreement on January 1, 2021 for the office and workshops. This lease agreement has been extended from 1 July 2023 to the end of August, 2028. This lease renewal includes additional space to facilitate our growth plans. The monthly minimum rent is approximately €11,075 plus ancillary rental cost of approximately €4,200 per month. After the five-year lease is completed, a clause exists allowing for the automatic renewal of the lease if the tenant or lessor do not give notice of termination. Notice of termination must be made 6 months before the end of the lease. The leased premises is 1,265 square meters and should satisfy our manufacturing, research, administrative and development needs for at least the next twelve (12) months.

Products and Technology

We specialize in the design and development of ASVs for ports, harbors, cities, and other marine and water environments. We focus on the issue of water pollution, which has significant economic, regulatory and aesthetic impacts on government bodies and companies around the world. Cleaner water improves the macro-health of society, and richer data supports evidence-based decisions. Our line of ASV products presents an integrated technology-led ESG solution for managing sustainable and resilient water health by (a) clearing unwanted debris and (b) collecting and monitoring environmental data.

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After many years testing various shapes and sizes, we believe we have found the ideal forms of drone to function in diverse water environments. Our ASVs are powerful enough to make a material impact on the environment, yet small enough to get into those tight places where plastic and waste often end up.

Our current ASV product plan primarily consists of the WasteShark, the MegaShark (introduced in the 3rd quarter of 2024) and the OilShark (expected to launch in the second half of 2025). The OilShark is a derivative of our MegaShark platform aimed at providing a first response vehicle for removing hydrocarbons from the water. Our current product plan also has two other ASVs that are derivatives of the WasteShark platform (The DataShark and the TenderShark) that, due to the niche nature of their target market, are not expected to drive a material amount of our revenues. We expect to offer other derivations of our ASV platforms over time. As one example, via a grant from the Northern Ireland Government we are testing, in partnership with a US based firm, an ASV that combines our WasteShark platform with specialized equipment that can effectively kill Cyanobacteria which is the toxic component of Harmful Algae Blooms (“HABs”).

Docking stations will become a very critical component in our product plan. Our docking stations will allow autonomous or manual docking of our WasteShark ASV when either its basket is full, the batteries are getting low or that the operator is at the end of a labor shift. These docking stations, at a minimum will enable in situ manual and/or wireless recharging of the ASV and enable relatively easy basket removal for emptying the trash collected. Our first new docking station, the Shark Ramp (expected to launch in the 2nd half of 2025) can autonomously remove a single WasteShark ASV from the water and store it on land. Our second planned docking station is the SharkPod which is expected to be launched in 2026. The SharkPod is a docking station that can house and recharge up to 5 WasteShark simultaneously and can also autonomously empty the trash basket of the ASV. Docking stations will continue to reduce the amount of human labor required to clean floating trash or algae from the water. We expect to launch docking stations for our other ASVs as well over time.

We believe that to maintain water quality in any environment, continual collection and analysis of relevant data is critical. Ongoing data analysis can measure the impact of on-going water quality improvement programs as well as provide early warning of potential problems such as the outbreak of a harmful algae bloom that could be toxic to humans and animals. We have designed our ASVs to be able to house up to 15 different high quality data sensors to measure and report on a vast array of water quality metrics. Temperature and depth sensors come standard with all ASVs. Other sensors that can be ordered with ASVs include PH, Conductivity, Dissolved Oxygen, Turbidity, Oxygen Reduction Potential, Blue Green Algae (aka Cyanobacteria), Chlorophyll, Chromophoric Dissolved Oxygen Matter, Tryptophan, Crude/Refined Oils, Ammonium, Nitrate, Chloride, Sodium, Calcium, Bromide and more. These sensors can allow a vast amount of data to be captured while the ASV is cleaning water or just operating on a route to collect data. Each data point is time-stamped and GPS-located and is reported in near-real time to the RanMarine Connect portal for customer monitoring and analysis. It is envisaged that over time we will be able to mine sufficient volumes of data to be able to help build predictive models that can be used by our customers to drive greater efficiency/effectiveness in their operation of our ASVs. In addition, this modeling should be able to provide early warning of potential negative events such as algal blooms or debris build-up, mitigating further potential costs for the customer.

We also provide a wide range of proprietary and third-party accessories that help our customers utilize our products in an efficient way. These include (1) The SharkCage, A versatile launching platform for the WasteShark designed to be used with a hoist to safely lower and raise the ASV into the water; and (2) The SharkTrolly, A compact cart that easily transports a WasteShark in and out of the water; (3) The SharkDozer, a plow for the front of the WasteShark designed to push debris and algae/biomass to the water’s edge. (4) A floating basket option that can ease trash removal in certain conditions (5) We also offer mesh substrates, for finer particles and algae/biomass capture, and oil socks for handling oil or fuel slicks.

We use high quality composite fiber for our WasteShark hull to ensure a robust product that also looks elegant and sleek in the water. The WasteShark is also deliberately designed to move slowly, at three kilometers per hour, in order to not cause damage to maritime and commercial assets, while presenting no threat to animals or the environment. The MegaShark and OilShark have aluminum hulls. As electric vehicles (EV), the WasteShark, MegaShark and OilShark produce zero carbon or greenhouse emissions while in use.

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Current Products

WasteShark™ The WasteShark was created in 2016. The WasteShark can clear plastics, microplastics (larger than a minimum size of 3mm), general trash, oils, invasive surface plants (e.g., duckweed, hydrilla), as well as blooming macro- and micro-algae. The WasteShark is designed and tested to be safe for operation in close proximity to animals and birdlife and will not damage other boats or other maritime craft. Since the completion of the WasteShark, our engineers and designers have continued to devote efforts to provide the WasteShark with an appealing design and improved features, resulting in a high-performance marine ASV.

The standard WasteShark has a tare weight of 75kg (165lbs) with a composite fiber polymer hull (the same material used for ocean-going yachts). Its standard dimensions are 157cm length x 109cm width x 52cm height (61 x 42 x 20 inches).

The WasteShark is the world’s first commercially available marine drone that collects both waste, debris and environmental data at the same time.

The image below provides a high-level overview of the WasteShark.

LiDAR collision & situational awareness
E-Stop
GPS antenna
Rear mounted Water quality data sensors
Lightweight marine composite catamaran hull
Guidance wheels for edge-cleaning
WASTESHARK
2 ft 52cm
POV Camera
Valve-flap to prevent debris loss
4ft 118cm
5ft 166cm
Electric thrust propulsion
8 hrs max operational time
Removable basket 160-172-liter capacity
Industry safe LiFePo4 battery array

●	The WasteShark is designed to work inside coastal waters, primarily in city waterways, ports, harbors, rivers and lakes

●	The WasteShark operates in both autonomous and manual remote-control modes. It has a maximum travel distance of 3.2 miles (5km) in autonomous mode and a line-of-sight range of 500 meters in manual mode. The WasteShark can remove 1000 pounds (500kg) of waste per day.

●	Provides the most efficient, affordable round-the-clock self-cleaning and monitoring of urban water, inland waterways & estuaries with zero emissions

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● Current models have a 24% to 80% lower cost per liter of trash collected than traditional methods

● Supports over 15 high-grade water sensors with 4G-enabled, real-time data access

● Can do over-the-air updating of software to take advantage of future capabilities

The WasteShark operates in either autonomous or operator-driven remote-control (RC) mode with the potential to remove over 1,000 pounds of debris in a regular working day. The WasteShark is battery-powered and has up to 8 hours of operating time before requiring recharging. The ASV has an on-board debris storage capacity of 180 liters (48 gallons), with a buoyancy rating of 400 kg (882 lbs.).

Other product attributes of the WasteShark include:

●	High-speed mobile communication
●	Autonomous navigation
●	Autonomous anchoring
●	Obstacle detection and collision avoidance
●	Digital control handset with secure-channel high definition (HD) video display
●	Proprietary RanMarine application on the digital control transmitter
●	RanMarine Connect software (for access to control functions and collected data)
●	Real-time kinematic GPS positioning (RTK GPS) for precise location, collision avoidance and positioning
●	Wireless battery recharge (available on the SharkPod docking station – expected launch in 2026

As of the date of this prospectus, our manual WasteShark can purchased from €23,000, depending on the user-specified configuration. Our autonomous WasteShark may be leased for as little as €1,213 per month or purchased from €35,000 (again, depending on configuration) excluding optional sensors.

As of December 31, 2024, RanMarine has shipped 110 WasteShark ASVs around the world.

In the first half of 2025 we plan on introducing an enhanced version of our WasteShark ASV (“WasteShark 2.0”), this version will offer:

●	30% greater maximum speed
●	Approximately double the torque for pushing through algae/biomass
●	Greater agility underway
●	25% Faster battery charging
●	New thrusters that reduce the chance of the propeller fouling and increase operational capability
●	Increased computational capability onboard for quicker decision making in autonomous mode
●	New industrial radio control with larger screen and much longer battery life
●	Integrated Trash Gauge to communicate when the basket is full
●	Battery management system enhancement

This new WasteShark 2.0 will be positioned as the most powerful pollution mitigation ASV on the market in its size class.

MegaShark™

The MegaShark is a much larger and much faster version of the WasteShark, measuring 4 meters (13 feet) long by 2 meters (6.5 feet) wide with five times the on-board payload volume capacity of the WasteShark. This ASV is designed for heavier workloads with the capability to operate on larger bodies of water and heavier floating debris fields. Unlike the WasteShark, the MegaShark utilizes a marine grade aluminum hull. This provides greater strength, easier design and production and a larger variety of uses. The MegaShark was launched for demonstrations in the 3rd quarter of 2024. We have continued to make some minor modifications in the 4th quarter and will be ready to ship in the 1st quarter of 2025.

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Following is a rendering of the MegaShark

The retail price of the MegaShark will vary based on the configuration with a base price of €90,000 for the manual (operator on-board and optional RC) model with the base battery and thruster configuration. The autonomous MegaShark has a target release date of early 2025, with pricing expected in the range of €95,000 to €160,000 depending on the battery and the thruster options chosen by the customer.

The market for this size and type of vessel is well established but existing vessels principally use fossil fuel power. We believe the MegaShark would be the first ground up electrified version combined with the unique capabilities of an ASV that would offer functionality and efficiency way beyond current offerings, and place RanMarine in a strong position to capture a sizable piece of the available market over time.

The MegaShark separates itself from competitive products on several fronts. Firstly, it is a ground-up electrified cleaning vessel, designed with a zero-emissions mindset from the start. It utilizes RanMarine’s online interface and control platform, “RanMarine Connect”, giving it all the data-enabled capabilities of the current WasteShark product. This allows for 4G communications and RanMarine’s proprietary software stack to run onboard, creating a fully electrified, smart vessel. The MegaShark will utilize RanMarine’s proprietary navigation and autonomous software stack that we believe is leading edge for our use. This software has several years of field proven success as it is currently running our WasteSharks in 30 countries around the world in a wide variety of water conditions. Leveraging this software significantly reduces the risk of the introduction of the MegaShark ASV.

There are some marine vessels doing floating waste cleanup that offer an option of having an electric outboard motors. The MegaShark is equipped with RimDrive rimless pod-thrusters, specifically designed to allow floating debris to pass through the propellers and mitigate operational downtime due to tangled props and drive shafts. This specific type of thruster also allows for increased speed and torque which is required for debris-heavy waters. With a modular battery design, customers can choose from an array of battery configurations allowing for up to 16 hours of runtime at a time.

Equipped with remote control and POV camera capabilities of up to 500m, operators can control the vessel either from shore or quayside or from various vantage points on the vessel while underway. This unique system allows operators to manage waste collection or tight docking scenarios with ease and increased safety.

Like the WasteShark, the MegaShark will represent a world-first for this kind of product: we believe that at the time of its commercial release, no other waste collection vessel of its size and performance capability will offer operator on-board mode in addition to remote control (operator onshore) piloting. Additionally, due to its size and capabilities, which echo some current fossil-fueled utility platforms already in use in our market, this size of electric vessel, we believe, will be quickly adopted due to its more ubiquitous nature of size and the pressures of impending Net Zero regulation.

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RanMarine was invited to demonstrate its WasteShark and MegaShark ASVs at the 2024 Blue Flag Awards event held at Jahthaven Marnemoende harbor in the Netherlands in late May 2024. The Blue Flag is an international environmental award, which is awarded annually to beaches and marinas. The Blue Flag is a recognition of the efforts made by the beach or marina in the areas of environmental and sustainability management, safety, water quality, awareness and education, and waste prevention and sorting. They must meet various criteria. The goal of the Blue Flag program is to permanently involve governments, entrepreneurs and recreationists in the care of clean and safe water, beautiful nature and a healthy environment. The Blue Flag has been awarded to more than 5,000 beaches and marinas in 50 countries in Europe, South Africa, Morocco, New Zealand, Canada and the Caribbean. There were 195 Blue Flags awarded to beaches and marinas in the Netherlands for 2023.

The demonstration at the Blue Flag Awards event was RanMarine’s first large-scale demonstration of its new MegaShark ASV and our existing WasteShark ASVs. There were approximately 200 attendees for the demonstration which, we believe, were all very interested in environmental and sustainability management. We received very positive feedback on the MegaShark from the attendees about the size, power, the emission free operation. In addition, the fact that it can provide tracking/mission data and the ability to measure many different water quality measures as well as depth which is a particular problem for the smaller inland marinas. After discussions with several potential customers, RanMarine is also expanding the MegaShark capabilities to accommodate modular enhancements and payload spaces, allowing the ASV to be used not only as a skimmer vessel but also as a utility platform for marina and port operations. The MegaShark’s unique design allows for these modular enhancements to be made with relative ease and increase the use-cases and the number of options sold with the ASV.

DataShark™

The DataShark shares the same physical hull design and proportions as the WasteShark, and it is specifically intended for customers who require a rich and flexible platform for environmental sensing and data capture, without the need for floating debris collection. The implication is that the DataShark does not house a collection basket between the pontoons of the catamaran-style hull: this is replaced by a flexible framework which acts as a mounting platform for a set of customer-specified sensors.

The number and type of sensors that can be fitted to a DataShark (e.g., Bathymetric Lidar, underwater camera, water quality sensors, or a combination of these) is only restricted by the physical proportions of the sensing equipment and the available area between the pontoons of the vessel. Because the customer selects the sensor types to be integrated within the DataShark at the time of quotation, unit pricing will depend on the customer-specified sensor array as well as the hardware and software engineering integration effort needed for the specified sensors. Pricing for the base-level DataShark begins at €44,000 for a basic water-quality sensor array (temperature, pH, ORP, DOmgl, DOsat, conductivity). Additional sensors and sensor integration costs are added where specified and relevant.

RanMarine Connect™

RanMarine Connect is a secure cloud-based portal using Amazon Web Services through which ASV and SharkPod users control and manage their drones (including fleet management). It also offers an interface for monitoring and analyzing data collected. A subscription to RanMarine Connect is charged on a recurring annual subscription basis: subscription rates vary according to the type of ASV and the environmental sensor configuration on the ASV.

The control environment within RanMarine Connect is the primary interface for a customer to manage the operation of their RanMarine ASV or SharkPod. Functionality offered includes monitoring key system components, planning and sending ASVs out on autonomous missions and controlling key system functions (e.g., sending a ASV to a “home” location or performing a controlled shut-down of a SharkPod pump). Features include the ability to monitor ASVs while they are out on missions, and to view environmental sensor data as they are recorded in dynamic real-time. Additionally, portal users are able to configure triggered alerts if environmental sensor parameters breach a user-configured threshold at any time. All data are time stamped, GPS-tagged and GIS visualization-ready.

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RanMarine Connect undergoes iterative improvement and enhancement in line with our product roadmap, and with a focus on the ever-increasing global emphasis on robust analytics that accurately measure the environmental impact of investments in green technology. RanMarine Connect makes it easy for our customers to measure and report on the specific impact of their investments in our technology.

Products in Development

OilShark™

The OilShark will be an ASV that removes hydrocarbons, maritime fuels, and algae biomass from the surface of water as a rapid deployment, first-response unit. The OilShark is based on the MegaShark platform and is designed to safely retain oil onboard while underway and is expected to hold over 200 gallons (760 liters) of oil. The OilShark can operate for up to eight hours before the battery needs recharge. Like all RanMarine ASVs, the OilShark is battery-powered, producing no carbon emissions during operation.

The OilShark is being designed to be deployed in under 60 minutes, as a mobile application, allowing for a swift response to incidental oil spills. This rapid deployment is critical in minimizing the environmental and economic impact. While larger vessels may be brought in to mitigate and contain the spill, deploying the OilShark as a first response vessel quickens the recovery process, lessening environmental damage and its resulting costs.

As the OilShark is deployed with no operator onboard, cleanup staff are kept out of potentially hazardous environments. This reduces the risk of injury or exposure to toxic substances for cleanup crews, enhancing overall safety.

The OilShark’s high mobility on the water allows it to navigate efficiently through various areas of a port or inland waterway, including hard-to-reach spots that may be challenging for traditional cleanup methods. Its size allows it to be trailered by road or carried on a standard pickup truck but then easily deployed by crane or slipway, making entry at or close to the point of spill far easier and again reducing the time to the start of mitigation.

Unlike manual cleanup methods, the OilShark (when tethered for electricity and leveraging return pipes for transferring oil) can be digitally anchored and operate continuously without the need for breaks, increasing the overall efficiency and speed of the cleanup operation. The OilShark can be outfitted with up over 15 different types of data sensors to allow capturing a variety of data about water quality (including oil) while the OilShark is in operation. This data is transmitted near real-time to the RanMarine Connect portal where the customer can monitor water conditions around the OilShark.

In September 2023, RanMarine and HEBO jointly announced a collaboration that combines their respective strengths in autonomous aqua-drone technology and maritime solutions. This partnership marked the beginning of a transformative journey to develop the innovative OilShark, a pioneering aquatic vessel engineered to revolutionize oil spill cleanup with efficiency and environmental responsibility. HEBO is a Dutch company specializing in maritime and offshore services, with a proven track record of tackling challenging maritime projects, including oil spill cleanup, marine salvage, wreck removal, heavy lifting, transportation and offshore support. In the announcement of the collaboration, Marius Punt, CEO of HEBO, stated “The fusion of RanMarine’s prowess in autonomous vessel design with HEBO’s comprehensive maritime capabilities promises to yield the OilShark, a groundbreaking solution that will safely, swiftly and sustainably address oil spill cleanup challenges. Indeed an exciting joint venture that builds on our own company’s maritime and offshore expertise.

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Following is a rendering of the OilShark:

The OilShark prototype is currently at technology readiness level (“TRL”) six as per the below table with a targeted commercial release date in the 2nd half of 2025. This product is expected to retail from €200,000-€220,000 with potential lease, rental and subscription options available.

TRL	Definition
1	Basic principles observed
2	Technology concept formulated
3	Experimental proof of concept
4	Technology validated in lab
5	Technology validated in relevant environment
6	Technology demonstrated in relevant environment
7	System prototype demonstration in operational environment
8	System complete and qualified
9	Actual system proven in operational environment

Amongst autonomous oil collection systems, we believe that at the time of its commercial release OilShark will be unique for its ability to store its oil payload on-board - other vessels must be tethered to shore by a pipe through which the collected oil is pumped. This will give OilShark a competitive advantage in terms of range, movement and rapid first-response deployment.

SharkRamp

The SharkRamp is a docking and recharging station for a single WasteShark ASV. The SharkRamp has a floating platform in which the WasteShark ASV docks. The WasteShark is then automatically lifted by an electric motor to a secure pen where the ASV will be stored until an operator comes to empty the basket. It is our intent to be able to charge the WasteShark while it is in the holding pen. We expect to launch the SharkRamp in the second half of 2025. The retail price of the SharkRamp has not been finalized at this point.

SharkPod™

The SharkPod is a docking and recharging station for RanMarine’s WasteShark ASVs. It is a moored floating platform that supports up to five ASVs. The SharkPod enables fully autonomous discharge of the ASV’s payload, and fully autonomous recharge of the battery. SharkPod-based ASVs will use sensor-based AI (Artificial Intelligence) to work collaboratively to double their collection capability. Autonomous WasteShark ASVs are fitted with a single-board computer which is optimized for processing information from sensor arrays and determining further operation as a result of that sensor input. Sensor input could include information received from cameras, GPS modules or battery charge sensors. In the case of WasteShark ASVs working collaboratively, the information received by each ASV is used in a group decision-making context, such that fleet cleaning efforts are optimized by the sharing of information. For example, this information shared could relate to an image of the density of debris in a particular area, from one ASV. Based on sensor input from other systems (e.g., amount of battery charge remaining, or distance from the reporting ASV) each ASV working within a group can use AI algorithms to determine whether or not they should assist another member of the group in the fleet with cleaning effort.

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The image below illustrates our SharkPod and WasteShark ASVs in water:

A swarm of RanMarine ASVs operating out of a shared SharkPod docking station enables fully automated waste removal coverage of a water area, on a 24x7 basis. This results in significant operational cost savings through reduced labor cost, while delivering simultaneous increases in both productivity and data quality.

As with RanMarine’s ASVs, the SharkPod also collects environmental and performance data, which is stored in the cloud and accessed via the RanMarine Connect portal.

The SharkPod is expected to launch in 2026 and is expected to retail from €150,000-€200,000.

Operations: How our ASVs work

Our ASVs are designed to encompass the following attributes: autonomy, agility, safety, simplicity, and ecological harmony (“being green”). All RanMarine ASV’s are designed for ease of use and to be easily operated and implemented by our customers with technical training offered by our team.

Autonomy

WasteShark has two modes of operation: autonomous (following a pre-defined waypoint path) and manual (remote control by operator with handheld device). Our new MegaShark ASV will add the ability to have an operator onboard the vessel.

Our autonomous ASVs are designed to avoid collision with other vessels or obstacles that may be nearby. The autonomous versions have light detection and ranging (“LiDAR”) - a detection system which works on the principle of using radar to measure distances, and uses light emitted via laser) and path-planning algorithms that are programmed to avoid both static and moving objects in the water. Should the WasteShark or MegaShark ASV lose 4G or 5G communications, it will continue on its guided path until it finishes its set route and returns to its launch “home” point or the SharkPod.

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Data communication is managed via standard GSM-based cellular networks or bespoke solutions based on high bandwidth radio technology (for use in areas where 4G or 5G telecommunication is not possible). Use of 4G and 5G enables users to deploy in most territories without the need to set up independent networks or new communications infrastructure.

Agility

The WasteShark is designed for inland waters – ports, harbors, canals, marinas, residential developments, lakes, reservoirs, rivers – wherever humans live on or near water. The WasteShark retains its operational capability in temperatures ranging from -15°C to +50°C (5°F - 122°F) and in waves to 0.5 meters (1.5 feet). The WasteShark can turn “on the spot” on its own axis. This makes our ASVs very maneuverable, able to navigate the tight angles and confined spaces of water in a built-up environment.

Safety

Our WasteShark ASVs are designed to avoid harming marine animals, including birds. Experience shows that animals who are naturally curious will swim (or fly) up to and around the ASV to investigate, and then move away again unharmed. There has been no recorded injury to any animal, ever, from a WasteShark.

The autonomous WasteShark and MegaShark have collision avoidance capability, enabling the ASV to avoid boats and other maritime craft. If, for example, the pilot of another maritime craft steers into our ASVs, the outermost contour of the ASV is maritime-grade rubber (the same used in marinas to protect yachts), which will protect against damage to both the ASV and the other maritime craft.

Simplicity

RanMarine WasteShark ASVs are designed for ease of deployment and use. Minimal user training and no previous technical experience, certification or licensing is required to operate our ASV, therefore, they can be operated “out of the box” anywhere in the world. The ASVs are designed in such a way as to simplify maintenance tasks and replacement of parts. Full training on both manual and autonomous WasteSharks is available with purchase or lease, and all customers are supplied with necessary operations documentation. The MegaShark, since it is substantially larger than the WasteShark requires more effort to deploy, train and establish operations versus the WasteShark.

Ecological harmony (“being green”)

The WasteShark’s and MegaShark’s core purpose is to act as a harvesting tool or robot (plastics other floating waste, algae/biomass and data) making the marine environment healthier, sustainable and resilient. We have designed our ASVs to produce no carbon emissions, and no noise or light pollution, and to pose no threat to animals. Our products are designed to be in harmony with the ecosystem and not cause further damage or pollution.

Our ASVs are powered by batteries, therefore, they produce zero carbon or greenhouse emissions when in operation. The WasteShark battery is recharged through alternating current mains supply, and we provide the connector cables and charger, with the necessary voltage and connections for the country or territory in which a client’s WasteShark will be deployed. Normal full recharge period is five hours: 80% charge capacity is usually achieved in 2.5 hours. The battery array will provide up to 8 hours of continuous use in autonomous mode and five to six hours of use when in manual mode (depending on weather and water-state at time of deployment), and contingent on pilot behavior. The marine-grade batteries we use have a 2500 cycle-life which should translate to five years of expected use before needing replacement or service.

WasteShark is programmed to alert the operator or system of a low battery. In the manual setup, the operator will be notified of a low battery and will need to bring the WasteShark back to shore. In autonomous configuration, WasteShark’s telemetry includes a “return to home” feature, which activates when the battery is low. At the same time, an alert will also be sent to the client’s portal about the return of the WasteShark to its launch point and the need for recharging. We plan on introducing a Trash Gauge feature to the WasteSharks in 2025. This will allow the WasteShark to determine when the payload basket is full and activate the “return to home” feature.

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Supply Chain and Manufacturing

Sources and Availability of Product Components

The sources of the components for our ASVs are diverse. RanMarine makes use of suppliers globally for its component requirements. These components include, but are not limited to, computational firmware, Lidar for anti-collision on autonomous units, plugs and electronics, and third-party sensor probes. For instance, RanMarine makes use of Polish composite manufacturers for its hull production, whereas final assembly, finish and quality control are handled by in-house technicians at RanMarine’s facility in the Netherlands. While most of these components are sourced through EU companies and countries, some components are sourced from China and, in some cases, India, for locally developed products.

Every electronic component we utilize can be sourced from multiple suppliers, and most electronic parts are able to be replaced with alternatives, should an original equipment manufacturer (OEM) source become unavailable. In the event of a critical shortage of a key, complex component (e.g., a robotics single-board computing platform), we can adapt our ASVs to operate with alternative components/platforms within a relatively short space of time. Those components that are fabricated specifically for our products are precisely articulated and referenced in CAD (Computer-aided Design) files which can be sent to any number of fabricators for reproduction should a specific supplier become unavailable.

There is a relatively low risk associated with price volatility and availability for ongoing production of our ASVs, largely due to the ubiquitous nature of the components we utilize in our products, and the ease with which bespoke components can be fabricated by a variety of suppliers. To date, we have not encountered a supply chain issue which has resulted in significant production delays of our ASVs. This includes sensor equipment used on our ASVs. Lidars, GPS units, cameras, and water quality data sensors can be sourced from a number of different global suppliers, and the integrated technology on our ASVs is not specifically restricted to component procurement from specific OEMs.

While the risks currently remain, RanMarine has been largely unaffected by the global supply chain issues to date. While some components have been harder to source or have longer lead times, at present the Company has managed to stay ahead and obtain the required components needed to deliver the finished product. We do foresee some issues should the current geopolitical situation in Central Europe worsen; however, we remain in constant communication with all our suppliers to monitor lead times for components. We have factored in the growth of the business and volume-based orders and plan to hold greater stock levels for components that may be identified as having increased or “at risk” lead times and delivery.

Manufacturing

RanMarine currently assembles and ships all products from our head office location in Rotterdam. As of December 31, 2024, we have shipped 110 WasteShark units around the world. We currently can produce approximately 240 ASVs per year out of our Rotterdam facility, with the improvements we are planning we will be able to ramp up production of WasteSharks to over 500/year. We intend to start assembly operations in the U.S. in 2025.

RanMarine is working on a strategy focused on outsourcing assembly tasks, especially as we scale and grow our global sales and distribution.

Logistics

All of our customers are responsible for arranging their own shipment as we ship globally and, because our ASVs fall under the category “dangerous goods”, shipment cost is more expensive. RanMarine arranges through Société Générale de Surveillance SA, a Swiss multinational company that specializes in the transport of dangerous goods (SGS), the Dangerous Goods Declaration in accordance with the International Air Transport Association (IATA) standards.

Customers and distributors can request that RanMarine arrange the shipment of their order; this is also carried out through SGS. Both customer and distributor are invoiced separately for this service. Shipments are mostly airfreight.

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Warranty

RanMarine warrants new WasteSharks and MegaSharks purchased from RanMarine, or an authorized distributor will be free from defects in material and workmanship for two years from the date of purchase in the EU, and one year outside of the EU. Replacement parts used in warranty repairs will be warranted for the balance of the warranty period. During such period, RanMarine or any authorized distributor will, free of charge, repair or replace, at RanMarine’s option, any part judged defective by RanMarine due to faulty workmanship or material from the manufacturing facility. Parts replaced due to normal wear or routine maintenance such as thruster propellers and basket waste guards are not covered by warranty. The warranty coverage is limited to a maximum of two thruster replacements during the warranty period. Charges for transporting the WasteShark and/or MegaShark to and from RanMarine or an authorized RanMarine distributor are excluded from warranty coverage. To date, our ASVs have been proven to be robust and maintenance friendly. We have only had to recognize €6,760 of warrant costs to date.

Research and Development

As a technology company, R&D is one of our key advantages for staying ahead of competition. We have allocated substantial funding to R&D over the last four years, much of it provided by investment from Dutch and European Union innovation grants.

While our first ASV product, the WasteShark, is now complete and commercially available and our MegaShark was launched in the 3rd quarter of 2024, R&D continues both enhancing existing products as well as on new products and accessories in the Company’s roadmap. Our technology is continually updated to stay ahead of trends, developments and new capabilities; our software is continuously refined and updated in batch releases quarterly.

While new funding is predominantly being focused on commercial growth, portions have been devoted to R&D and keeping the Company ahead of competition. We intend to continue to fund as much development through grant funding where possible, including access to new markets beyond EU funding such as grant funds in the U.S. and United Kingdom.

Intellectual Property

Patents

RanMarine relies on patents and design registrations to protect its intellectual property and does not rely on any third-party patent licenses. As of the date of this prospectus, RanMarine holds design registrations and has pending patents applications for vessel design and vessel docking technology, with a view to further patent applications for additional products as these progress through the design process.

As a matter of innovation and R&D, RanMarine routinely updates and registers new potential IP and patent applications. The Company will continue to do so with future projects, development, and product releases.

Trademarks

RanMarine has registered the following trademarks for its current products.

Title	Jurisdiction	Registration No.
WASTESHARK	EUIPO	016772915
WASTESHARK	United States	5,927,045
WASTESHARK	WIPO	1378359
WASTESHARK	India	1378359
WASTESHARK	Australia	1378359
WASTESHARK	New Zealand	1378359
WASTESHARK	United Kingdom	UK00916772915
WASTESHARK	Japan	1378359

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WASTESHARK	Singapore	1378359
POOLSHARK	BENELUX	1015362
SHARKPOD	BENELUX	1015361
CHEMSHARK	BENELUX	1015360
OILSHARK	EUIPO	018278161
OILSHARK	UK	UK00918278161
DATASHARK	EUIPO	018278162
DATASHARK	UK	UK00918278162
MEGASHARK	EUIPO	018746998
OMEGASHARK	EUIPO	Pending
SHARKPOD	EUIPO	018747001

The WasteShark operates under the trademark “WasteShark”, which is registered in the regions outlined above, under applicable intellectual property laws.

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. In total RanMarine has sixteen (16) trademarks registered worldwide.

RanMarine intends to apply for additional trademarks for its future products.

Market Overview

The global costs of marine plastic pollution are estimated to be between $6 to $19 billion annually. Cities and government agencies need to find ever greater levels of efficiency in their efforts to deal with this problem, as our growing population is not only polluting the planet at unsustainable rates, but it is also urbanizing rapidly. In 2016, the world’s human population was approximately 7.2 billion, 55% urbanized. By 2050, the world’s human population is expected to reach approximately 10 billion, 75-80% urbanized. Every year approximately 11 million tons of plastic reach our oceans (and more still in rivers and streams) plus an estimated 4 million metric tons of oil.

This is not only a threat to the biosphere – it threatens economic activity and social cohesion as well.

●	In the last 50 years, the human population has more than doubled (approximately 108% increase) while the world’s population of vertebrate animals has more than halved (approximately 58% decrease), and there are 700 animal species under immediate extinction threat due to water pollution.
●	Approximately three billion people rely on seafood as their primary source of protein.

Unclean water contributes to the death of more people every year than all war and violence combined. According to a 2021 Gallup survey, water pollution is listed as the top environmental concern for Americans, outpacing all other environmental threats. Further demonstrating the far-reaching consequences of unclean water, the World Bank states that “the world faces an invisible crisis of water quality that is eliminating one-third of potential economic growth in heavily polluted areas and threatening human and environmental well-being.” To prevent or slow these damaging effects and foster a healthier environment, nations and government agencies have announced their proposals to invest in clean water infrastructure.

Water pollution has been at the forefront of public thought for several years. Typically, water pollution has been monitored by aerial imagery and satellite images. Recently, marine drones have gained public interest due to improved drone technology, the increase in awareness and knowledge of microplastics, and the increase in open discussions about government and international policies on climate change and pollution.

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Worldwide, water health management has gained immense traction. Some headlining data include:

●	The economic cost of marine plastic pollution is extremely high. In 2019, Deloitte Touche Tohmatsu Limited estimated that the annual economic impact on tourism, fisheries and aquaculture was between $6 to 19 billion globally in 2018. It is projected that by 2040, there will be “$100 billion in annual risk for businesses, if governments require them to cover waste management costs”.

●	In 2019, the Our Ocean Conference, hosted by Norway, generated pledges worth $64 billion to protect the world’s oceans. Specific commitments focus on marine pollution, sustainable fisheries, and marine security, all of which our ASVs support by removing harmful debris and collecting environmental data.

●	In 2020, the European Union reserved a budget of €6.1 billion for the period 2021-2027 for the European Maritime, Fisheries & Aquaculture Fund (“EMFAF”), which took effect in July 2021. The purpose of EMFAF is to provide financial support to innovative projects that protect and sustainably use the oceans and their resources. The EU is committed to supporting the blue (marine) economy with circular economy systems and technology which, it expects, will generate 700,000 new jobs and reduce carbon emissions by 43% by 2030. Our ASVs address these three emerging EU policy goals at once.

●	In 2021, the global water and wastewater treatment market was valued at approximately $282 billion, rising to approximately $302 billion in 2022. This market is projected to grow to $489 billion in 2029, a compound annual growth rate of 7.1%. Over 40% of the world’s population live in areas denoted as under “critical water stress”, which makes effective and low-cost water health management a critical concern for the world’s governments.

●	In June 2022, the European Union allocated in its 2023 budget €708 million to LIFE, the only European program dedicated exclusively to environmental concerns and climate action. LIFE’s total budget for the period 2021-2027 is €5.45 billion.

United States Market

U.S. Market: Water Pollution

According to the U.S. Environmental Protection Agency (“EPA”), algal blooms “are a major environmental problem in all 50 states” Certain government actions demonstrate the United States’ commitment to improving the country’s waters. In 2009, President Barack Obama signed Executive Order 13508, which focuses on the protection and restoration of the Chesapeake Bay, one of the United States’ most important estuaries. The Executive Order noted that water pollution in the Chesapeake Bay prevents the attainment of existing state water quality standards and the “fishable and swimmable” goals of the Clean Water Act. The EPA leads the federal efforts to protect the Chesapeake Bay. On November 15, 2021, President Biden signed the Bipartisan Infrastructure Law, which included a $50 billion investment to the EPA to strengthen the nation’s drinking water and wastewater systems.

U.S. Market: Tourism and Real Estate

Data from the EPA shows that the United States tourism market loses close to $1 billion each year due to bodies of water that have been affected by nutrient pollution and algal blooms. The real estate market is also adversely affected by polluted water. Waterfront property values can decline because of polluted water and the odor caused by algal blooms. According to the EPA, clean water can raise the value of waterfront properties by 25%.

U.S. Market: Commercial Fishing and Drinking Water

Algal blooms can kill fish and contaminate shellfish, thereby harming the fishing and shellfish industries. In the United States, annual losses to these industries from nutrient pollution are estimated to be in the tens of millions of dollars.

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Algal blooms and nitrates can drastically increase water treatment costs in drinking water sources. For example, nitrate-removal systems in Minnesota caused supply costs to rise from 5-10 cents per 1000 gallons to over $4.00 per 1000 gallons.

One of the key drivers for adopting the WasteShark and MegaShark products in the United States is the potential for significant cost reductions in operations and labor. As many coastal cities and waterway management organizations face rising costs, our autonomous surface vehicles (ASVs) offer a scalable and cost-effective alternative to traditional, labor-intensive cleanup methods. The ability of our ASVs to operate autonomously not only reduces the need for manual labor but also delivers consistent, efficient results with minimal oversight. This emphasis on cost-efficiency aligns closely with trends in the UAE and Middle East, where reducing labor dependency is also a critical priority.

In addition to their economic benefits, our ASVs are highly valued for their role in sustainability and environmental stewardship. North America has a growing demand for innovative, smart technologies to tackle pollution in ports, marinas, and lakes. Public and private stakeholders are increasingly investing in solutions that address pressing issues such as plastic waste, floating algae, Cyanobacteria (harmful algal blooms), and hydrocarbon pollution. Furthermore, the availability of significant grants and funding for green technologies—especially those capable of harvesting critical water quality data—makes this an ideal market for our products. Awareness of these technologies is steadily growing, positioning our ASVs as a vital tool for managing water pollution while keeping costs under control.

European Market

The European market is heavily driven by strict environmental regulations, such as the EU Green Deal and the UK’s ambitious plastic waste targets. These policies create a fertile environment for adopting pollution-cleaning technologies. Public and private sectors across Europe are actively pursuing sustainability goals, often supported by subsidies and pilot programs for green innovation. Grants and funding are widely available for technologies that align with environmental goals and include advanced features, such as collecting and analyzing water quality data—a capability integral to our ASVs.

With advanced infrastructure for environmental monitoring and cleanup, European customers seek reliable, tech-enabled solutions to address water pollution. The WasteShark and MegaShark are particularly valuable for cleaning urban waterways, coastal areas, and ports while contributing to circular economy goals by reducing marine debris. There is also a growing awareness of the power of autonomous technologies in achieving these goals, further increasing demand in the region.

Middle East Market

Similar to North America, the Middle East market is increasingly focused on reducing operational and labor costs, especially in industries like waterway maintenance and pollution control. High-profile urban and tourism projects in the region demand pristine marinas and waterways, but manual cleaning methods are both labor-intensive and expensive. Our ASVs offer a highly efficient, cost-effective alternative, enabling organizations to reduce their reliance on labor while maintaining exceptional results.

In addition to cost-efficiency, the countries in the Middle East region are prioritizing sustainability initiatives, such as the UAE Green Agenda 2030. Governments and private entities are seeking advanced solutions that not only clean waterways but also provide critical water quality data—a growing priority in the region. The availability of grants and funding for green technologies further supports the adoption of our ASVs. With increasing awareness of how autonomous technologies can deliver both economic and environmental benefits, this market holds tremendous potential for the WasteShark and MegaShark products.

India as a developing major market.

India is emerging as a significant market for our WasteShark and MegaShark products due to the growing focus on water pollution management and environmental restoration. With extensive river systems, polluted urban waterways, and rapidly expanding coastal cities, India faces critical challenges in tackling water pollution caused by plastics, industrial waste, and harmful algae. The government has launched numerous initiatives, such as the Namami Gange Program and other pollution control policies, to address these pressing issues. As part of these efforts, there is a growing emphasis on adopting innovative technologies to clean waterways and improve water quality.

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However, for effective market penetration, it is essential to consider the region’s price sensitivity. To address this, we are evaluating the feasibility of localized assembly and production in India, aligned with the government’s “Make in India” initiative. Establishing a regional production presence would not only reduce costs but also enhance our ability to compete in this price-sensitive market by meeting local content requirements and appealing to national sustainability goals

Our ASVs are uniquely suited to meet India’s needs, providing scalable and cost-efficient solutions for cleaning polluted waterways while collecting critical water quality data. By leveraging grants, subsidies, and partnerships with local organizations, we can position our technology as an indispensable tool for achieving India’s water pollution mitigation and sustainability objectives.

Competition

At a macro level our competition includes any solution that removes plastic, other floating waste, Algae/Biomass or Oil spills from ports, harbors, cities, lakes, rivers, ponds and other near shore marine and water environments. With respect to plastic and other floating waste, the Company sees, the most common current method of removal is having people in a boat using nets to lift out waste. There are many different unique vessels that have been designed to extract floating waste from water but none of them are in broad use due to relatively high capital costs to acquire, high on-going operating costs to maintain and the fact that they are typically fossil fuel based drive environmental and noise pollution,

We believe there are the 5 key advantages our ASV-based solutions have over the most common method of removing floating waste (multiple people in a boat with nets):

By far the top customer value benefit for our ASV based solution, we believe, is that it drives a significant cost reduction versus the traditional method of collection. We estimate that in a typical situation, a customer can achieve approximately a 24% reduction in the cost per liter of waste removed operating one 8 hour shift a day five days a week. The effective cost savings can dramatically escalate up to an estimated 80% reduction in cost per liter of trash collected if the customer is using the ASV in autonomous mode operating approximately 24 hours per day 7 days a week, less recharging time. These calculations include the capital cost to acquire as well as all the estimated direct operating costs to run and maintain the ASVs. By operating from shore, the ASV can operate in weather conditions, or in darkness, that might prevent it from having a manned boat out on the water. In addition, the utilization of autonomous mode can virtually eliminate the most menial and monotonous parts of cleaning up floating waste from waterways potentially enabling a higher level of job satisfaction.

The second key advantage is the emission-free operation of the ASV. By using electric motors with rechargeable electric batteries we are not contributing further to environmental pollution. In addition, our electric motors are substantially quieter than a comparably powered fossil fuel-based motor, lessening noise pollution and making them ideally suited for operation in waterfront, theme park and inhabited property spaces.

The third key advantage is worker safety. Whenever a person on a boat in the water there is a heightened level of risk involved. There is the potential that the person could fall overboard and hurt themselves, be subject to a collision with another vessel, have an encounter with a harmful animal (i.e., alligator, crocodile, snake, or other) or have a medical condition happen away from shore, among other risks. Our ASVs can be operated via remote control from shore or in autonomous operation mode, where no workers are out on the water. This allows for convenient and safe operation during non-daylight hours and increasing health and safety oversight for both user and the company.

The fourth key advantage is that while the ASV is performing its cleaning activities, it can also capture an immense amount of data from up to 15 different sensors that can be installed. Each data point received is also time-stamped, and GPS located using highly accurate RTK GPS inputs. This allows a customer to capture virtually any information they need about the water quality of the environment they are operating within. This data is easily accessed via the RanMarine Connect portal and can be easily downloaded by the customer to do any data analytic work they desire.

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The fifth key advantage combines longer life and lower maintenance costs due to the usage of electric versus fossil fuel-based propulsion. There are fewer moving parts in an electric versus a fossil fuel-based motor which helps drive the longer life and lower maintenance costs over the life of the ASV. In addition, the smaller size of a WasteShark versus a traditional 20+ foot skiff makes it easier and cheaper to store during any period of time when it is not being utilized (i.e. winter months when ice is present on the body of water). RanMarine’s engineering design logic stresses that our ASVs have as few moving parts as possible, mitigating the number of points of failure (e.g., conveyor belts, cog, and gear systems) to lessen not only service intervals required but also to increase on-water operational time for the user.

RanMarine’s WasteShark was the first commercially available water-cleaning ASV of this type. After launching our first commercial units, our ongoing R&D efforts have continually enhanced our products to improve the end-user experience and the utility of our solutions. Our R&D is protected by design patents, including trash basket design features and protective shrouds that prevent the fouling of ASV thrusters (motors). As an organization, we believe that our time in this market, and the extent of our real-world learnings and customer experience, gives us a significant advantage over our competitors in this market.

We believe the market is ripe for our ASV based products because today’s solutions to remove floating debris from water fall short. The current most popular maritime waste clearing vessels in distribution have several shortcomings, including but not limited to:

●	Single purpose usage, either cleaning or monitoring water, but not both
●	Producing carbon emissions and contributing to a different environmental problem (climate change)
●	Require paid labor which increases safety risks
●	Too large, making them less accessible to trash chokeholds
●	Too expensive in both capital outlay and running costs
●	Not commercially available at scale
●	Lack real-time mobile communication
●	Inability to collect enough debris to make the product commercially viable

There are a few competitors who have a similar view to RanMarine of the inherent advantages of utilizing rechargeable electric ASVs to clean plastic and other floating waste from waterways. They generally entered the market after RanMarine first introduced the WasteShark and we expect additional competitors to enter this market within the next several years. For example, Clearbot (Hong Kong) was founded in 2019 but only entered the commercial market in 2023. Clean Earth Rovers (USA) being founded in 2019 and actively started selling product in 2022. As new technology enters the market, we expect that we will experience significant competition. With respect to the WasteShark, we also face strong competition from established manufacturers, such as the IADYS JellyFishBot and the Orca-Tech Smurf.

Top Four Waste Clearing ASV Alternatives in RanMarine’s Markets

Name	Type	Fuel	Stage
IADY’s Jellyfishbot	ASV + Net	Battery	Commercial
Clean Earth Rovers	ASV + basket	Battery	Startup with Commercial
ClearBot	ASV + conveyor	Battery	Startup with Commercial
Orca	ASV + conveyor	Battery	Commercial

Top Four Adjacent Maritime Waste Clearing Alternatives in RanMarine’s Markets

Name	Type	Fuel	Stage
“Pelican” Boats (various)	Mid-size catamaran utility boat	Fossil	Commercial
SeaBin & Collec’Thor	Fixed position collection	Electricity mains supply (24-hours)	Commercial
Skimmer vessels	Large catamaran + conveyor	Fossil	Commercial
Water Witch	Midsize catamaran + collection basket	Fossil	Commercial

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We believe some of the primary competitive factors in our market are:

●	Reliability and product performance
●	Technological innovation;
●	Product quality and safety;
●	Service options;
●	Design and styling;
●	Brand perception;
●	Product price; and
●	Manufacturing efficiency.

Some of our current and potential competitors may have greater financial, technical, manufacturing, marketing, and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. While we are currently ahead and have focused on plastic and other floating waste and algae/biomass removal specifically, investment in commercial growth and market share is essential.

In addition, many of these more traditional cleaning companies have longer operating histories and greater name recognition than we do, although they have only recently started to enter the ASV market. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively. We believe RanMarine has a strong advantage of having developed vessels from the ground up as electrically powered and delivered; we see that some companies who have been building traditional waste-clearing vessels have struggled to reverse engineer their platforms to solely electrically powered versions.

We expect competition in our industry to intensify in the future in light of increased demand for environmentally friendly solutions and cleaner water. Our ability to successfully compete in our industry will be fundamental to our future success. We might not be able to compete successfully in our market. If our competitors introduce new products that compete with or surpass the quality, price or performance of our ASVs or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition, and operating results.

Sales and Marketing

Go-to-Market Strategy

Through extensive experience, we have learned that building product and concept awareness is essential to driving sales. As a result, our go-to-market strategy emphasizes a multi-faceted approach that combines targeted online advertising and digital PR with high-impact physical engagements (customer demonstrations of product in the field). To complement our digital campaigns, we will continue to participate in key tradeshows and conduct targeted, customer-segmented demonstrations to showcase the capabilities and value of our products directly to decision-makers.

These efforts will be funneled back to our centralized sales team, which will handle lead management and customer engagement with a regional perspective. Over time, we plan to enhance our regional presence by deploying dedicated sales resources who can offer on-the-ground support. These teams will focus on delivering technical backup, customer experience (CX) enhancements, and localized expertise to strengthen relationships and improve adoption. This phased approach ensures that we combine global efficiency with regional adaptability, setting the foundation for sustainable growth and market leadership.

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The Company has identified the following market sectors for sales activities:

●	Local Governments, Special Districts and Publicly Owned Utilities - includes public agencies at both national and local/municipal levels, as well as Smart City programs and other publicly funded initiatives.

●	Commercial Property - includes high-end waterfront property, residential developments, leisure and theme parks, golf courses, and any other private property built on or around water.

●	Ports, Harbors and Marinas - include commercial ports (handling large container ships), local harbors (handling smaller commercial craft, such as fishing boats), and marinas housing private leisure craft.

●	Third-party Service Providers - include NGOs, waste management companies and other organizations performing services that would otherwise be done by the owners or managers in the segments described above.

●	Enterprise – to ensure facilities operations and regulatory compliance
●	Sponsorships - include larger organizations who can act as a sponsor by donating our ASV to parties mentioned above on a permanent or temporary basis.

Typical buyer personnel for these verticals are a combination of sustainability managers, innovation offices, water authority procurement office (waste management), facilities managers, operations directors, and general managers.

We typically attend trade shows with a maritime, municipal/waste management and drone technology focus. Trade shows attended by RanMarine and partners, over the last 2 years, include CES (U.S.), METS Maritime (the Netherlands), Paris Boat Show, Hannover Messe (Germany), Green Boat Show (UK), and Pollutec (France). With a focus on U.S. growth, RanMarine will be increasing its trade show presence to North America hence the attendance at trade shows like CES, Natural Disasters Expo, the Miami International Boat show, as well State and Municipal focused pollution, facilities management and water quality focused trade shows..

We have been selling to customers around the world from inception. Historically, our customers are exclusively purchasing ASV products from us; however, we have introduced leasing options that we rolled out in the second quarter of 2023. Our software product, RanMarine Connect, is sold under a software as a service (“SaaS”) recurring subscription model. No single end user customer accounted for more than 10% of our revenues during our 2021 fiscal year. In 2022, 57% of our sales and 38% of our total gross margin were on sales through our main distributor partner Poralu Marine. In 2023, our sales through Poralu Marine constituted 33% of sales and 21% of our total gross margin. As previously mentioned, RanMarine and Poralu mutually agreed to terminate their agreement in 2024 and our sales through Poralu in 2024 fell to an estimated 4% of sales and 2% of margin.

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The following image shows the 30 countries where we have sold WasteSharks to customers.

GREENLAND
ICELAND
NORWAY
FINLAND
RUSSIA
ALASKA (USA)
CANADA
Ireland
POLAND
UKRAINE
KAZAKHSTAN
MONGOLIA
PORTUGAL
SPAIN
TURKEY
CHINA
JAPAN
MOROCCO
IRAQ
IRAN
AFGHANISTAN
PAKISTAN
INDIA
TAIWAN
BAHAMAS
Maldives
SINGAPORE
ECUADOR
PERU
BRAZIL
PAPUA
NEW-GUINEA
Mauritius
AUSTRALIA
URUGUAY
NEW
ZEALAND
Countries with WasteSharks

The following image shows some representative customers by sector

Applicability Across Sectors

DISTRIBUTORS
12%
Unidentified End Users
GOVERNMENT
15%
Port of Houston, CA
Ports Toronto, CA
Dubai Harbor, UAE
Govt of Panama, PA
Port of Halifax, CA
MUNICIPAL
18%
Plymouth, UK
Dallas County, USA
Gemeente Zaandstad, NL
Cape Coral, USA
Thessaloniki GR
NGO
27%
LifeGate, EU
Meijers / Council of the Great Lakes Region, USA
WWF
United Nations FAO
Friends of the Hudson River Park
COMMERCIAL
28%
Disney, USA
Aqua Libra / Canary Wharf, UK
BIC Services, Aust
Universal, USA
4Ocean, USA

RANMARINE

Despite limited spending on marketing and sales, we have also enjoyed global recognition as innovators and thought leaders, including:

●	CES Innovation Award, Las Vegas 2022 (winner, Outstanding Design & Engineering in Consumer Electronics)

●	Zayed Sustainability Prize, Abu Dhabi 2020 (runner-up)

●	Profiled by the Harvard Business Review, Fortune magazine, the BBC and CNN

●	TEDx presentation, Cape Town, South Africa, December 2017 by Richard Hardiman, “The Accidental Environmentalist”

●	Chief Executive Officer (“CEO”) and Founder Richard Hardiman awarded the AACSB International Honoree award for impact in Sustainability and Corporate Social Responsibility (“CSR”) leadership

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RanMarine products are seen as innovative and innovative technologies rather than ubiquitous tools with established markets. Due to this, our customers require “hand holding” to get deals across the line. We have established that onsite demonstrations, trade shows, and testimonials are a clear path to new sales opportunities once a lead has been generated. Pandemic lockdowns and restricted travel in 2022/2023 hindered our ability to be present in front of customers, but we have seen that since travel opened back up, our sales leads and pipeline have grown.

Historically, sales have been focused on government agencies wanting to clean or shown to be cleaning government-maintained water spaces (canals, rivers, lakes etc.) along with sponsored NGO purchases targeting plastic cleanup. In the past 24 months we have seen a shift towards commercial entities (hotels, theme parks, pond owners, housing associations) wanting to purchase products to maintain their water spaces. Typically, commercial customers are looking to save on labor or running costs and are viewing our ASVs through this lens.

Sales Channels

Our sales are realized through direct and indirect (distributors) sales. Direct Sales: Historically, most of our direct sales were generated from leads provided through our website at www.ranmarine.io (alternate: www.ranmarineusa.com). After a potential customer reaches out to us initially via the website, we contact them and talk through the problem(s) they are trying to solve. We then discuss the WasteShark and MegaShark and their capabilities and provide information on purchase, leasing and subscription leasing options. After we have a clear understanding of customer requirements, and we believe that there is a good fit with our WasteShark’s or MegaShark’s capabilities, we will issue a written quotation which is valid for 30 calendar days. Upon receipt of a uniquely indexed customer purchase order, RanMarine will send the customer an invoice for the full retail price of the product(s) to be supplied. The manufacturing process for products to be delivered does not begin until RanMarine has received partial or full payment from the customer depending on the contract terms. In many cases of sales to governmental agencies there is no pre-payment due to procurement rules/regulations that they must operate under. While RanMarine personnel liaise with shipping agents on behalf of the customer for product delivery, the customer is liable for payment of freight and packing materials. Historically, the typical lead-time from receipt of payment to shipping was six weeks; however, as we have ramped up production, the lead time has declined significantly.

RanMarine has made the strategic decision to build a direct sales force that will focus on initiating sales discussions with potential customers. The focus of the direct sales team, at least initially, will be United States, Europe, and the Middle East. In the US and Europe our direct sales effort will co-exist with our distribution partners in those markets. In 2022 we hired a sales director, based in Europe, to begin setting up this organization and refining our go-to-market strategy. In 2025 we will hire a General Manager for the United States who is based in the United States. With the proceeds expected from the IPO we will significantly grow our direct sales and marketing efforts in 2025 and anticipate significant growth in 2025 and beyond.

Indirect Sales. Our distribution channels have included a network of private-label distributors and regional distributors.

Private-label Distribution. Between April 2021 and September 2024 we had operated under an agreement with Poralu Marine to market our WasteShark ASV under the “Pixie Drone” brand to end-user customers. In addition, Poralu Marine would act as a Master Distributor and sell the Pixie Drone to their 42 distributor partners around the world on a non-exclusive basis. There were no restrictions on pricing. Approximately 62% of Pixie Drone unit sales since 2021 were to Poralu’s distributors versus direct sales to end users. ASV sales to Poralu peaked in 2022 at 16 but declined by 31% in 2023 to 11 ASVs and has declined to 0 in 2024. This decline was due to several factors: (1) There were leadership changes at Poralu’s Serial Cleaners business, (2) RanMarine’s new direct sales focus in the USA, Europe and the Middle East caused Poralu concerns about potential future channel conflict between RanMarine’s WasteShark and Poralu’s Pixie Drone, (3) Poralu requested exclusivity either geographically or within certain customer sets in various countries around the world but we could not reach agreement on necessary volume commitments to enable the granting of such requested exclusivities, and (4) The pricing structure between RanMarine and Poralu generated very low margins for RanMarine. Poralu’s ability to accept a higher price from RanMarine was challenged by the fact that approximately 62% of their sales were to their distributor partners and both parties needed to earn a margin high enough to motivate them to want to sell the Pixie Drone. In September of 2024, RanMarine and Poralu agreed to terminate their agreement to sell RanMarine’s WasteShark under the brand name Pixie Drone. Poralu has agreed to transition customer management of existing Pixie Drone customers over to RanMarine and will also provide introductions to their distributors. Poralu will receive a to be determined economic benefit on incremental sales RanMarine generates from the transitioned customers.

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RanMarine does not currently intend to enter into any other Private Label agreements in the future,

Regional Distributors. We also partner with direct distributors in the U.S., South Korea, India, Israel, Italy and Australia through our standard non-exclusive distributor agreement. These companies promote, publicize and market our ASVs and related services in their territories. We see significant opportunities to expand our network of distribution partners around the world. We are building up our Distributor Management resources to help support existing distributors as well as seek out qualified new distributors in key markets where we are currently underrepresented.

Through our distribution partners we are currently selling our ASVs in the following markets:

Distributor	Territories
Barnes Marine Group	USA
Deep Supplies	Australia
DKM Tech	South Korea
LEANpio / Plastfree Ocean	Spain & Portugal
Surge Systems India Pvt. Ltd	India
RV Consultancy (Referral Agent)	UAE

Sales Regions

Now that we have a proven technology, many marquis customers, a rapidly growing product line and new financing options, we plan to expand our direct sales focus in the US, Europe and the Middle East to proactively approach new customers and to expand our distributor network in new countries/markets.

Until early 2022, our sales had been reliant on web-based inquiries and limited direct sales efforts through the sales team based at our Rotterdam offices. Our broader direct sales strategy is to focus on the United States, Europe and the Middle East. Inbound inquiries from territories outside of these markets will be handled on a case-by-case basis. In countries outside of the United States, Europe and the Middle East if we have a distributor in that country they would interact with customers and RanMarine would support their efforts. If we currently do not have a distributor in a specific country where an opportunity appears we would determine based on size and effort involved whether we would pursue the opportunity with our direct sales team.

We hired a sales director in Europe in 2022 to start the expansion of our direct sales effort. His focus had been on learning about our products and the business as well as developing an understanding of the local and international markets. Our focus now has been on identifying specific market sectors and formulating an approach strategy and by doing so give the sales efforts strong focus and direction. We continue to refine our go-to-market communication strategy as well.

In 2023 we started to build a direct sales effort in the U.S. While we see opportunities all over the U.S., based on existing customers as well as inquiries through our website, we believe the bulk of initial volumes will come from the Southern Tier of States (North Carolina, Florida, Texas, Arizona and California). Our current intent is to have direct sales and support people in multiple locations throughout the U.S. to better support the growth of existing clients and aggressively source new clients. In 2025, we will hire a General Manager for the United States who is based in the United States. We may continue to expand our distributor network in the U.S. in a disciplined way. We expect significant growth in ASV sales in the U.S. in 2025 and beyond due to the combination of significantly expanded sales and marketing investment, expansion of our product line, new financing and trial options and the broader availability of demonstration units to better show potential customers the benefits our products offer to their specific environment.

We currently intend to begin assembly operations in the U.S. in 2025 either through a third party or directly managed by RanMarine.

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Product Offering

Direct Sales and Leasing

Most of our sales so far have been unit sales. Although we see sufficient potential to expand those sales, we plan also to offer other purchase options to our customers. Feedback has also shown that many commercial entities and some government agencies preferred to look at operational budgets to acquire our products rather than use capital budgets: consequently, we have developed a leasing model to service this preference. Leasing and Subscription options were introduced in 2023 and are currently offered directly by the Company and only through in-house sales teams to customers located in Europe and North America.

Software as a service

Software as a service (SaaS) was introduced in the third quarter of 2021, with the first recurring invoices being collected in the third quarter of 2022. RanMarine has developed the “RanMarine Connect” (RM Connect) customer portal, which is a web-browser based interface allowing for:

● ASV management (e.g. system health/status parameters, ASV location & operation monitoring)

● ASV device control (e.g. creating autonomous routes, defining operating parameters: operating location, as well as “home” location for return-to-home functions)

● Access to operating & environmental data collected by ASVs (e.g. frequency of usage, battery usage, mileage undertaken, water quality sensor data, bathymetric data)

Since the first quarter of 2022, all RanMarine ASV products require subscription to RanMarine Connect, which improves the ability to forecast revenues based on the volume of units sold.

Building Recurring Revenue Streams

We have historically driven the bulk of our revenues through product sales. We are working to build up multiple recurring revenue streams over time to complement our product sales. The first was our Ran Marine Connect product where there is an annual fee charged. In 2023, we rolled out several leasing options for up to three years, as well as a subscription or rental model where a customer could rent an ASV for a monthly or annual fee as long as they want, subject to a minimum term. In addition, we have introduced a sponsorship model that would provide monthly revenues over time.

Historically, our ASVs have not been field upgradable. We plan to be able to offer some level of field upgrades on new WasteSharks in 2025. This would potentially allow the upgrading of a manual WasteShark to an autonomous one or adding one or more new data sensors. We will also be introducing new attachments and docking products in 2025 and beyond. The intent is to be able to mine incremental revenues over time from our installed base of ASVs.

We also believe there is an opportunity to establish a direct services business where we operate our ASVs to help clients deal with Algae/Biomass or floating trash issues in bodies of water either too small to warrant the purchase of an ASV or that the client does not have the desire to operate the ASV themselves. We intend to test this concept in 2025.

Environmental and Social Governance Reporting (ESG)

Our technology and products have a positive impact on the environment. We are currently developing with PWC a standard set of ESG reporting elements for each type of ASV. Via the RanMarine Connect portal we can provide our customers with data and reports that can be included in their ESG reporting. See “Environmental and Social Governance Impact” for additional details.

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Sponsorship

To further expand our sales we have developed a sponsorship concept whereby a sponsor either leases or purchases our ASVs for the end user of the sponsored products or merely buys sponsorship and branding rights for one or more ASVs for a defined period. Final users can be an organization that maintains a water environment or organizes a water and/or sail event (like Volvo Ocean Sail Race). Our sponsorship concept aims to benefit all interested parties, the sponsor, RanMarine and the final user of our products.

The environmental agencies and NGOs are being provided a new and effective means to capture waste. For the concept to work effectively we are engaging with environmental agencies and NGO’s and other interested entities such as ports and marinas as well as sail events. To date, the interest from environmental agencies has been significant – we have the interested recipient locations, we only now need to find sponsors, which will grow with time.

The sponsors not only get to fund an environmental project placement but gain valuable monthly data insights (via RanMarine Connect) which they can include in their annual ESG reports. In summary the value proposition to sponsors is:

●	Unique and meaning environmental project participation.
●	Visual awareness through the branded WasteShark unit.
●	Monthly data insight reports, noting WasteShark efficacy and yield information.
●	Effective and quantifiable CSR and ESG fund placement.
●	Flexible options to suit sponsor requirements (locations, duration & sectors).
●	Positive, measurable and impactful public relationships communication.

In the first quarter of 2023, we launched our first sponsorship with Aqua Libra (BritVic LON: BVIC) who funded a WasteShark ASV to clean the waters at Canary Wharf in London, England. While we have entered a couple of other sponsorship agreements, they are relatively small covering one or two ASVs. Our goal is to build much larger, more strategic sponsorships with companies, foundations or other entities that would involve many ASVs. We believe this will give us tremendous opportunities to place our products in environments where they are needed, operated by entities with the human resources available to operate them effectively, funded by corporations, foundations, governments, individuals or entities looking to improve the environment.

Grants and Subsidies

Grants

Access to grant funding has accelerated RanMarine’s technology development. In addition to the funds, the grants enable us to extend our network, get access to scientific resources and test facilities, providing a real-world testing environment for our technology. Further the grants process requires us to define, monitor and manage our R&D projects. Through product demonstration we can promote ourselves commercially and build relationships with potential customer and other stakeholders.

Due to the innovative and good cause aspects of our technology, we have been able to obtain significant grants. The following table shows all grants the Company has been awarded. It is common for a grant to span several years. The amounts reflected are the grants that are awarded or applied for that year. They may have been paid or will be paid out over multiple years.

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Name	2018-2022	2023	2024	Total
EIC Green Deal	€1,542,035	€-	€-	€1,542,035
EU Digital Cities	€398,737	€-	€-	€398,737
Dutch Good Growth Fund	€307,510	€-	€-	€307,510
Waddenzee fonds	€158,880	€-	€-	€158,880
Partners for Water	€54,026	€-	€-	€54,026
EU Horizon 2020	€50,000	€-	€-	€50,000
DHI (Dutch Regional Fund)	€48,780	€-	€-	€48,780
MIT (Dutch Regional Fund)	€40,000	€-	€-	€40,000
RIMA	€25,000	€-	€-	€25,000
Circulaire ketenprojecten	€16,925	€-	€-	€16,925
MIT R&D AI	€-	€78,372	€-	€78,372
Innovation challenge NI UK Phase 1	€-	€-	€45,673	€45,673
Total	€2,641,893	€78,372	€45,673	€2,765,938

The following grants the company has or is working on the application for. It is not certain that we will be awarded these grants.

Name	Status	2024		2025	Total
Life grant	Applied		€1,077,597	€-	€1,077,597
Harmful Algal Bloom	Applied	€		€970,874	€970,874
Partners for water (pilot project)	To be applied	€		€267,938	€267,938
Innovation challenge NI UK Phase 2	To be applied	€		€204,000	€204,000
Eurostars	To be applied	€		€150,000	€150,000
Total			€1,077,597	€1,592,812	€2,670,409

R&D of new technologies and products is a core element of our strategy and qualifies us to the many available funds, including access to new markets beyond EU funding such as grant funds in the U.S. and United Kingdom.

Subsidies

A very important R&D subsidy in the Netherlands is the WBSO (Wet Bevordering Speur-en Ontwikkelingswerk). With the WBSO, the government encourages entrepreneurs to innovate. The subsidy is a wage tax compensation for identified R&D activities. Over the last 3 years RanMarine has received on average €135,000 of WBSO subsidies. This annual subsidy is expected to continue over the next 3 years.

The Dutch government has implemented the Emergency Bridging Measure for Job Opportunities (NOW) wage subsidy as emergency funding for all companies. RanMarine was rewarded €121,357 from the outbreak of the COVID-19 pandemic in 2020 until April 2022.

Information Communication & Technology Risk Management

RanMarine relies on the software and information and communication technology services (ICT) supplied by a number of third-party vendors:

●	Google productivity application suite (e.g. Google office automation, email, data analytics)
●	Amazon Web Services hosting technologies
●	Atlassian project and product management software tools
●	Bamboo HR (Human Resources application)
●	Microsoft Business Central accounting system
●	Microsoft Office desktop applications
●	LastPass Authentication Management
●	Microsoft and Linux Operating System software
●	HSUARNET Virtual Private Network services
●	Balena software and deployment management
●	Programming software: ROS, C++, Python, Django, Angular, React, PostgreSQL

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RanMarine enforces internal 2-factor authentication, password complexity standards and password renewal policies for cloud hosted applications and office productivity software tools. We ensure a separation of duties for staff responsible for software account management and those staff involved with programming or software configuration access functions. RanMarine utilizes secure password services to protect application and system passwords, provided by a third-party vendor.

A security breach within third-party based software applications would present a risk to our ability to continue business operations, and to the personal data of our employees. Business interruption because of a security breach at a third-party supplier is mitigated by data backup procedures. Company files and electronic assets (including emails) are stored on cloud-based platforms with backup procedures in place.

The software we develop as a company is access controlled, and customer authentication information is stored in an encrypted form. The software developed within RanMarine is subject to daily backup procedures, and source code material is access controlled and stored in encrypted format.

Customer information stored at RanMarine is limited to name, email, telephone and email address contact data. RanMarine does not store financial banking information or other sensitive personal information of customers. The customer data contained within RanMarine’s software systems is not of a personal nature, and relates to the operation of the products we sell (ASVs) and information recorded by sensors contained in those products whilst they are in use. Product data that is stored within our systems is subject to daily backups. Data interchange between RanMarine’s cloud-based applications and ASV software systems is encrypted and secured using a virtual private network service.

In terms of product supply chain logistics specifically, RanMarine is not currently reliant on a system of automated planning, ordering and processing. Human-triggered interaction is required to interact with vendors across the RanMarine supply chain process. All components within our products have alternative vendors, as RanMarine does not buy directly from original equipment manufacturers (OEMs) at this stage. The implication is that a security breach at a parts/BOM supplier would be mitigated by the existence of an alternative supplier for that system or component.

Government Regulation

RanMarine aims to follow and adhere to all applicable government oversight and regulation. While current legislative and regulatory requirements are not defined globally, each territory and waterspace is assessed independently to enable adherence to local regulation requirements. RanMarine adheres to the Lloyd’s Register of Autonomy definitions and classes our ASVs under Levels 1 through to 3 at this stage. Lloyd’s Register is a global professional services company specializing in engineering and technology for the maritime industry, provides a unifying classification system for autonomously or remotely (cyber) controlled ships:

●	Level 0: No cyber access – no assessment – no descriptive note – included for information only.

●	Level 1: Manual cyber access – no assessment – no descriptive note – included for information only.

●	Level 2: Cyber access for autonomous/remote monitoring.

●	Level 3: Cyber access for autonomous/remote monitoring and control (onboard permission is required, onboard override is possible).

●	Level 4: Cyber access for autonomous/remote monitoring and control (onboard permission is not required, onboard override is possible).

●	Level 5: Cyber access for autonomous/remote monitoring and control (onboard permission is not required, onboard override is not possible).

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Due to its size, the WasteShark is not always governed by these attributes; however, the autonomy classes help the Company to guide and define future development. In practicality, the authority over the customers’ waterspace has the final say about permission to operate; permission has rarely been denied, unless the waterspace has a sensitive government or commercial nature.

While automotive and aerial autonomous vehicles and craft are established and continue to be developed in many regions, regulations for smaller surface and marine vessels (e.g., RanMarine’s current WasteShark) are not maturely developed. With a predominantly public market at this stage, RanMarine relies on the water authority purchasing the equipment to authorize permission and safety regulations governing the use of our products in its waters. Typically, this is a local harbor or port authority, or federal or state public official or agent. Private and commercial clients are able to use the vessels in their waters without such regulatory oversight.

Instances of local authority sign-off can be found with RanMarine customers such as Port of Houston, Texas, Port of Aarhus, Denmark, Waterways Ireland, Ireland and the City of Cape Coral, Florida.

Our WasteShark, MegaShark and SharkPod are less than seven meters in length and, therefore, are not considered vessels and fall outside the maritime definition. However, these regulations (where they exist) are in their infancy and may change. To that end, RanMarine remains in constant contact with its Marine Autonomy network to make sure that developing regulations are known but also guided, where possible, by our active input.

RanMarine follows the Comité Maritime International, which is establishing an International Working Group on Maritime Law in order to regulate and standardize accepted practice and regulation around ASV operation and safety. In the interim, Maritime UK has also published a code of practice for ASV and maritime working vessels for ASVs below 24 meters in length, which is also used as our current standard.

Environmental and Social Governance Impact

We believe our technologies and products have a positive contribution to the environment as they:

●	Collect plastic trash from freshwater areas and marine areas (lakes, canals, rivers, dams, ports, harbors and marinas)
●	Collect harmful and unwanted biomass from water (harmful algal blooms, unwanted and prolific water-based plants that choke rivers and impact water quality (e.g., water hyacinth, eelgrass, sargassum)
●	Collect water quality and environmental data, which can be viewed in real-time or stored for later analysis
●	Are electrically powered, with the implication that it releases no harmful greenhouse gasses during operation (batteries can be re-charged with green energy sources)
●	Can be operated and used by unskilled personnel with no demand for a specific level of education
●	Can be used in areas that may be hazardous or which present a risk of harm to human health (e.g., diseased water from presence of harmful algae, water with dangerous wildlife, water polluted with chemical or oil-based contaminants)

The UN’s Sustainable Development Goals:

1)	Goal 14: Conserve and sustainably use the oceans, seas and marine resources

●	Our ASVs removes floating man-made pollution from the ocean in ports, harbors, marinas and coastal waters near the ocean, before this reaches the ocean
●	Our ASVs can remove ocean-bound waste and man-made pollution from rivers and water bodies that result in debris run-off into the ocean
●	Our ASVs can remove oil, solvents and other floating man-made chemical substances from the surface of water
●	Our ASVs can collect water quality data which allows for improved awareness of the water quality in marine environments
●	Our ASVs can collect other environmental data (e.g., pictures of marine assets) for improved awareness and monitoring of critical environmental health indicators (e.g., silt build-up, images of flora and fauna)
●	Data that our ASVs collect can be viewed in real-time, and historical data can be used for further deep analysis (trends and correlations)
●	Data provides a foundation for pragmatic trend analysis (e.g. impact of pollution removal on water quality over time)
●	Data also provides a foundation for analysis of debris types and sources of unwanted pollution, adding insight to enable proactive management water bodies and marine areas

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2)	Goal 13: Take urgent action to combat climate change and its impacts

●	Our ASVs are electrically powered cleaning vessels and emits no harmful greenhouse gasses during operation
●	Plastic waste collected can be recycled, which has a significantly lower carbon impact than virgin plastic product processes
●	Unwanted biomass (macro and micro-algae) can be collected and support biomass-based carbon sequestration activities (e.g., bioplastic and biofuel production)

3)	Goal 12: Ensure sustainable consumption and production patterns

●	Collected debris can be repurposed into building materials in a sustainable manner (relevant for both collected plastic debris as well as unwanted biomass), creating a sustainable commercial lifecycle with economic benefit to communities
●	Water quality is improved as a result of removing pollution from waterways (land-based as well as marine)
●	Impacts of economic activity on water quality can be monitored, and collected data used to provide additional insight into water (and economic activity) management practices and policies (e.g., nitrogen levels in water)
●	Material collected as unwanted water-based biomass can be used for fertilizers, feedstock for industrial and pharmaceutical products

4)	Goal 10: Reduce inequality within and among countries

●	As a waste collection vehicle, our ASVs provide an opportunity for the creation of new jobs and commercial ecosystems in developing world economies specifically
●	Removal of unwanted biomass and waste from water creates job opportunities within the waste management and recycling sectors
●	Improvement in water quality will enhance the lives of those living near water, or who are dependent on healthy marine ecosystems for survival (e.g., tourism, fishing industries)

5)	Goal 9: Build resilient infrastructure, promote sustainable industrialization and foster innovation

●	Recycling and repurposing of collected waste from marine and aquatic environments provides new avenues for industry and feedstock into existing industries
●	Our ASVs are a tool for empowering developing nation participants to improve water quality and generate commercial value at the same time

6)	Goal 6: Ensure access to water and sanitation for all

●	Removal of debris from lakes, rivers and other freshwater areas will improve water quality over time (this is relevant to both man-made materials as well as unwanted harmful micro- and macro-algae)
●	As a mobile platform for sensors, Our ASVs offer the opportunity to collect data in a flexible and agile manner to inform water quality monitoring and decision-making

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7)	Goal 3: Ensure healthy lives and promote well-being for all at all ages

●	By removing water-based pollution, our ASVs are a tool for improving the quality of drinking water and swimming water (particularly relevant to the removal of harmful algae)
●	Collection of water-based environmental data provides for the opportunity to monitor and proactively intervene in water quality management processes
●	Our ASVs can clean areas that may present a risk to human health and wellbeing, so that operator wellbeing is protected

Employees

As of December 31, 2024, we employed a total of 19 employees and contractors, with a functional break-down as follows:

Function	No. of Personnel
Executive Team	3
Software and Robotics	5
Product Engineering & Technicians	3
Sales and Marketing	5
Customer Experience	2
Finance & Administration	1

RanMarine is a member of the Workers Council “Klein Metaal” and therefore bound by a collective labour agreement, which is an industry bargaining council body in the Netherlands. Membership in this bargaining council is required by law, owing to the nature of our activity (manufacture of maritime ASVs). The bargaining council membership allows us to participate in wage negotiations and other key terms of agreement between employers and employees governed under the bargaining council.

Legal Proceedings

We are not involved in, or are aware of, any legal or administrative proceedings contemplated or threatened by any governmental authority or any other party. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding or has an adverse interest to us in any legal proceeding.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this prospectus.

Name	Age	Position	Director/Officer Since
Richard Hardiman	49	Chief Executive Officer, Executive Director	2016
Anton Hemelaar	51	Chief Financial Officer, Executive Director	2022
Bart de Vries	53	Chief Operating Officer	2023
Esther Lokhorst	58	Chief Customer Officer	2017
Darren Kirby	53	Sales Director	2022
Michael Foss	67	Chairman of the Board of Directors	2023
Deborah Waters	57	Non-Executive Director	2023
Samuel Howe	69	Non-Executive Director	2023
Johan Terpstra	55	Board Nominee	—

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The following summarizes the occupation and business experience during the past five years or more for our directors and executive officers as of the date of this prospectus.

Richard Hardiman, Chief Executive Officer and Executive Director

Richard Hardiman is our Chief Executive Officer and an executive director of RanMarine. He was appointed as our full-time Chief Executive Officer in July 2020. From April 2016 to the present day, Mr. Hardiman has been responsible for the delivery of product development and growth strategy for our business. In addition, Mr. Hardiman has been responsible for raising equity finance for our Company’s growth. His current duties include delivering shareholder value, company growth strategy, and providing development plans to ensure greater growth in the marketplace. Mr. Hardiman attended the Graduate School of Business at the University of Cape Town, South Africa.

Anton Hemelaar, Chief Financial Officer and Executive Director

Anton Hemelaar is our Chief Financial Officer and an executive director of RanMarine. He is responsible for all finance, tax, legal and compliance matters. From September 2018 until September 2022, Mr. Hemelaar was Vice President Finance at the HomeAdvisor International division of IAC Inc. (Nasdaq: IAC). In that role, he established the finance and control function of his business unit. Prior to that time, Mr. Hemelaar was the European Finance Director for Applied Materials Inc. (Nasdaq: AMAT) for eight years. He holds a Master’s degree in Economics and is a qualified Dutch accountant. Mr. Hemelaar began his career as an auditor with PricewaterhouseCoopers (PwC).

Bart de Vries, Chief Operating Officer

Bart de Vries 52 has served as our Chief Operating Officer since August 2023. He is responsible for the day-to-day operations, production of RanMarine’s products and related services. Previously he was a Vice President Product at Serrala and Managing Director of Serrala Solutions B.V. and Chief Operating Officer of its predecessors AcceptEmail B.V and AcceptEasy from 2014 to 2023, a SAAS company delivering electronic billing and payments. Prior to that Mr. De Vries worked for almost 2 decades in finance at NIBC, ABN AMRO and RBS in Amsterdam and Hong Kong. He has a BA from Middlebury College and an MBA from Cornell University.

Esther Lokhorst, Chief Customer Officer

Esther Lokhorst has served as our Chief Customer Officer since March 2023. Prior to serving in this role, Esther was our Chief Operating Officer since 2017. Esther has been involved in, among other things, managing production and monitoring procurement for both procurement and R&D projects. Ms. Lokhorst is involved in business development, manages press and communication, and all grant applications. From 2015-2019, Ms. Lokhorst was the Program Manager and Operations Manager at Accelerator PortXL. There, Ms. Lokhorst was responsible for the design and implementation of the program as well as the communication content with respect to the program both in Rotterdam and internationally. Ms. Lokhorst holds a Bachelor of Arts degree from Centre College and Master of Business Administration from The Open University in the United Kingdom.

Darren Kirby, Global Sales Head

Darren Kirby has been our Global Sales Head since March 2023. Darren started at RanMarine in May 2022 as Sales Director, providing leadership within the sales, marketing and business development competencies. Prior to starting at RanMarine, Mr. Kirby spent a year as the sales manager for A.F. Blakemore & Son Ltd in the United Kingdom, where he was responsible for sales and business development within the business-to-business (“B2B”) and business-to-consumer (“B2C”) and B2C media sector. From July 2016 - November 2020, Mr. Kirby occupied the function of Director of Business Development at Technique Media (Pty) Ltd in Cape Town, South Africa. As a founder of this media sales business, Mr. Kirby worked across diverse industry sectors promoting innovative media platforms (billboards, digital media and transit media). Mr. Kirby holds tertiary level diplomas in Communication and Media Studies and Marketing Management.

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Michael Foss, Non-Executive Director and Chairman of the Board of Directors

Michael Foss has served as our Chairman since May 2023 and our Chairman of the Board of Directors since June 2023. Mr. Foss brings to RanMarine extensive experience in the finance and general management operations of publicly and privately owned companies. Mr. Foss has been the Chief Financial Officer of five companies (Circuit City Stores, Inc., Petco Animal Supplies, Inc., TeleTech Holdings, Inc., Rally’s Hamburgers, Inc. and Independent Pet Partners Holding, LLC) and the Chief Executive Officer of two companies (The Sports Authority, Inc. and PictureVision, Inc). Mr. Foss has served on the Board of Directors of eight companies, five of which were based outside the United States. He has a Bachelor of Arts in Business Administration from the University of Washington and a Masters of Business Administration from the University of Michigan. Mr. Foss currently serves as the Chairman of the Audit Committee.

Deborah Waters, Non-Executive Director

Deborah Waters joined th Board of Directors in June 2023. Mrs. Waters brings to RanMarine extensive experience in the technology operations of large multinational organizations. Mrs. Waters is currently the Chief Technology Officer of Aegon N.V. Mrs. Waters previously had spent 26 years in technology leadership roles at Citigroup, Inc., of which the last five were as the Global Head of Private Bank Operations. Mrs. Waters has a Bachelor of Science in Computer Sciences from Penn State University and a Masters of Business Administration from Temple University. Mrs. Waters was appointed to the Board of Directors in 2023.

Samuel V. Howe, (Chairman of Compensation Committee) Non-Executive Director

Samuel Howe joined the Board of Directors in June 2023. Mr Howe brings to RanMarine extensive experience in marketing and operations management of publicly and privately owned companies. He has been Chief Marketing Officer of two companies (TeleWest, LLC and Time Warner Cable, Inc.) and Chief Executive Officer of Allconnect Inc. Mr. Howe has served on the Board of Directors for three companies, one of which was based outside the U.S.. He also served as the Chairman of the Cable Association of Telecommunications and Marketing. In addition to his current service for RanMarine, he also serves on the Board of Trustees for the Sea Education Association. Mr Howe served as a Board Trustee for The Nature Conservancy for 11 years ending in late 2022. Mr. Howe has a Bachelor of Arts in History from Bowdoin College and a Masters of Business Administration in Finance and Marketing from the Kellogg School of Management, Northwestern University. Mr. Howe was appointed to the Board of Directors in 2023.

Johan Terpstra, (Incoming Chairman of the Audit Committee) Non-Executive Director

Johan Terpstra will bring to RanMarine a wealth of experience in finance and general management. Mr. Terpstra holds a Master’s degree in Economics and is a qualified Dutch Chartered accountant. His career commenced in the audit practice at PricewaterhouseCoopers (PwC), where he eventually ascended to the role of Partner Transaction Services. Following this, Mr. Terpstra served as Managing Partner at two prominent Dutch private equity firms, NPM Capital (for over 12 years through February 2021) and Strikwerda Investments BV (through September 2022). Mr Terpstra then was a self-employed investment professional through July 2024 when he joined Teslin Capital management where he currently is a Director. He was on the supervisory and advisory board of over five international companies, including Kiwa, Kramp and Hendrix Genetics, among others.

Johan Terpstra will be appointed as non-executive director prior to the effectiveness of the registration statement of which this prospectus forms a part.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Foreign Private Issuer Status

The listing rules of Nasdaq (the “Listing Rules”), include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as RanMarine, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose any significant ways that our corporate governance practices differ from the Listing Rules that we do not follow, please see ‘Certain Disclosure and Reporting Obligations under the DCGC as stipulated hereunder’.

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Certain Disclosure and Reporting Obligations under the DCGC

The Company’s directors, officers, and shareholders are subject to certain disclosure and reporting obligations under Dutch law. The following is a description of the general disclosure obligations of under Dutch law as such laws exist as of the date of this prospectus and should not be viewed as legal advice for specific circumstances.

As RanMarine has its corporate seat in the Netherlands and has its securities listed on a third (non-EU) country market equivalent to a regulated market (i.e. Nasdaq), RanMarine is subject to the DCGC. The DCGC contains both principles and suggested governance provisions for one-tier boards, executive and non-executive directors, shareholders and general meetings, financial reporting, auditors, disclosure compliance and enforcement standards.

The DCGC is based on a “comply or explain” principle. Accordingly, RanMarine is required to disclose in its management report publicly filed in the Netherlands, whether or not it is complying with the various provisions of the DCGC. If RanMarine does not comply with one or more of those provisions (e.g., because of a conflicting Nasdaq requirement or U.S. market practice), RanMarine is required to explain the reasons for such non-compliance. While we intend to endorse the principles and best practice provisions of the DCGC, it is envisaged that RanMarine will not apply certain best practice provisions of the DCGC, including the following:

-	Independency requirements. The DCGC provides that the non-executive directors have to meet certain independency requirements. We note that our chairman, Mr. Foss has provided $1,000,000 of bridge funding to the Company on terms substantially consistent with other bridge loan investors. (See the section entitled “Related Party Transactions” for further information.) In this respect, we might not strictly comply with the independency requirements. However, we believe that this only shows the commitment and belief that Mr. Foss has in us. Furthermore, we believe that our company and all our stakeholders will benefit from the presence of Mr. Foss, especially in respect of his extensive experience, expertise and valuable knowledge of our business and the industry we operate in. We believe that this outweighs any perceived disadvantage of non-independence.

-	Remuneration of non-executive directors: The DCGC provides that non-executive directors must not be awarded remuneration in the form of shares and/or rights to shares. Our non-executive directors shall be paid in Restricted Stock Units (“RSUs”), which shall be their sole form of remuneration in 2025. Please see “Executive Compensation” for an extensive outline of the remuneration plan. Although this is not compliant with the DCGC, in accordance with market standards in the U.S., we believe it is in the best interest of the Company that non-executive directors receive share-based remuneration. Due to liquidity constraints for other forms of remuneration, non-executive directors may divest their shares after their one year vesting period.

-	Diversity and Inclusion. As an emerging company, the Company does not yet comply with the best practice provisions in the DCGC requiring a policy on Diversity and Inclusion. The Company is aware of the significance of such policy, not only as a moral imperative, but also a strategic business imperative that is vital for driving innovation, enhancing employee morale and productivity, and strengthening stakeholder relationships. Therefore, the Company is committed to taking concrete actions towards achieving these objectives and is actively working towards implementing effective Diversity and Inclusion policies in the future.

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Long Term Incentive Plan open to members of the Board of Directors, including non-executive directors. The Board of Directors has granted or intends to grant RSUs to the CEO, CFO, the Chairman, and the other non-executive Board Members, as part of the Long-Term Incentive Plan that is expected to be launched concurrent with the IPO. The RSUs for the executive directors vest ratably over four years. In deviation of best practice provision 3.1.2 of the DCGC, these RSUs will partially vest within the first three years of their grant date, and the RSUs granted to the Chairman and other non-executive Board Members, will vest in one year and not be subject to a five years holding period. Although in deviation of the DCGC, we believe that the foregoing is market practice among companies listed on the Nasdaq. As regards the non-executive directors, it is envisaged that their remuneration will be 100% payable in RSUs subject to a one year vesting period in 2025. The remuneration in the form of equity instruments is in accordance with market practice among companies listed on Nasdaq, although in deviation from suggested governance provisions 3.3.2 and 3.3.3 of the DCGC.

No auditor appointment by the general meeting. The Company deviates from principle 1.6 and best practice provision 1.6.1 of the DCGC, as the nomination for the appointment of the external auditor shall not be submitted to the general meeting for approval. The non-executive directors shall supervise the functioning of the external auditor.

Other governance items. The DCGC provides several governance-related items which are more suitable for larger companies. For instance, RanMarine has no internal audit department, it has no company secretary, no induction program for non-executive directors and no development program for the Board of Directors.

Board of Directors

We intend to have six directors at the time of the closing of this offering, four of whom will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our directors will be elected at annual meetings of our Company’s shareholders and can be for a term of one to three years. Currently, our Board of Directors assesses potential director candidates for required skills, expertise, independence and other factors. After the closing of this offer, the Compensation and Governance Committee will take responsibility for this action.

Our Board of Directors is responsible for appointing our Company’s officers.

We have a one-tier board structure. Our business and affairs are managed under the direction of our Board of Directors, which is divided into executive directors and non-executive directors.

Term of Office

Initially, each director will be appointed to a one-year term on the Board of Directors. They will serve to the end of their term or until their death, resignation, removal or a replacement is elected. The director may be presented to shareholders for re-election to a new term of between one to three years. Our Board of Directors appoints our officers, and each officer is to serve until his successor is appointed and qualified or until his or her death, resignation or removal.

Director Independence

We intend to have four directors at the time of the offering who qualify as “independent” according to the rules of Nasdaq.

A material relationship is a relationship which could, in the view of our Board of Directors, be expected to interfere with the exercise of a director’s independent judgment.

Board Committees

We have established two committees under the Board of Directors: an Audit Committee and a Compensation and Governance Committee. Each committee is to be governed by a charter approved by our Board of Directors.

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Audit Committee

Our Audit Committee will have three (3) directors that will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act at the time of the closing of this offering. At least one of our directors on the Audit Committee will be an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee will be responsible for, among other things:

●	Selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

●	Reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K;

●	Discussing the annual audited financial statements with management and our independent registered public accounting firm;

●	Annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	Meeting separately and periodically with the management and our independent registered public accounting firm;

●	Reporting regularly to the full Board of Directors;

●	Reviewing and evaluating our cybersecurity plan. One of our non-executive directors, Mrs. Waters, is the current Chief Information Officer of Aegon N.V. and has 26 years of experience in Information Systems at Citigroup, Inc.;

●	Reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

●	Such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

Compensation and Governance Committee

Our Compensation and Governance Committee will have at least two directors that will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act at the time of the closing of this offering. Our Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

●	Reviewing and seeking approval from the board with respect to the total compensation package for our most senior executive officers;

●	Approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	Reviewing and recommending to the board with respect to the compensation of our directors;

●	Reviewing periodically and approving any long-term incentive compensation or equity plans;

●	Selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	Programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Arrangements

We are not aware of any arrangement among shareholders regarding the nomination or approval of directors or senior management.

Code of Business Conduct and Ethics

We will adopt a Code of Conduct and Ethics that applies to our directors, officers and other employees prior to the consummation of the offering.

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EXECUTIVE COMPENSATION

Dutch law provides that we must establish a policy in respect of the remuneration of our directors. Such policy will address, among other things, the following topics: the fixed and variable components (if any) of the remuneration of our directors, including remuneration in the form of shares and severance payments. Prior to the consummation of this offering, our Board of Directors will propose, and we expect our shareholders to adopt a remuneration policy for both the executive and non-executive directors.

Disclosure of compensation on an individual basis is not required in our home country and is not otherwise publicly disclosed by us. The aggregate compensation, including benefits in kind, accrued or paid to our executive officers named in this prospectus for services in all capacities with respect to the year ended December 31, 2023 was €636,729.

Compensation for the Board of Directors

The Board of Directors has received the following monetary compensation for their services in 2024.

Executive Directors

Our Chief Executive Officer has received a base salary of €131,339 in the fiscal year 2024. €25,339 of this amount has been deferred and will be paid upon the completion of the IPO. Our Chief Financial Officer has worked as a contractor in 2024 and has invoiced the company €43,560 including 21% VAT. In addition, he has earned €120,000 of American Depositary Shares. Both the remaining cash amount as well as the ADS will be settled upon the completion of the IPO. The ADS are subject to a six-month lock-up period.

Non-Executive Directors:

The Board of Directors have waived their 2024 compensations. After the completion of the IPO the Board of Directors will receive the following monetary compensation for their services.

Executive Directors

Our Chief Executive Officer will receive a €185,189 base salary per year beginning on the closing of the IPO. In addition, he will be granted €516,750 worth of RSUs, which will vest 25% per year over four (4) years. In January and March 2025, the Board of Directors approved additional grants of $50,000 and respectively $200,000 worth of RSUs on the IPO. The RSUs granted in January 2025 have a 12 month vesting period and the RSUs granted in March 2025 have a 24 month vesting period.

Our Chief Financial Officer will receive a €167,250 base salary per year beginning on the closing of the IPO. In addition, he will be granted €334,500 of RSUs, of which 25% per year will vest over four (4) years. In January and March 2025, the Board of Directors approved additional grants of $50,000 and respectively $150,000 worth of RSUs on the IPO. The RSUs granted in January 2025 have a 12 month vesting period and the RSUs granted in March 2025 have a 24 month vesting period.

Non-Executive Director:

Our Chairman of the Board will be granted $120,000 of RSUs, which will vest over one (1) year.

Our Chairman of the Audit and Compensation Committees, if not currently the Chairman of the Board, will be granted $110,000 of RSUs, which will vest over one (1) year.

Our non-executive directors will be granted $100,000 of RSUs, which will vest over one (1) year.

In January of 2025, the Board of Directors approved RSU grants to Non-Executive Board Members to reflect their very active involvement in both the financing and IPO processes. These RSU grants will be awarded as of the day the company completes its IPO and will have a 6 month vesting period. The grants will be converted from a dollar amount to ADSs based on the IPO price. The dollar value of the RSU grants are as follows: Michael Foss $400,000, Deborah Waters $150,000, Samual Howe $150,000 and Johan Terpstra $100,000.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus (i) prior to the consummation of this offering and (ii) as adjusted to reflect the sale of the ADSs in this offering for:

●	each shareholder who is known to us to own beneficially 5% or more of our outstanding ordinary shares;

●	all directors;

●	our executive officers; and

●	all executive officers and directors as a group.

Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their ordinary shares, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their ordinary shares.

The percentage of ordinary shares beneficially owned before the offering is computed on the basis of our ordinary shares as of the date of this prospectus. The percentage of ordinary shares beneficially owned after the offering is based on the number of ordinary shares to be outstanding after this offering, and assumes no exercise of the underwriters’ option to purchase additional ADSs. Ordinary shares that a person has the right to acquire within 60 days of the date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and officers, as a group. In addition, the following table does not reflect any (i) ADSs that may be purchased in this offering (ii) ADSs to be granted to staff and advisors (see inter alia related party transactions) (iii) ADSs to be granted under the Plan (for which we intend to reserve 20% of the ADSs).

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Name	Ordinary Shares Beneficially Owned(1)	Percentage of Ordinary Shares Beneficially Owned(1)	Percentage of Ordinary Shares Beneficially Owned After Offering(2)
Directors and Executive Officers:
Richard Hardiman, Chief Executive Officer and Director	1,748,138	26.7%	13.6%
Bart de Vries, Chief Operating Officer	52,276	* %	1.0%
Esther Lokhorst, Chief Customer Officer	-	-%	-%
Alistair Longman, Chief Product Officer	-	-%	-%
Darren Kirby, Global Sales Head	-	-%	-%
Anton Hemelaar, Chief Financial Officer and Director	558,820	8.5%	6.0%
Michael Foss	135,917	2.1%	7.4%
Deborah Waters	-	-%	-%
Samuel Howe	-	-%	-%

Directors and Executive Officers as a Group (9 persons)	2,495,151	38.1%	28.1%

Other 5% or more Shareholders:
Boundary Holding S.à r.l., SPF(3)	1,314,730	20.1%	9.5%
Oliver Cunningham	1,195,209	18.2%	8.6%
Greig Wibberley	1,104,537	16.9%	8.0%

*Less than 1%

(1) Based on 6,552,558 ordinary shares outstanding as of as of the date of this prospectus (and before the Reverse Split taking place). For purposes of computing percentage ownership after this offering, we have assumed the voluntary conversion of outstanding convertible bridge notes will be converted up to a 25% discounted purchase price, convertible into ADSs, against the initial IPO price, upon the completion of the IPO.

(2) Excludes any ADSs that may be issued if the underwriter exercises its options to cover over allotments.

(3) The address of Boundary Holding S.à r.l., SPF, 33, rue du Puits Romain, Bertrange, L-8070 Luxembourg, Luxembourg. Rajat Khara exercises the voting and dispositive authority over shares held by this stockholder.

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RELATED PARTY TRANSACTIONS

Except as provided below, as of the date of this prospectus, we are not aware of any transactions since the inception of the Company, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as of the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our ordinary shares, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Shareholder Loan

Boundary Holding S.à r.l., SPF is a shareholder of RanMarine. There is a loan agreement between the two companies as of May 27, 2021, for €100,000. The note does not carry interest or a term limit. RanMarine has paid €67,600 as of February 11, 2025. As of February 11, 2025, the Company owed €32,4000 to Boundary Holding S.à r.l., SPF. The other payables as of February 11, 2025 are a €9,400 short term non-interest bearing loan with one of the shareholders.

Agreements with our Executive Officers and Directors

The Company entered into several management agreements with certain of our executive officers (including our executive directors), while the other executive officers are employed by the Company. We have service contracts with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition, non-solicitation and inventions assignment undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.

Granting of ADSs by the Company to Directors, Staff and Other Related Parties

Several directors, staff and other related parties are entitled to ADSs without having to pay cash consideration for these ADSs. To appreciate their commitment, this group is entitled to ADSs by way of a bonus or extra salary, or advisory services to support their commitment, overtime, being an early staff member etc. In this way, a total amount of 251,733 ADSs will be granted to this group. We recognize the value of the services provided by our staff and advisors and have agreed to compensate them with ADSs, rather than cash. These agreements have been approved by our Board of Directors. By offering these ADSs, we are able to maintain a skilled team while conserving our cash resources for essential operational expenses.

Bridge Loan Arrangements by Related Parties

In order to secure sufficient funding for us until the initial public offering, we entered into several bridge loan agreements with various parties or individuals, some of which are related parties. These agreements provided us with the necessary funds to continue our operations until the planned IPO is realized. These bridge financing arrangements have been structured in the form of notes convertible into ADS at with up to a 25% discounted purchase price from initial public offering price, and additional warrants entitling each noteholder to purchase ADSs against the nominal value of $0.012 per share. The notes are payable at the earlier of either the maturity date or the date of our initial public offering, unless converted. The following related parties have provided convertible loans to the Company via bridge financing arrangements:

-	Our Chairman, Mr. Foss, and his spouse have loaned US$1,235,553 to the Company, in return for a convertible note in the principal amount of US$1,493,752, of which US$1,173,270 will be converted into 391,088 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, 79,321 incentive shares that were included as ADSs granted as an incentive to new bridge loan holders with a 120 day lock up period and 320,000 warrants, all of which will be exercised for 399,321 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part; In addition, Mr. Foss’s mother, Doris Foss, lent US$317,000 to the Company in return for a convertible note in the principal amount of US$365,300, US$235,300 of which will be converted into 85,100 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, and 32,498 incentive shares that were included as ADSs granted as an incentive to new bridge loan holders with a 120 day lock up period, all of which will be exercised for 32,498 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part;

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-	Mr. Hardiman has agreed to loan an aggregate of € 225,000 to the Company, in return for convertibles note in the aggregate principal amount of € 281,250, € 131,250 of which will be converted for 41,405 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, and 90,000 warrants, all of which will be exercised for 90,000 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part;

-	Our Chief Financial Officer, Mr. Hemelaar, has loaned €225,000 to the Company in return for a convertible note in the principal amount of € 278,308, € 278,308of which will be converted for 99,054 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, and 74,000 warrants, all of which will be exercised for 74,000 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part; In addition, Mr. Hemelaar’s father-in-law lent € 50,000 to the Company in return for a convertible note in the principal amount of € 62,500, all of which will be converted for 28,183 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, and 20,000 warrants, all of which will be exercised for 20,000 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part;

-	Our Chief Operating Officer, Mr. de Vries, lent € 95,000 to the Company, in return for a convertible note in the principal amount of €118,750, €95,000 of which will be converted for 39,943 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, and 38,000 warrants, all of which will be exercised for 38,000 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part;

-	Our Global Sales Head lent € 35,000 to the Company, in return for a convertible note in a principal amount of € 43,750, of which € 25,000 will be converted for 11,325 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part and 14,000 warrants all of which will be exercised for 14,000 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part;

-	One shareholder has loaned € 25,000 to the Company, in return for a convertible note in a principal amount of € 31,250, of which € 25,000 will be converted for 10,511 ADSs which will be issued immediately prior to the effectiveness of the registration statement of which this prospectus forms a part and 10,000 warrants all of which will be exercised for 10,000 ADSs immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

Share Transfers Involving Related Parties

On or shortly prior to the closing date of this offering taking place, an amount of 23 ordinary shares are redivided among the shareholders in order to enable the relevant divisibility for the Reverse Split. These shares are transferred by Mr Foss to the rest of the holders, who will each receive up to four shares. Such transfers take place at an aggregate value of $1.00 for all 23 shares.

May 11, 2023

On May 11, 2023, four transactions of ordinary shares in the Company involving related parties of the Company were executed before a Dutch civil law notary. The following share transfers have taken place at such date:

Transaction I:

Mr. Hardiman sold 418,207 shares to Mr. Hemelaar for a total purchase price of EUR 200,000, which amounts to EUR 0.48 per share.

Transaction II:

An existing shareholder sold 83,641 shares to Mr. Foss and his spouse for a total purchase price of EUR 40,000, which amounts to EUR 0.48 per share.

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Transaction III:

Mr. Hardiman sold 52,276 shares to Mr. Foss and his spouse for a purchase price of EUR 25,000, which amounts to EUR 0.48 per share.

Transaction IV:

CEO Richard Hardiman sold 52,276 shares to Mr. de Vries, our Chief Operating Officer, for a purchase price of EUR 25,000, which amounts to EUR 0.48 per share.

December 27, 2022

Several share transfers were made between related parties, such as a transfer of ordinary shares from Mr. Hardiman to Mr. Hemelaar. In all of these share transfers, the purchase price per share amounted to EUR 3,353. On the same date, BH Technology Investments S.à r.l. transferred all its shares to its parent company Boundary Holding S.à r.l., SPF. In addition, all shareholders were issued 6,551,626 shares at (the then applicable) nominal value pro rata to their shareholding, which issue was debited to the share premium reserves of the Company.

December 9, 2021

On December 9, 2021, the Company repurchased shares from a shareholder for a total purchase price of EUR 45,000, which amounts to EUR 661,76 per share. In addition, one shareholder sold 43 shares for a total purchase price of EUR 110,000 to other shareholder, BH Technology Investments S.à r.l., which amounts to EUR 2,588 per share.

August 27, 2020

On August 27, 2020, Mr. Hardiman transferred shares to several other shareholders for a purchase price of EUR 240,000, which amounts to EUR 571,43 per share. On the same date, all existing shareholders sold part of their shares to BH Technology Investments S.à r.l. for EUR 452,160, which amounts to EUR 3,140 per share.

Related Party Transactions Policy

In connection with our listing on Nasdaq, we shall implement a policy regarding related party transactions. This policy shall inter alia stipulate that any relation party transactions that a foreign private issuer is required to disclose under the Exchange Act must receive approval from either our board of directors, or a designated committee consisting solely of independent directors, including the Audit Committee. Moreover, our board of directors has established an internal procedure to periodically evaluate whether related party transactions, as defined under Dutch law, are being conducted under normal business practices and normal market conditions. Furthermore, under Dutch law, we are required to disclose material transactions with a related party (as defined under Dutch law and subject to certain exceptions) that were not entered into in the ordinary course of business and/or not under normal market conditions at the time of such transaction. Such transactions shall be subject to the approval of our Board of Directors.

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MATERIAL AGREEMENTS

We set out below summaries of the material agreements that we have entered outside of our ordinary course of business in the past two years.

In July of 2023, RanMarine Technology B.V. and HEBO Maritiemservice B.V., a Rotterdam, Netherlands based company specializing in maritime and offshore services, entered into an agreement with respect to the joint development, marketing and sales of the OilShark ASV.  This agreement brings together RanMarine’s expertise in Autonomous Surface Vessels with HEBO’s expertise and recognition in oil spill response to develop the OilShark.

Key elements of this agreement include:

I.	HEBO will share knowledge and expertise regarding oil response with RanMarine

II.	HEBO will provide access to its facilities and vessels for practical know-how and testing related to the OilShark

III.	HEBO will promote public exposure and facilitate the sales of OilSharks

IV.	RanMarine will sell OilSharks to HEBO at a discounted price reflecting the cooperative nature of the collaboration.

V.	HEBO and RanMarine will work together to drive sales in Europe

VI.	HEBO and RanMarine will collaborate on joint marketing initiatives to enhance the visibility and branding of the OilShark project. This would include media exposure, social media campaigns and co-branding the OilShark with both the RanMarine and HEBO brand names.

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SECURITIES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our ordinary shares or ADSs. Future sales of substantial amounts of ADSs representing our ordinary shares in the United States or of our ordinary shares in the Netherlands, or the perception that such sales may occur, could adversely affect prevailing market prices of such ADSs and of our ordinary shares. As of the date of this prospectus, we had in issue and outstanding 6,552,558 ordinary shares and no ADSs representing our ordinary shares. Upon the effectiveness of the registration statement of which this prospectus forms a part, holders of ordinary shares registered hereby are expected to be able to deposit such ordinary shares with the Depositary in exchange for ADSs representing such ordinary shares at the ratio referred to on the cover page of this prospectus, which ADSs will be freely tradeable. Holders of issued but unexercised options to purchase our ordinary shares not registered hereby will have to comply with one of the exceptions from U.S. registration requirements set forth below in order to exchange any ordinary shares issued upon exercise thereof.

Upon completion of this offering at an assumed offering price of $4.00 per ADS, we will have 11,485,456 ADS shares outstanding, not including any ADSs that may be sold pursuant to the underwriter’s over-allotment option.

All of the ADSs sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the ADSs or ordinary shares in the public market could adversely affect prevailing market prices of the ADSs. Prior to this offering, there has been no public market for our ordinary shares. We have applied to list the ADSs on the Nasdaq Capital Market under the symbol “RAN”.

Rule 144

In general, a person who has beneficially owned our unregistered ordinary shares for at least six months would be entitled to sell ADSs representing our ordinary shares pursuant to Rule 144 of the Securities Act, provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we are subject to Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who are our affiliates at the time of, or any time during the 90 days preceding, a sale of ADSs representing such ordinary shares, are subject to additional restrictions. As long as we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the proposed sale, such person may sell within any three-month period only a number of ADSs representing our ordinary shares that does not exceed the greater of:

●	1% of the number of ADS representing our ordinary shares then outstanding (including any ordinary shares issuable upon withdrawal of ADSs), as if all such ordinary shares had been deposited in exchange for ADSs; or

●	the average weekly trading volume of ADSs representing our ordinary shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Any sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144 to the extent applicable.

Prior to the 90th day following the effective date of the registration statement of which this prospectus forms a part when we become subject to the Exchange Act periodic reporting requirements, non-affiliates who have not been affiliates of ours within the 90 days preceding the sale and who acquired their securities at least one year following their sale by us or our affiliates, may freely resell such securities under Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions, as well as the resale of any such securities issued by foreign private issuers such as us (including resales into the United States) are not subject to the registration or prospectus delivery requirements of the Securities Act.

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Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, board members, senior management, consultants or advisers who purchases ordinary shares or ADSs from us in connection with a compensatory share or option plan or other written agreement before the effective date of the registration statement of which this prospectus forms a part, or the effective date, is entitled to resell such ordinary shares or ADSs 90 days after the effective date in reliance on Rule 144, without having to comply with the holding period requirements or other restrictions contained in Rule 701. The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the ordinary shares or ADSs acquired upon exercise of such options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, beginning 90 days after the date of this prospectus, may be sold by persons other than “affiliates,” as defined in Rule 144, subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with the holding period requirement.

Selling Shareholders Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Selling Shareholders of our ADSs held by them. These ADSs have been registered to permit public resale of such shares, and the Selling Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No sales of the shares covered by the Resale Prospectus shall occur until the registration statement is declared effective by the SEC. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Introduction

The below is a summary of certain information concerning our share capital as well as a description of certain provisions of our Articles of Association and Dutch law. The summary below contains only material information regarding our corporate status and share capital. It does not purport to be complete and it is qualified in its entirety by reference to our Articles of Association, an English translation of which is filed as an exhibit to the registration statement of which this prospectus forms a part. This description does not cover any requirements under the Dutch Corporate Governance Code or other legislative proposals that are pending but not yet adopted by the Dutch legislature, nor does it cover any temporary COVID-19 related matters under applicable Dutch law.

The following summary describes the material terms of our capital stock and provisions of our Articles of Association. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of our Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part.

Please note that the offered securities are ADSs. Nevertheless, we shall refer to “shares” when we refer to the underlying ordinary shares.

General Overview

We were incorporated under the laws of the Netherlands on April 12, 2016 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 65812441. We have our corporate seat in Rotterdam, the Netherlands and our registered office is at Galileïstraat 15, 3029AL, Rotterdam, the Netherlands.

The ordinary shares underlying the offered ADSs will be subject to, and will have been created under, Dutch law.

As described in Article 3 of our current Articles of Association, our corporate objectives are:

-	developing water-carrying self-contained drones for various applications in and around (sea) ports and waterways;

-	to incorporate, to participate in any way whatsoever, to manage and to supervise businesses and companies;

-	to finance businesses and companies;

-	to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness, as well as to enter into agreements in connection with the aforementioned;

-	to supply advice and to render services to enterprises and companies with which the Company forms a group and to third parties;

-	to render guarantees, to bind the Company and to pledge its assets for obligations of the businesses and companies with which it forms a group and on behalf of third parties;

-	to acquire, manage, exploit and alienate registered property and assets in general;

-	to trade in currencies, securities and items of property in general;

-	to exploit and trade in patent, trademarks, licenses, know-how and other intellectual property rights;

-	to perform any and all activity of industrial, financial or commercial nature,

as well as everything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word.

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Board of Directors

The Company has a Board of Directors, consisting of one or more executive directors and one or more non-executive directors. As of the date of filing, the Board of Directors consists of two executive directors and four non-executive directors, see the section entitled “Directors and Executive Officers”. Natural persons as well as legal entities shall be capable of holding the office of executive director. Only natural persons can be appointed as non-executive director. The general meeting shall decide on the number of directors. Under our Articles of Association, the directors are appointed by the general meeting which shall at all times have power to suspend or dismiss any director. Executive directors can also be suspended by the Board of Directors. Resolutions of the general meeting to dismiss a director can only be passed by a majority of at least two-thirds of the valid votes, provided that this majority exceeds fifty per cent (50%) of the issued share capital.

Under Dutch law, the Board of Directors is, as a collective, responsible for the management, policy, strategy and operations of the Company. The executive directors manage the daily business and operations of the Company, and are responsible for the implementation of its strategy. The non-executive directors focus on the supervision on the functioning of the performance of the duties of all directors, our general state of affairs and the policy of the Company. Each director has a duty to act in the corporate interest (vennootschappelijk belang) of the Company and its business. Under Dutch law, such corporate interest extends to the interests of all corporate stakeholders, such as shareholders, but also to the creditors, employees, customers and suppliers of the Company. The duty to act in the corporate interest of the Company also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances in general dictate how such duty is to be applied and how the particular interests of different stakeholder groups should be weighed.

Share Capital

As of December 31, 2024, until the Reverse Split, our share capital consists of 6,552,558 ordinary shares with a (then applicable) nominal value of $$0.01 per share. After the Reverse Split, this amount is reduced to 5,460,465 ordinary shares with a nominal value of $0.012 per share). Our current Articles of Association do not provide for a limit on the number of ordinary shares that we can issue in the form of an authorized share capital.

Ordinary Shares

The following summarizes the main rights of holders of our ordinary shares:

●	each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders, including the appointment of board members; there are no cumulative voting rights;

●	each holder of ordinary shares is entitled to dividends and other distributions as may be declared from time to time by us, if any; and

●	upon our dissolution, each holder of ordinary shares will be entitled to share pro rata in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

Issuance of Shares and Preemptive Rights

Under Dutch law, ordinary shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our general meeting of shareholders may authorize our Board of Directors to issue new shares or grant rights to subscribe for shares. On the date of filing, the Board of Directors has been granted the authorization to issue new shares and/or grant rights to subscribe for shares, as from April 26, 2023. Such authorization may be revoked by the general meeting of shareholders at any moment.

Under Dutch law, generally, in the event of an issuance of ordinary shares or granting of rights to subscribe for ordinary shares, each holder of ordinary shares will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. However, under our Articles of Association, any pre-emptive rights of shareholders are fully excluded and no shareholder has any pre-emptive right on any further share issue or any grant of rights to subscribe for shares.

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Transfer of Ordinary Shares

Under Dutch law, transfers of ordinary shares (other than in book-entry form) require a written deed of transfer being executed for that purpose in the presence of a Dutch civil law notary and, unless the Company is a party to the deed of transfer, acknowledgement by or proper service upon the Company to be effective. Our ordinary shares are freely transferable under Dutch law.

Form of Ordinary Shares

Pursuant to our Articles of Association, the ordinary shares are registered shares and legal title to our issued shares is recorded in the register of shareholders. All ordinary shares are registered and are numbered consecutively from 1 onwards. Attached to each ordinary share is a meeting right, a voting right and a right to share in the Company’s profits and reserves, in accordance with the provisions of our Articles of Association. Any shareholder’s right to receive share certificates in relation to its ordinary shares is excluded to the extent permitted by law and to the extent that the issuance of a share certificate is not required under the rules of any stock exchange on which the ordinary shares are admitted to trading. The Company has the right to issue share certificates representing individual shares (single share certificates) or multiple shares (multiple share certificates).

Purchase and Repurchase of Ordinary Shares

Under Dutch law, the Company itself may not subscribe for newly issued ordinary shares. The Board of Directors may resolve to acquire shares in the share capital of the Company (other than by way of issuance), subject to applicable provisions and restrictions of Dutch law and our Articles of Association. The Company may not, except for no consideration or under universal title of succession (onder algemene titel), acquire fully paid up shares when the acquisition price cannot be paid out of the distributable reserves of the Company or when the Board of Directors knows or should reasonably be able to foresee that the Company cannot proceed to pay its payable debts after the acquisition.

Squeeze-Out of Shareholders

Pursuant to the Dutch Civil Code, a shareholder or a holder of depositary receipts holding at least 95% of issued share capital of a Dutch private company with limited liability for his/her own account may initiate proceedings against the other shareholders/holders of depositary receipts of such company for the transfer of their shares. These proceedings can be initiated by means of a writ of summons served upon each of the other shareholders/holders of depositary receipts, and shall be held before the Enterprise Chamber in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The claim for such squeeze-out may be granted by the Enterprise Chamber in relation to all minority shareholders/holders of depositary receipts. The Enterprise Chamber shall determine the price to be paid for the shares, and if necessary, one or three experts shall be appointed who will offer an opinion on the value to be paid for the shares of the minority shareholders/holders of depositary receipts to the Enterprise Chamber. If the order to transfer the shares becomes final, written notice of the date, place of payment and the price shall be given by the acquiror to the holders of the shares that shall be acquired. In case one or more addresses of such holders are unknown to the acquiror, the majority holder is required to publish the same in a daily, nationwide newspaper.

Capital Reduction

At a general meeting, our shareholders may resolve to reduce our issued share capital by (i) cancelling ordinary shares or (ii) reducing the amount of the ordinary shares by amending our Articles of Association, provided that at least one share shall be held by a person other than and for the account of the Company or a subsidiary. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to (i) shares held by the Company or in respect of which the Company holds the depository receipts, or (ii) all shares of a category or indication, provided that a repayment on shares takes place together with the cancellation. In other cases a resolution to cancel shares can only be passed with the consent of the shareholders involved.

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Reduction of the nominal value of shares without repayment shall be effected proportionally to all ordinary shares. Such requirement of proportionality may be abandoned if all shareholders involved consent.

Shareholder Meetings

As a rule, general meetings are held in either Rotterdam, Amsterdam, municipality of Haarlemmermeer (Schiphol Airport), London or New York City. All of our shareholders and others entitled to attend our general meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We will hold at least one general meeting each year, to be held within six months after the end of each financial year.

Our Board of Directors may convene additional extraordinary general meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law and our Articles of Association, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 1% of our issued share capital, may request the Board of Directors to convene a general meeting. The Board of Directors shall take the necessary measures so that the general meeting can be held within four weeks after such request has been received, unless a substantial interest (zwaarwichtig belang) opposes to this convocation. If in such case the Board of Directors should fail to convene a meeting, in the sense that it should be held within four weeks after the date the above request has been received, then these applicants can be authorized at their request by the Court in summary proceedings to convene the general meeting, subject to the Articles of Association.

The general meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of our general meeting. For the annual general meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of its profits or losses and granting discharge to members of the Board of Directors. In addition, the agenda for a general meeting includes such additional items as determined by our Board of Directors. Pursuant to Dutch law and our Articles of Association, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholders’ meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda.

The general meeting shall be presided by the chairman of the Board of Directors or, in case no chairman of the Board of Directors has been appointed or this chairman is not present at the meeting, by the in age most senior attending director. In the absence of all directors, our general meeting will appoint its chairman.

Voting Rights and Quorum

In accordance with Dutch law and our Articles of Association, each ordinary share confers the right on the holder thereof to cast one vote at our general meeting. The voting rights attached to any ordinary shares held by the Company or its direct or indirect subsidiaries are suspended, unless the ordinary shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such ordinary shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the ordinary shares. The Company may not exercise voting rights for ordinary shares in respect of which its or a direct or indirect subsidiary has a right of usufruct or a pledge. Voting rights may be exercised by shareholders or by a duly appointed proxy holder of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares will have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made) and invalid votes will not be counted as votes cast.

Resolutions of the shareholders are adopted at a general meeting by a majority of votes cast, except where Dutch law or our Articles of Association provide for a special majority in relation to specified resolutions. For specific resolutions, our Articles of Association provide for quorum requirements, inter alia for resolutions concerning the amendment of the Articles of Association and the dissolution of the Company (as described below), and subject to any provision of mandatory Dutch law.

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Our Board of Directors will keep a record of the resolutions passed at each general meeting.

Amendment of Articles of Association

At a general meeting, at the proposal of our Board of Directors, our general meeting may resolve to amend the Articles of Association. A resolution by the shareholders to amend the Articles of Association requires an absolute majority of the votes cast. However, if a proposal to that effect has not been made by the Board of Directors, such resolution shall only be passed with a majority of at least two-thirds of the valid votes cast at a general meeting, at which at least three quarters of the issued share capital that is entitled to vote is represented. If such quorum is not represented, then a second meeting shall be called, to be held not earlier than three, and not later than six, weeks after the first meeting. This second meeting shall be empowered to pass the resolution with a majority of at least two thirds of the valid votes cast, irrespective of the share capital represented at such meeting.

Dissolution and Liquidation

Our shareholders may at a general meeting, based on a proposal by our Board of Directors, by means of a resolution passed by an absolute majority of the votes cast resolve that the Company will be dissolved. However, if a proposal to that effect has not been made by the Board of Directors, such resolution shall only be passed with a majority of at least two-thirds of the valid votes cast at a general meeting, at which at least three quarters of the issued share capital that is entitled to vote is represented. If such quorum is not represented, then a second meeting shall be called, to be held not earlier than three, and not later than six, weeks after the first meeting. This second meeting shall be empowered to pass the resolution with a majority of at least two thirds of the valid votes cast, irrespective of the share capital represented at such meeting To the extent that any assets remain after payment of all debts, those assets shall be distributed pro rata to the holders of ordinary shares.

Dividends and Other Distributions

The Company may only make distributions to its shareholders if its shareholders’ equity exceeds the reserves that the Company is required to maintain by law and/or by the Articles of Association.

Under our Articles of Association, the Board of Directors may resolve to make distributions. Pursuant to and in accordance with a proposal thereto by the Board of Directors, the general meeting may also resolve to make distributions. In that case, and under Dutch law, the Board of Directors has to give its approval to every proposed dividend or other distribution. It may only deny its approval if it knows or reasonably ought to foresee that the corporation, after such dividend or distribution, shall no longer be able to continue the payment of its due and collectable debts.

If, after a distribution, the Company is unable to continue paying its due debts, the Board of Directors shall, with due observance of the provisions of the law, be jointly and severally liable for the deficit created by the distribution. In addition, the person who received the distribution while he knew or should reasonable have foreseen that after the distribution the Company would not be able to continue paying its due debts, shall be liable to the Company for reimbursement of the shortfall caused by the distribution, each for no more than the amount or value of the distribution received by him, with due observance of the provisions of Dutch law. When calculating the distribution of profits, the shares which the Company holds in its capital shall not be taken into account, unless those shares are encumbered with a right of usufruct or a right of pledge, if the pledgee is entitled to the distribution on those shares pursuant to the deed of pledge. In calculating the amount to be paid on each share, only the amount of the obligatory payments on the nominal amount of the shares shall be taken into account.

Shareholders may claim to receive a distribution within five (5) years from the date on which the distribution became payable. Furthermore, distributions can be paid by the Company in cash, in shares, or in kind.

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Dutch Financial Reporting Supervision Act

Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on the publicly known facts or circumstances, it has reason to doubt that the Company’s financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s orders.

Exclusive Forum Provisions in the Articles of Association

Unless, to the extent permitted under applicable laws and regulations, the Company consents in writing to the choice of another forum, the court of Rotterdam shall have exclusive jurisdiction for (i) claims relating to a breach of a (fiduciary) duty by a director, officer, employee or representative of the Company towards the Company and its shareholders; (ii) claims arising from a provision of the Dutch Civil Code, the Company’s Articles of Association or the regulation of the Board of Directors; or (iii) claims relating to the internal affairs of the Company.

Unless, to the extent permitted by applicable law or regulation, the Company consents in writing to the choice of another forum, the federal district courts in the United States of America shall have exclusive jurisdiction to resolve claims arising under the Securities Exchange Act 1934, as amended, or the rules or regulations promulgated thereunder.

Listing

We intend to apply to list the ADSs on the Nasdaq Capital Market under the symbol “RAN”.

Transfer Agent

Our stock transfer agent for our securities is Computershare Trust Company, N.A., located at 9062 Old Annapolis Road, Columbia, MD 21045, and its telephone number is (212) 885-4000.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) and will be deposited with ING Bank N.V., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Dutch law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided on page 94 of this prospectus.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash.	The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material Income Tax Information”. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

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Shares.	The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.	If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.	The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

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How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will cooperate with the delivery of the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. The delivery of the underlying share(s) requires a notarial deed to be executed before a Dutch civil law notary. Such civil law notary may require additional formalities to be followed, such as identification, know-your-customer investigation, a legal statement confirming power and authority and any other formalities required under Dutch law. The costs of such notarial deed shall be borne by the party acquiring the relevant ordinary shares. The civil law notary will charge fees for preparing and executing the deed on the basis of an hourly fee. These fees are substantial (starting at $1,500 or more depending on the amount of work) but regardless of the amount of shares to be transferred.

Are there any Dutch law requirements for acquiring the deposited securities or other ordinary shares?

As earlier stated, please note that any transfer of ordinary shares by the depositary to any other third party, including a (former) ADS holder requires a notarial deed to be executed before a Dutch civil law notary. Such civil law notary may require additional formalities to be followed, such as identification, know-your-customer investigation, a legal statement confirming power and authority and any other formalities required under Dutch law. The costs of such notarial deed shall be borne by the party acquiring the relevant ordinary shares. Please see above under “How can ADS holders withdraw the deposited securities?” for more information on the withdrawal of ADSs and applicable fees.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of The Netherlands and the provisions of our Articles of Association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

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In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

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The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

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Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to ADSs holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

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Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

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Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

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COMPARISON OF DUTCH CORPORATE LAW AND U.S. CORPORATE LAW

The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC, and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of executive and non-executive directors

The Netherlands. We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors.

Under Dutch law, the Board of Directors as a collective is responsible for the management and the strategy, policy and operations of the company. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. The Board of Directors may divide their tasks among themselves in or pursuant to the internal rules applicable to the Board of Directors. Each director has a statutory duty to act in the corporate interest of the Company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the Company also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

Our Board of Directors is entitled to represent the Company. The power to represent the Company also accrues to two executive directors acting jointly.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director Terms

The Netherlands.

The general meeting shall at all times be entitled to suspend or dismiss a director. Under our Articles of Association, the general meeting may only adopt a resolution to dismiss such director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital. If a director is suspended and the general meeting does not resolve to dismiss him or her within three months from the date of such suspension, the suspension shall lapse.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

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Director Vacancies

The Netherlands. Under Dutch law, directors are appointed and reappointed by the general meeting. The general meeting shall appoint directors and shall at all times have power to suspend or dismiss any director. Resolutions of the general meeting to dismiss a director can only be passed by a majority of at least two-third of the valid votes, provided that this majority exceeds fifty per cent (50%) of the issued share capital of the Company. The Board of Directors shall at all times have power to suspend any executive director. A director shall be given the opportunity to account for its actions in the general meeting during which its suspension or dismissal is discussed and have an adviser assist him therein.

Under Dutch law and our Articles of Association, it is provided that natural persons as well as legal entities shall be capable of holding the office of executive director. However, only natural persons can be appointed as non-executive director. Under Dutch law, the chairmanship of the Board of Directors, the making of a nomination to appoint a director and the determination of the remuneration of executive directors cannot be assigned to an executive director. Specifically for the one-tier board, the DCGC provides that the Board of Directors must consist of more non-executive directors than executive directors.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

The Netherlands. Under Dutch law and our Articles of Association, our directors shall not participate in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal interest which conflicts with that of the Company and the business enterprise connected with it. Such a conflict of interest would generally arise if the director concerned is unable to serve our interests and the business connected with it with the required level of integrity and objectivity due to the existence of the conflicting personal interest.

The DCGC provides the following best practice recommendations in relation to conflicts of interests in respect of directors:

●	A director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the other directors of the company without delay. The director should provide all relevant information in that regard, including the information relevant to the situation concerning his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree.

●	The Board of Directors should decide, outside the presence of the relevant director, whether there is a conflict of interest.

●	All transactions in which there are conflicts of interest with directors should be agreed on terms that are customary in the market.

●	Decisions to enter into transactions in which there are conflicts of interest with directors that are of material significance to the company and/or to the relevant directors should require the approval of the Board of Directors. Such transactions should be published in the annual board report.

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Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

●	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

●	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

●	the transaction is fair to the corporation at the time it is authorized by the Board of Directors, a committee of the Board of Directors or the stockholders.

Proxy Voting by Directors

The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing or by electronic means.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Rights

Voting Rights

The Netherlands. In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the general meeting. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht).

In accordance with our Articles of Association, for each general meeting, the Board of Directors may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published on the website of the Company at least 42 days prior to the meeting (and such notice may therefore be published after the record date for such meeting).

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings will be held whenever required under Dutch law or whenever our Board of Directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-hundredth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed.

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If our Board of Directors has not taken the steps necessary to ensure that such a meeting can be held within four weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting.

Also, the agenda for a general meeting shall include such items requested by one or more shareholders, and others entitled to attend general meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by the chairman of the Board of Directors at least 60 days before the day of the meeting.

In accordance with the DCGC and our Articles of Association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting our Board of Directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (for example, the removal of directors), our Board of Directors must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, our Board of Directors must use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore the alternatives. At the end of the response time, our Board of Directors shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

Moreover, our Board of Directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for our Company is made or announced without our support, provided, in each case, that our Board of Directors believes that such proposal or offer materially conflicts with the interests of our Company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our Articles of Association dealing with those matters) except at the proposal of our Board of Directors. During a cooling-off period, our Board of Directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our Board of Directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

●	our Board of Directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

●	our Board of Directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

●	other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

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Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for us as a publicly traded Company.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

The Netherlands. Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Description of Share Capital and Articles of Association of our Company -  Squeeze-Out of Shareholders.” Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such a shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits

The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of The Netherlands and who did not opt out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.

Under our Articles of Association, except as otherwise consented to by the company, the federal district courts in the United States of America shall have exclusive jurisdiction to resolve claims arising under the US Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under

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Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit.

Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

The Netherlands. Under Dutch law, when issuing shares, our Company may not subscribe for newly issued shares in its own capital. Our Company may, however, subject to certain restrictions of Dutch law and the Articles of Association, acquire shares in its own capital. A listed company such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may not repurchase fully paid shares in its own capital if the acquisition price cannot be paid out of the distributable reserves or when the Board of Directors knows or should reasonably be able to foresee that the company cannot proceed to pay its payable debts after such acquisition. If, following such acquisition, the company is unable to continue paying its due debts other than for no consideration, the directors who knew or reasonably should have foreseen such shortfall at the time of the acquisition are jointly and severally liable to the company for compensation of the deficit caused by the acquisition. Such a company may only acquire its own shares if its general meeting has granted the Board of Directors the authority to effect such acquisitions.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions

The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. In this respect, certain provisions of our Articles of Association may make it more difficult for a third party to acquire control of us or effect a change in our Board of Directors. These provisions include:

●	a provision that our directors may only be dismissed by the general meeting by a two-thirds majority of votes cast representing more than half of our issued share capital;

●	that certain matters, including an amendment of our Articles of Association, require a proposal by the Board of Directors, or a qualified majority in the general meeting; and

●	a provision that the authority to issue shares or grant rights to subscribe for shares in the share capital of the Company may be delegated to the Board of Directors. Such delegation has taken place by a shareholders’ resolution dated April 26, 2023.

In addition, Dutch law allows for staggered multi-year terms of our directors, as a result of which only part of our directors may be subject to appointment or re-appointment in any one year.

Furthermore, our Board of Directors may, under certain circumstances invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”

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Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

●	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

●	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

●	after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.

Inspection of Books and Records

The Netherlands. The Board of Directors provides the general meeting, within a reasonable amount of time, all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our Company. If the Board of Directors invokes such an overriding interest, it must give reasons.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Dismissal of Directors

The Netherlands. Under our Articles of Association, the general meeting shall at all times be entitled to dismiss a director. The general meeting may only adopt a resolution to dismiss a director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital.

Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

Issuance of Shares

The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. Under our Articles of Association, the general meeting may delegate such authority to another corporate body of the company, such as the Board of Directors. However, the general meeting may revoke such delegation at any given time.

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By resolution of the general meeting dated April 26, 2023, our Board of Directors has been authorized to issue shares or grant rights to subscribe for shares. We may not subscribe for our own shares on issue. A share issue is effective as of the moment of the execution of a notarial deed of issuance of shares before a Dutch notary.

Delaware. All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

Preemptive Rights

The Netherlands. Under Dutch law, generally, in the event of an issuance of shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the shares held by such holder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). However, under our Articles of Association, the preemptive rights in respect of newly issued shares is excluded.

Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands. Dutch law provides that dividends (if it concerns a distribution of profits) may be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed, whether as a distribution of profits or of freely distributable reserves, only to the extent the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital plus any reserves as described above as apparent from our consolidated interim financial statements prepared under Dutch law. A resolution to make a distribution shall not take effect as long as the Board of Directors has not given its approval. The Board of Directors shall only refuse such approval if it is aware, or should reasonably foresee, that after such distribution the Company will not be able to continue to pay its due and payable debts.

Under our Articles of Association, our Board of Directors, may decide that all or part of the profits are carried to reserves or are viable for distribution on the shares, subject to restrictions of Dutch law. Our general meeting may also resolve to make distributions, based on and in accordance with a proposal to that effect by the Board of Directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.

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Shareholder Vote on Certain Reorganizations

The Netherlands.

Under Dutch law, in principle, the adoption of certain resolutions by the general meeting, including resolutions approving an amendment of the articles of association or dissolution, requires the affirmative vote of the persons permitted to cast votes at a general meeting at which a quorum is present (and subject to the relevant needed majority). The general meeting needs to approve of any merger of demerger of the company. No approval of the general meeting is in principle needed for a resolution of the Board of Directors to transfer the business or virtually the entire business of the company to a third party, provided however that such a transfer could present a breach of fiduciary duty of the Board of Directors.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of the Board of Directors

The Netherlands. Under Dutch law and our Articles of Association, we must adopt a compensation policy for our Board of Directors. Such remuneration policy and any changes thereto shall require the adoption by the general meeting. The remuneration policy shall be proposed for approval by the general meeting at least once every four years. A resolution to approve the remuneration policy requires a majority of at least 75% of the votes cast. The Board of Directors determines the remuneration of individual directors with due observance of the remuneration policy. Annually, our remuneration report detailing the implementation of our remuneration policy over the financial year concerned will be put to the general meeting for an advisory vote. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal with respect to remuneration schemes in the form of shares or rights to shares in which directors may participate is subject to approval by our general meeting. Such a proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the Board of Directors and the criteria for granting or amendment.

Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law.

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MATERIAL INCOME TAX INFORMATION

Material Dutch Tax Income Tax Considerations

The following are the material Dutch tax consequences of the acquisition, ownership and disposal of the ADSs, and, to the extent it relates to legal conclusions under current Dutch tax law. This does not purport to set forth all possible tax considerations or consequences that may be relevant to all categories of investors, some of which may be subject to special treatment under applicable law (such as trusts or other similar arrangements), and in view of its general nature, it should be treated with corresponding caution. Holders or prospective holders of ADSs should consult with their tax advisors with regard to the tax consequences of investing in the ADSs in their particular circumstances.

Please note that this section does not set forth the tax considerations for:

●	Holders of ADSs if such holders, and in the case of individuals, his/her partner or certain relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or a deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). A holder of ADSs in a Company is considered to hold a substantial interest in such Company if such holder alone or, in the case of individuals, together with his/her partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that Company or of 5% or more of the issued and outstanding capital of a certain class of shares of that Company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that Company that relate to 5% or more of the Company’s annual profits and/or to 5% or more of the Company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a Company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

●	A holder of ADSs that is not an individual for which its shareholdings qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). A taxpayer’s shareholding of 5% or more in a Company’s nominal paid-up share capital (or, in certain cases, in voting rights) qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (verbonden lichaam) has a participation or if the Company in which the shares are held is a related entity (verbonden lichaam);

●	Holders of ADS who are individuals for whom the ADSs or any benefit derived from the ADSs are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001); and

●	Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Except as otherwise indicated, this section only addresses Dutch national tax legislation and published regulations, whereby the Netherlands and Dutch law means the part of the Kingdom of the Netherlands located in Europe and its law, respectively, as in effect on the date hereof and as interpreted in published case law until this date, without prejudice to any amendment introduced (or to become effective) at a later date and/or implemented with or without retroactive effect. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes.

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Dividend Withholding Tax

RanMarine is generally required to withhold Dutch dividend withholding tax at a rate of 15% on dividends distributed by it. We are required to withhold such Dutch dividend withholding tax at source (which dividend withholding tax will not be borne by us but will be withheld by us from the gross dividends paid).

Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch (corporate) income tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities,” as the case may be) or to holders of ADSs that are neither resident nor deemed to be resident of the Netherlands if the ADSs are attributable to a Dutch permanent establishment of such non-resident holder are generally subject to Dutch dividend withholding tax at a rate of 15%. The expression “dividends distributed” includes, but is not limited to:

●	Distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

●	Liquidation proceeds, proceeds of redemption of shares, or proceeds of the repurchase of shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax, unless, in case of a repurchase, a particular statutory exemption applies;

●	An amount equal to the par value of shares issued or an increase of the par value of shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

●	Partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless the holders of shares have resolved in advance at a general meeting to make such repayment and the par value of the shares concerned has been reduced by an equal amount by way of an amendment of our Articles of Association. The term “net profits” includes anticipated profits that have yet to be realized.

Dutch Resident Individuals and Dutch Resident Entities can generally credit the Dutch dividend withholding tax against their income tax or corporate income tax liability or may under certain circumstances be entitled to an exemption. The same applies to holders of ADSs that are neither resident nor deemed to be resident of the Netherlands if the shares are attributable to a Dutch permanent establishment of such non-resident holder. Depending on their specific circumstances, holders of ADSs that are resident in a country other than the Netherlands, may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax pursuant to Dutch law, EU law or treaties for avoidance of double taxation.

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is not granted if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) of such dividends. This legislation targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also apply in the context of a double taxation convention.

Taxes on Income and Capital Gains

Dutch Resident Individuals

If a holder of ordinary shares is a Dutch Resident Individual, any benefit derived or deemed to be derived from the shares is taxable at the progressive income tax rates, if:

(i)	the ADSs are attributable to an enterprise from which the Dutch Resident Individual derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder in such enterprise, as defined in the Dutch Income Tax Act 2001; or

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(ii)	the holder of the shares is considered to derive benefits from the shares that are taxable as benefits from other activities (resultaat uit overige werkzaamheden), such as activities with respect to the shares that go beyond ordinary asset management (normaal actief vermogensbeheer).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of ADSs, such Dutch Resident Individual holder will be subject to an annual income tax imposed on a deemed return on the net value of the ordinary shares under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the deemed annual return of the Dutch Resident Individual’s net investment assets that are taxed under this regime, including the ADSs, is set at a variable percentage of the net value of the investment assets (with a maximum of 6.17% in 2021). Such fictitious annual return deemed to be derived from the ADSs will be taxed at a flat rate of 32% in 2022.

The net value of the investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The ADSs are included as investment assets. A tax-free allowance of €57,000 is available (2023). For the avoidance of doubt, actual income, capital gains or losses in respect of the ADSs are as such not subject to Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). The deemed, variable return will be adjusted annually on the basis of historic market yields.

Dutch Resident Entities

Any benefit derived or deemed to be derived from the shares held by Dutch Resident Entities, including any capital gains realized on the disposal thereof, will be subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023)

Non-residents of the Netherlands

A holder of ADSs that is neither a Dutch Resident Individual nor a Dutch Resident Entity will not be subject to Dutch taxes on income or on capital gains in respect of any payment under shares or any gain realized on the disposal or deemed disposal of the shares, provided that:

●	such holder does not have an interest in an enterprise which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the shares are attributable; and

●	in the event such holder is an individual, such holder does not derive benefits from the shares that are taxable as benefits from other activities in the Netherlands, such as activities in the Netherlands with respect to the shares that go beyond ordinary asset management.

Under certain specific circumstances, Dutch taxation rights may be restricted for a holder of ADSs that is neither a Dutch Resident Individual nor a Dutch Resident Entity pursuant to treaties for the avoidance of double taxation.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the ADSs by way of a gift by, or on the death of, a holder of ADSs who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.

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Non-residents of the Netherlands

No Dutch gift or inheritance taxes will arise on the transfer of the ordinary shares or ADSs by way of gift by, or on the death of, a holder of ordinary shares or ADSs who is neither resident nor deemed to be resident in the Netherlands, unless:

●	in the case of a gift of ordinary shares or ADSs by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

●	the transfer is otherwise construed as a gift, such as a gift that is made under a condition precedent, or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance taxes, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, any person, irrespective of his nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Other Taxes and Duties

No Dutch value-added tax (omzetbelasting) and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of shares on any payment in consideration for the acquisition, ownership or disposal of the shares.

Material U.S. Federal Income Tax Considerations

The following is a general summary of material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of our securities. This summary applies only to U.S. Holders that acquire securities pursuant to this prospectus, hold our ordinary shares or ADSs as capital assets within the meaning of Section 1221 of the Code (as defined below) and have the U.S. dollar as their functional currency.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of our ordinary shares or ADSs. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, net investment income, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of our ordinary shares or ADSs. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of our ordinary shares or ADSs. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

The following discussion does not describe all the tax consequences that may be relevant to any particular U.S. Holders, including those subject to special tax situations such as:

●	banks and certain other financial institutions;
●	regulated investment companies;
●	real estate investment trusts;
●	insurance companies;

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●	broker-dealers;
●	traders that elect to mark-to-market;
●	tax-exempt entities or governmental organizations;
●	individual retirement accounts or other tax deferred accounts;
●	persons deemed to sell our ordinary shares or ADSs under the constructive sale provisions of the Code;
●	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;
●	U.S. expatriates;
●	persons holding our ordinary shares or ADSs as part of a straddle, hedging, constructive sale, conversion or integrated transaction;
●	persons that directly, indirectly, or constructively own 10% or more of the total combined voting power or total value of our ordinary shares or ADSs;
●	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;
●	persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee share option or otherwise as compensation;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares or ADSs being taken into account in an applicable financial statement; or
●	persons holding our ordinary shares through partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR ORDINARY SHARES or ADSs.

As used herein, the term “U.S. Holder” means a beneficial owner of our ordinary shares or ADSs that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of a partner (or other owner) in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our ordinary shares or ADSs, and such entity or arrangement, generally will depend on such partner’s (or other owner’s) status and the activities of such entity or arrangement. A U.S. Holder that is a partner (or other owner) in such an entity or arrangement should consult its tax advisor.

Dividends and Other Distributions on Our Ordinary shares or ADSs

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us with respect to our ordinary shares or ADSs (including the amount of non-U.S. taxes withheld therefrom, if any) generally will be includible as dividend income in a U.S. Holder’s gross income in the year received, to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions will be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations.

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Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our ADSs are readily tradable on an established securities market in the United States, (2) we are neither a passive foreign investment company (as discussed below) nor treated as such with respect to the U.S. Holder for our taxable year in which the dividend is paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements, and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, ADSs generally are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market, as our ordinary shares are expected to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs.

The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is actually or constructively received by the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder generally should not recognize any foreign currency gain or loss in respect of such distribution if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder. Any further gain or loss on a subsequent conversion or other disposition of the currency for a different U.S. dollar amount will be U.S. source ordinary income or loss.

Dividends on our ordinary shares or ADSs generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, non-U.S. taxes withheld, if any, on any distributions on our ordinary shares or ADSs may be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares or ADSs will generally constitute “passive category income.” The U.S. federal income tax rules relating to foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Sale or Other Taxable Disposition of Our Ordinary shares or ADSs

Subject to the passive foreign investment company rules discussed below, upon a sale or other taxable disposition of our ordinary shares or ADSs, a U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such ordinary shares or ADSs. Any such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in ordinary shares or ADSs exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations. Gain or loss, if any, recognized by a U.S. Holder on the sale or other taxable disposition of our ordinary shares or ADSs generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

If the consideration received upon the sale or other disposition of our ordinary shares or ADSs is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of the sale or other taxable disposition. If our ordinary shares or ADSs are treated as traded on an established securities market, a cash basis U.S. Holder or an accrual basis U.S. Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If our ordinary shares or ADSs are not treated as traded on an established securities market, or the relevant U.S. Holder is an accrual basis taxpayer that does not make the special election, such U.S. Holder will recognize foreign currency gain or loss to the extent attributable to any difference between the U.S. dollar amount realized on the date of sale or disposition (as determined above) and the U.S. dollar value of the currency received translated at the spot rate on the settlement date.

A U.S. Holder’s initial U.S. federal income tax basis in our ordinary shares or ADSs generally will equal the cost of such ordinary shares or ADSs. If a U.S. Holder used foreign currency to purchase the ordinary shares or ADSs , the cost of the ordinary shares or ADSs will be the U.S. dollar value of the foreign currency purchase price on the date of purchase, translated at the spot rate of exchange on that date. If our ordinary shares or ADSs are treated as traded on an established securities market and the relevant U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, the U.S. Holder will determine the U.S. dollar value of the cost of such ordinary shares or ADSs by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.

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Passive Foreign Investment Company Considerations

We will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (1) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (2) at least 50% of the value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds our ordinary shares or ADSs, we would continue to be treated as a PFIC with respect to such U.S. Holder unless (1) we cease to qualify as a PFIC under the income and asset tests discussed in the prior paragraph and (2) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

Based on the anticipated market price of our ADSs in the offering and the current and anticipated composition of our income, assets and operations, we do not expect to be treated as a PFIC for the current taxable year or in the foreseeable future. This is a factual determination, however, that depends on, among other things, the composition of our income and assets and the market value of our shares and assets from time to time, and thus the determination can only be made annually after the close of each taxable year. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.

If we are considered a PFIC at any time that a U.S. Holder holds our ordinary shares or ADSs, any gain recognized by a U.S. Holder on a sale or other disposition of our ordinary shares or ADSs, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for our ordinary shares or ADSs. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year prior to the year in which we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on our ordinary shares or ADSs received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.

Certain elections may be available that would result in alternative treatments (such as qualified electing fund treatment or mark-to-market treatment) of our ordinary shares or ADSs if we are considered a PFIC. We do not intend to provide the information necessary for U.S. Holders of our ordinary shares or ADSs to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own shares in any of our subsidiaries that are also PFICs. However, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries.

If we are considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in our ordinary shares. ADSs

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U.S. Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares or ADSs and proceeds from the sale, exchange or redemption of our ordinary shares or ADSs may be subject to information reporting to the IRS and possible U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.

Additional Information Reporting Requirements

A U.S. Holder that acquires ordinary shares or ADSs generally will be required to file Form 926 with the IRS if (1) immediately after the acquisition such U.S. Holder, directly or indirectly, owns at least 10% of the ordinary shares or ADSs, or (2) the amount of cash transferred in exchange for ordinary shares or ADSs during the 12-month period ending on the date of the acquisition exceeds $100,000. Significant penalties may apply for failing to satisfy these filing requirements. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our ordinary shares or ADSs) are required to report information relating to such assets, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of our ordinary shares or ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

D. Boral Capital LLC (the “Representative”) is acting as representative of the several underwriters of his offering. We have entered into an underwriting agreement (the “underwriting agreement”) with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters have severally agreed to purchase from us, the number of ADSs set forth opposite the underwriter’s name in the following table at the initial public offering price per ADS, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus.

Underwriter	Number of ADSs
D. Boral Capital LLC	1

Total

The underwriters are committed to purchase all the ADSs offered by us other than those covered by the over-allotment option to purchase additional ADSs described below, if they purchase any ADSs. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the Representative of the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional 277,500 the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If this option is exercised in full, the total offering price to the public will be approximately $8.5 million and the total net proceeds, before expenses, to us will be approximately $6.8 million.

Underwriting Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per ADS	Without Over- Allotment Option	With Over- Allotment Option
Initial public offering price	$	$	$
Underwriting discount (8.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

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The underwriters propose to offer the ADSs offered by us to the public at the public offering price ADS set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $[__] per ADS. If all of the ADSs offered by us are not sold at the public offering price per ADS, the underwriters may change the offering price per ADS and other selling terms by means of a supplement to this prospectus.

We have also agreed to reimburse the underwriters for reasonable out-of-pocket expenses, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the SEC; (b) all fees and expenses relating to the listing of the Common Stock on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Representative; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the Offering by FINRA; (i) up to $20,000 of the Representative’s actual accountable road show expenses for the Offering; (j) the $29,500 cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (k) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; and (l) the fees for the Representative’s legal counsel, in an amount not to exceed $150,000. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Representative’s external counsel legal costs detailed in this paragraph irrespective of whether the offering is consummated or not, subject to $50,000 if there is not a Closing. We have paid an expense advance of $25,000 to the Representative. In addition, we have also agreed to pay to the underwriters a non-accountable expense allowance in the amount of 1.0% of the gross offering amount (including shares purchased upon exercise of the over-allotment option).

The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We and each of our officers, directors, and 5% or greater stockholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ADSs or other securities convertible into or exercisable or exchangeable for shares of our ADSs for a period of 180 days after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the ADSs subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release ADSs from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of ADSs for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

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Pricing of this Offering

Prior to this Offering, there has not been an active market for our ADSs or ordinary shares. The public offering price for our ADSs will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our ADSs will correspond to the price at which our ADSs will trade in the public market after this Offering or that an active trading market for our ADSs will develop and continue after this offering.

Listing

We have applied to list our ADSs offered in the Offering on the Nasdaq Capital Market under the symbol “RAN” No assurance can be given that our listing application will be approved by the Nasdaq Capital Market. The consummation of this offering is conditioned on obtaining Nasdaq approval.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities.

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As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters, and selling group members may engage in passive market making transactions in our securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

Some of the Underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) ) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

123

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

124

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$11,695
Nasdaq listing fee	$50,000
FINRA filing fee	$10,630
Legal fees and expenses	$538,238
Accounting fees and expenses	$41,500
Transfer agent and registrar fees	$25,000
Miscellaneous expenses	$17,676
Total Expenses	$694,739

LEGAL MATTERS

The validity of the ordinary shares and certain legal matters relating to the offering as to Dutch law will be passed upon for us by Ploum, Rotterdam, Netherlands. The validity of the ADS and certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Lucosky Brookman LLP, New York, New York, has acted as counsel for the underwriters with respect to certain matters of U.S. federal law in connection with this offering.

EXPERTS

The financial statements of RanMarine Technology B.V. for the fiscal years ended December 31, 2022, and 2023 included in this prospectus and registration statement have been so included in reliance on the report of Turner Stone & Company, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Turner Stone has offices at 12700 Park Central Drive, Suite 1400, Dallas, TX 75251. Their telephone number is (972) 239-1660.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our Company which is material to that person, or has a material, direct or indirect economic interest in our Company or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Netherlands, and the majority of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States.

125

As there is no treaty on the reciprocal recognition and enforcement of judgments other than arbitration awards in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must litigate the relevant claim again before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally recognize and consider as conclusive evidence a final and conclusive judgment for the payment of money rendered by a U.S. court and not rendered by default, provided that the Dutch court finds that:

●	the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

●	the final judgment results from proceedings compatible with Dutch concepts of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging);

●	the final judgment does not contravene public policy (openbare orde) of the Netherlands;

●	the judgment by the U.S. court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgment in the Netherlands; and

●	the final judgment has not been rendered in proceedings of a penal, revenue or other public law nature. If a Dutch court upholds and regards as conclusive evidence the final judgment, that court generally will grant the same judgment without litigating again on the merits.

Shareholders may originate actions in the Netherlands based upon applicable Dutch laws.

Under Dutch law, in the event that a third party is liable to us, only we ourselves can bring civil action against that party. The individual shareholders do not have the right to bring an action on our behalf. Only in the event that the cause for the liability of a third party to us also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. An individual injured party may also itself institute a civil claim for damages.

The name and address of our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ADSs offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

126

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for the Years Ended December 31, 2023 and 2022:

F-1

Your Vision Our Focus

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

RanMarine Technology B.V.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of RanMarine Technology B.V. (the “Company”) as of December 31, 2023 and 2022 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022 the consolidated results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the notes to consolidated financial statements, the Company has suffered recurring losses from operations since inception, has an accumulated deficit, and has insufficient working capital to fund future operations each of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Dallas, Texas

July 2, 2024

Turner, Stone & Company, L.L.P.
Accountants and Consultants

12700 Park Central Drive, Suite 1400
Dallas,Texas 75251 Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665 Toll Free: 877-853-4195 Web site: turnerstone.com
INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

F-2

CONSOLIDATED FINANCIAL STATEMENTS

RanMarine Technology B.V.

Consolidated Balance Sheets

As of December 31, 2023 and 2022

	2023	2022
Assets
Current assets
Cash and cash equivalents (Note 4)	€36,603	€448
Accounts receivable (Note 5)	95,200	124,814
Other receivables (Note 6)	49,860	292,373
Inventory (Note 7)	112,575	46,785
Deferred IPO costs (Note 8)	1,098,273	-
Current assets	1,392,511	464,420
Non-current assets
Property, plant and equipment net (Note 9)	39,080	10,922
Right of use asset (Note 10)	787,268	191,966
Intangible assets (Note 12)	1,403,552	964,109
Non-current assets	2,229,900	1,166,997

Total assets	€3,622,411	€1,631,417

Liabilities and Shareholders’ Deficit
Current liabilities
Bank overdraft	€-	€108,299
Trade payables (Note 13)	1,001,588	473,028
Derivative liabilities (Note 14)	8,606,000	3,675,787
Loans and liabilities to related parties (Note 15)	769,052	145,100
Taxes and social securities payable (Note 16)	144,569	175,308
Current portion of lease liability (Note 10)	159,184	63,027
Accrued liabilities (Note 17)	954,125	182,207
Current liabilities	11,634,518	4,822,756

Non-current liabilities
Lease liability, net of current portion (Note 10)	640,445	133,705
Non-current liabilities	640,445	133,705

Total liabilities	12,274,963	4,956,461

Commitments and contingencies (Note 25)

Shareholders’ deficit
Common stock; $0.01 par value per share; 100,000,000 shares authorized; 6,552,558 shares issued and outstanding (Note 18)	65,526	65,526
Additional paid in capital	626,894	626,894
Legal reserves (Note 18)	1,374,930	935,487
Accumulated deficit	(10,719,902)	(4,952,951)
Total shareholders’ deficit	(8,652,552)	(3,325,044)

Total liabilities and shareholders’ deficit	€3,622,411	€1,631,417

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RanMarine Technology B.V.

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2023 and 2022

	2023	2022
Sales (Note 19)	€649,880	€432,427
Cost of sales	364,820	236,531
Gross profit	285,060	195,896

Operating expenses (Note 20)
Research and development (Note 20.1)	141,804	143,806
Sales and marketing (Note 20.2)	605,120	203,277
General and administrative (Note 20.3)	2,654,723	1,067,986
Total operating expenses	3,401,647	1,415,069

Operating loss	(3,116,587)	(1,219,173)

Other expenses, net (Notes 21 and 22)	(2,210,921)	(1,902,870)

Net loss before taxes	(5,327,508)	(3,122,043)

Provision (benefit) for income taxes (Note 11)	-	125,523
Net loss and comprehensive loss	€(5,327,508)	€(3,247,566)

Basic loss per ordinary share:	€(0.81)	€(0.50)

Weighted average ordinary shares outstanding:	6,552,558	6,552,558

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RanMarine Technology B.V.

Consolidated Statements of Changes in Shareholders’ Deficit

For the Years Ended December 31, 2023 and 2022

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Legal Reserves	Accumulated Deficit	Totals
Beginning balance, January 1, 2023	6,552,558	€65,526	€626,894	€935,487	€(4,952,951)	€(3,325,044)
Net loss	-	-	-	-	(5,327,508)	(5,327,508)
Legal reserve (Note 18)	-	-	-	439,443	(439,443)	-
Ending balance, December 31, 2023	6,552,558	€65,526	€626,894	€1,374,930	€(10,719,902)	€(8,652,552)

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Legal Reserves	Accumulated Deficit	Totals
Beginning balance, January 1, 2022	6,552,558	€65,526	€626,894	€470,817	€(1,240,715)	€(77,478)
Net loss	-	-	-	-	(3,247,566)	(3,247,566)
Legal reserve (Note 18)	-	-	-	464,670	(464,670)	-
Ending balance, December 31, 2022	6,552,558	€65,526	€626,894	€935,487	€(4,952,951)	€(3,325,044)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

RanMarine Technology B.V.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

For the Year Ended:	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	€(5,327,508)	€(3,247,566)
Change in fair value of derivatives liabilities	2,341,845	2,816,150
Depreciation and amortization	261,679	66,513
Accrued advisory services performed by related parties	633,753	68,500
Inventory	(65,790)	(31,845)
Accounts receivable and other receivables	272,127	(359,611)
Deferred IPO costs	(1,098,273)	-
Accrued liabilities	735,649	(372,896)
Trade payables	528,559	419,784
Deferred tax asset	-	125,523
Net cash flow used in operating activities	(1,717,959)	(515,448)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(36,000)	(6,176)
Intangible assets	(590,993)	(464,670)
Net cash flow used in investing activities	(626,993)	(470,846)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	(108,299)	108,299
Payments made on lease liability	(89,163)	(60,603)
Advances from derivative liabilities	2,588,369	859,638
Payments made on loans to related parties	(9,800)	(13,400)
Net cash flow provided by financing activities	2,381,107	893,934

Net Cash Flow	36,155	(92,360)
Cash and cash equivalents at beginning of year	448	92,808

Cash and cash equivalents at end of year	€36,603	€448

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION

Increase in right-of-use assets via additional capital lease obligations	€697,588	€-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements

1.	Corporate Information

RanMarine Technology, B.V. (the “Company”) was incorporated in the Netherlands on April 12, 2016. The Company designs and manufactures aquatic drones also known as autonomous surface vessels (“ASV”) for the purpose of eliminating water pollution in ports, harbors, canals and other marine and water environments. The Company’s corporate offices and manufacturing facility are located in Rotterdam, the Netherlands.

2.	Summary of Significant Accounting Policies

Basis of preparation

2.1	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), taking into account the recommendations of the International Financial Reporting Standards Interpretations Committee (“IFRIC”)

The accounting principles set out below, unless stated otherwise, have been applied consistently for all periods presented in the accompanying consolidated financial statements.

The Company’s fiscal year-end is December 31. The consolidated financial statements’ valuations are based on the historical cost unless stated otherwise. The functional and presentation currency of the Company is the Euro.

Consolidation

2.2	Consolidation

The consolidated financial statements include the financial data of RanMarine Technology B.V. and its group companies over which control is exercised. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Intragroup receivables and payables, as well as intragroup transactions, finance income and expenses and unrealized results within the Group are eliminated in the preparation of the consolidated financial statements.

The consolidated group companies and the percentage of ownership included in the consolidation:

●	RanMarine B.V. (100%)
●	RanMarine USA LLC (100%)

Foreign currency

2.3	Foreign currency

During the financial year, transactions in foreign currency other than the euro are translated into the relevant functional currency at the exchange rates applying on the transaction date. The exchange differences as a result from the translation are included in the operating results of the period the transactions occurred.

F-7

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

Assets and liabilities that are denominated in foreign currency other than the euro are translated at the exchange rates as at the end of the reporting period; however, there were no such items denominated in a foreign currency at December 31, 2023 and 2022. The profit and loss account items have been translated at average exchange rates. Given the limited scale of foreign activities with a different functional currency, there is no statutory reserve (or cumulative foreign currency translation amounts) for conversion differences at 31 December, 2023 and 2022.

2.4	Significant accounting policies

Current versus non-current classification

2.4.1	Current versus non-current classification - Assets and obligations that are classified as current shall mature within one year. Non-current assets and obligations shall mature beyond one year from the consolidated balance sheet date.

Cash and Cash Equivalents

2.4.2	Cash and Cash Equivalents - Cash is recognized based on the amount received. Cash equivalents, which are assets that can generally be liquidated in less than 90 days based on convertibility and short-term maturity, are carried at cost. Any bank overdrafts are accounted for based on the amount that must be repaid to the lender. Cash balances may exceed the insured limits from time to time. The Company has not experienced any losses with respect to uninsured balances.

Accounts receivable

2.4.3	Accounts receivable - Receivables (amounts due from trade debtors and other receivables including prepayments) are initially recognized at cost which is also the fair value. Current receivables, receivables that fall due within one year, are carried at cost unless there is a known significant credit risk. Receivables are reviewed to determine if a reserve needs to be entered for credit losses. If a reserve is deemed necessary, accounts receivable would be carried at cost less the reserve.

Inventory

2.4.4	Inventory - Inventories are valued at the lower of cost or market, market being net realizable value. Net realizable value is calculated based on the estimated selling price of the product less cost to get the inventory in sellable condition.

The carrying amount of inventories is expensed as inventories are sold and recognized in cost of sales. Write-downs to net realizable value and losses are expensed in the period they occur. Any reversal of write-downs is recognized in the period the reversal occurs. The Company’s inventories consisted of raw materials in 2022 and 2023, and also of finished products in 2023. See Note 7 for further details.

Property, plant, and equipment
2.4.5

Property, plant, and equipment - Property, plant, and equipment are measured at historical cost. They are carried at cost less accumulated depreciation and any impairment value. Depreciation is on a straight-line basis over an estimated useful life given to the asset by management. Useful lives are reviewed periodically for needed changes. All repairs and maintenance costs are expensed when incurred.

Useful lives of property, plant, and equipment

●	Plant and machinery- 5 years
●	Equipment- 5 years
●	Autonomous special vehicles- 5 years

F-8

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

Intangible assets

2.4.6

Intangible assets - Intangible assets are intellectual property and internally developed information systems with a finite life and area accounted for in accordance with IAS 38 (“Intangible Assets”). The intangible assets acquired are measured at cost less accumulated amortization and impairment. Expenditure for development activities where the research results are applied to a plan or design for the production of new or substantially improved product and processes are capitalized if the product or process is technically and commercially feasible and can be separately identified, if the expenses can be measured reliably and if the Company has sufficient resources to complete the development of the asset. If these criteria are not met, the expenditures are expensed. If the criteria is met, projects will go from the research phase to the development phase if there is a successful build. The capitalized costs comprise the cost of materials, direct labor and the directly attributable proportion of overheads less any subsidy received for such costs. Other development expenditures are recognized in the consolidated statement of operations and comprehensive loss as an expense when incurred. Subsequent expenditure on capitalized intangible assets is recognized in the consolidated statement of operations and comprehensive loss unless it increases the future economic benefits embodied in the specific asset to which it relates. In that case, the costs are capitalized for only the increase in the future economic benefits. Amortization is charged to the consolidated statement of operations and comprehensive loss on a straight-line basis over the estimated useful life of the intangible asset unless such life is indefinite. Other intangible assets are amortized from the date they are available for use. Effective January, 2023, amortization has started. The amortization method and estimated useful lives are assessed annually. Accounting has been done in accordance with IAS 38 (“Intangible Assets”).

Useful lives of intangible assets

●	Research and development costs- 5 years
●	Concessions intellectual property rights- infinitive live

Taxes

2.4.7	Taxes - Taxes are calculated based on the taxable income or loss for the period and the tax laws that have been enacted or substantively enacted as of the reporting period. Taxes consider any non-deductible costs or non-taxable items. Deferred tax assets or tax liabilities are also considered when computing tax. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate based on amounts expected to be paid to the tax authority. In case of uncertainties related to income taxes, they are accounted for in accordance with IFRIC 23 (“Uncertainty over Income Tax Treatments”) and IAS 12 (“Income taxes”) based on the best estimate of those uncertainties.

2.4.7.1	A deferred tax is generated when there are temporary differences between assets or liabilities for financial reporting purposes and amounts used for tax purposes. Net operating losses can generate a deferred tax given such losses can be utilized in the future to reduce future taxable income. Tax rates applicable when the deferred tax is expected to reverse are used in the calculation of the deferred tax.

Leases

2.4.8	Leases - Contracts are reviewed to determine if they contain the elements of a lease. To be a lease, the right of control must be given to the lessee for a specified asset for a given time period for consideration. If the supplier has the right or practical ability to substitute alternative assets during the life of the contract, then the contract is not a lease. The lease liability is calculated by discounting all the lease payments not made at the commencement date by the implicit interest rate in the lease or the incremental borrowing rate. Extension options are included in the determination of the lease liability to the extent that it is reasonably certain that those options will be exercised. The lease liability and the right of use asset are the same value at the start of the lease. The right-of-use assets are depreciated on a straight-line basis from the start date of the lease to the end of the lease term.

F-9

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

Financial instruments

2.4.9	Financial instruments - A financial instrument is any contract that gives rise to a financial asset of one party and a financial liability or equity instrument of another party. These include both non-derivative financial instruments, such as trade and other receivables and payables, and derivative financial instruments, such as certain derivative liabilities arising from the convertible notes and warrants included within the accompanying consolidated balance sheets as of December 31, 2023 and 2022.

Trade payables, tax, remuneration, social security, other accounts payable including liability accruals are valued at nominal value. Supplier agreements or amounts due to statutory authorities determine costs. Management estimates amounts for accrued expenses. Financial assets and financial liabilities are recognized at their fair value initially. Transaction expenses for assets and liabilities are also included in the initial fair value measurement. Using the effective interest rate method, financial liabilities are measured at amortized cost after the initial recognition.

Provisions for liabilities and charges

2.4.10	Provisions for liabilities and charges - Provisions are liabilities for uncertain times and amounts. Provisions are established if an obligation presently exists, there is a probable outflow of resources to cover the obligation and the obligation can be reasonably estimated. The provision represents the best estimate to settle the obligation. For both 2023 and 2022, there were no uncertain liabilities that required a provision.

Revenue

2.4.11

Revenue - Contract revenue and other revenues exclude value added tax and is after discounts. Contract revenue recognition will take place in accordance with IFRS 15 (“Revenue from Contracts with Customers”); when there is an identifiable contract with a customer, the contract stipulates performance obligations, a price has been established, the price has been allocated to the contract performance obligations, then the specific revenue associated with the specific obligation completion is recognized. For the majority of the Company’s contracts, the terms generally consist of a single performance obligation, delivery of our products, the ASVs. We recognize revenue at delivery as risk of loss and control have been transferred to the customer at the time the product is picked up for delivery. Revenue measurement is the fair value of the amount received or due. The revenue represents product and / or service amounts receivable generated during the normal course of business. Revenue is recognized net of deductions for returns, allowances, and rebates, which the Company has assessed as not significant during each of the fiscal years in the accompanying consolidated financial statements. A liability will be established within the consolidated balance sheet when the customer has prepaid for a good or service. A receivable will be established where the contract performance obligation has been met but payment has not been received.

The Company has two other sources of revenue that have yet to become significant. In the late 2022, the Company began requiring with every ASV sold, a subscription to RanMarine Connect, which is a software as a service subscription model allowing for web-browser based ASV management, device control, maintenance, etc. The Company sells the subscriptions in varying lengths of time ranging from one year to five years. The subscriptions are charged on a recurring annual basis upon expiration of the initial term and the subscription price is recognized ratably over the subscription period as the performance obligation is met and satisfied. Additionally, beginning in 2023, the Company began leasing its ASVs on a month-to-month basis and such lease amounts received are recognized over the same period as the performance obligation is met and satisfied. Revenue related to the subscriptions and the leases approximated €35,000 and €27,000 respectively during 2023. During 2022 there was approximately €8,000 revenue recognized related to the subscriptions and no revenue recognized related to the leases.

F-10

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

Other income and expenses

2.4.12	Segment reporting - The Company identifies its operating segments in accordance with IFRS 8, (“Operating Segments”). Operating segments are defined as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, ore decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a combined basis for the purposes of allocating resources. Accordingly, the Company has determined it operates and manages its business in a single reporting operating segment.

Pensions

2.4.13	Derivative liabilities - The Company evaluates and accounts for conversion options embedded in its convertible notes in accordance with IFRS 9, “Financial Instruments.” Under IFRS 9, the Company has elected to account for the embedded features within it convertible notes at fair value. In accordance with this accounting method, any subsequent increases or decreases in fair value are recorded as a change in fair value of derivative liabilities and are included as a component of other income (loss) in the accompanying consolidated statements of operations and comprehensive loss. In addition to convertible notes, the Company also issues warrants to purchase shares of Company stock. The warrants are accounted for at fair value as of the date of issuance and again at each year end using a Black Scholes option-pricing model. Fair value adjustments to the warrant liability are recognized in the change in fair value of derivative liabilities line item within other income (loss) in the accompanying statements of operations and comprehensive loss.

Impairment of non-financial assets

2.4.14	Impairment of non-financial assets - Management assesses whether an asset may be impaired at each reporting date. If any indication of impairment exists, or when testing is required, the recoverable amount will be determined. When the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used. Impairment losses including impairment on inventories are recognized in the consolidated statement of operations and comprehensive loss. After impairment, depreciation is provided on the revised carrying amount of the asset over its remaining useful life. The Company bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the Company’s cash generating units (“CGU”) to which the individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. To estimate cash flow projections beyond periods covered by the most recent budgets/forecasts, the Company extrapolates cash flow projections in the budget using a steady or declining growth rate for subsequent years, unless an increasing rate can be justified. In any case, this growth rate does not exceed the long-term average growth rate for the products, industries, or country or countries in which the Company operates, or for the market in which the asset is used. For assets excluding goodwill, an assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or have decreased. If such indication exists, the Company estimates the asset’s or CGU’s recoverable amount.

Loss per share

2.4.15	Loss per share - Basic loss per share are calculated in accordance with IAS 33 (“Earnings per Share”) based on earnings (loss) attributable to the Company’s shareholders and the weighted average number of shares outstanding during the period. The 6,552,558 outstanding shares as of December 31, 2023 (see Note 18), represent the shares issued and outstanding by the Company. This presentation is consistent with the principles in IAS 33.64, which requires calculation of basic and diluted earnings per share for all periods presented to be adjusted retrospectively if changes occur to the capital structure after the reporting period but before the consolidated financial statements are authorized for issue.

New and revised standards issued, but not yet effective

2.4.16	New and revised standards issued, but not yet effective - The Company is currently evaluating the effects of the new or revised accounting standards listed below but does not expect any material effects.

●	Classification of Liabilities as Current or Non-Current and Non-current Liabilities with Covenants (Amendments to IAS 1)
●	Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7)
●	Lease Liability in a Sale and Leaseback (Amendments to IFRS16)
●	Lack of Exchangeability (Amendments to IAS 21)

F-11

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

3.	Significant Accounting Judgments, Assumptions, and Estimates

3.1

Going Concern - The accompanying consolidated financial statements are prepared under the assumption that the business will continue as a going concern. As an early-stage company, we have not yet reached the critical sales volume and are heavily relying on research and development (“R&D”) grants.

Our ability to continue as a going concern and realize our assets and discharge our liabilities in the normal course of business is dependent upon closing timely additional sales orders and the ability to raise additional debt or equity financing, as required. There are various risks and uncertainties affecting our future financial position and its performance including, but not limited to:

         ●      The market acceptance and rate of commercialization of our product offerings;

         ●      Ability to successfully execute our business plan;

         ●      Ability to raise additional capital at acceptable terms;

         ●      General local and global economic conditions.

Our strategy to mitigate these material risks and uncertainties is to timely execute a business plan aimed at continued focus on revenue growth, product development and innovation, improving overall gross profit, managing operating expenses and working capital requirements, and securing additional capital, as needed.

Failure to implement our business plan could have a material adverse effect on our consolidated financial condition and/or financial performance. There is no assurance that we will be able to raise additional capital as it is required in the future. Accordingly, there are material risks and uncertainties that may cast significant doubt about our ability to continue as a going concern.

These consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may otherwise be required if the going concern basis was not appropriate.

3.2	Pension liability - Liabilities and expenses for employee benefits generally are recognized in the period in which the \services are rendered. RanMarine’s pension is part of the PMT pension fund. This fund is the Metal and Engineering Industry Pension Fund. Contributions are expensed as the obligation to make the payments is incurred.

3.3

Income taxes - Income tax expense includes current and deferred taxes. Current tax assets and liabilities are obligations or claims for the current and prior periods to be recovered from (or paid to) taxation authorities that are still outstanding at the end of the reporting period. Current tax is computed on the basis of tax profit which differs from net profit. Income taxes are calculated using tax rates and laws enacted or substantively enacted at the end of the reporting period.

Deferred tax is recognized based on temporary differences between the carrying amount and the tax basis of assets and liabilities. Any change in the net amount of deferred tax assets and liabilities is included in profit or loss of the respective period in which the change occurs. Deferred tax assets and liabilities are determined based on enacted or substantively enacted tax rates and laws that are expected to apply to taxable profit for the periods in which the assets and liabilities will be recovered or settled. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deferred tax assets can be utilized. Deferred tax assets and liabilities are not discounted.

F-12

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

3.4	Development costs - The Company capitalizes costs for product development projects. Management makes judgments on the viability of the project and the projected cost of full development. RanMarine management determines when a new product will be released to the market which is when the costs are capitalized. Management must also judge the expected revenue to be earned. The carrying amount of capitalized development costs was € 1,374,930 as of December 31, 2023 (2022: €935,487).

3.5	Provision for expected credit losses of trade receivables - The Company assesses and measures credit losses in accordance with IFRS 9 (“Financial Instruments”). There is currently no provision for credit losses on the consolidated balance sheets. The Company has not experienced any non-payment from a customer in its history, as it generally requires an upfront payment from the customer.

3.6	Provision for warranty - The Company offers a 1-year warranty for customers outside the EU and a two-year warranty for customers inside the EU. Currently, there are no warranty provisions on the consolidated balance sheets as management has forecasted it is not material prospectively for each of the fiscal years in the accompanying consolidated financial statements. In 2023 warranty expenses were € 747 and zero in 2022. It will continue to be evaluated on an annual basis. Soon, warranty expenses will become material and at such time, a warranty provision as percentage of revenue will be recognized.

3.7	Fair value calculations - The Company estimates the fair value of the convertible note payable and the derivative warrant liability (see Note 14) using a probability weighted scenario method, which determines the present value of the conversion and redemption options and weights them based on their probabilities of occurrence. Additionally, the Company utilizes the Black Scholes Model to calculate the value of the warrants that it issues. In using the Black Scholes Model, the Company makes assumptions regarding dividend yield, expected term, volatility and risk-free interest rates.

F-13

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

4.	Cash and Cash Equivalents

 Schedule of  Cash and Cash Equivalents

	2023	2022

Rabobank	€28,068	€-
Mechanics Bank	8,536	-
ING Bank	-	18
Cash in transit	(1)	430
Total	€36,603	€448

5.	Accounts Receivable

The Company carries low trade receivables as the Company generally requires customer deposits before processing orders. The bad debt expense and the allowance for doubtful accounts is zero for both 2023 and 2022. The Company had three customers whose account balance comprised approximately 35%, 26% and 23% of the accounts receivable balance as of December 31, 2023. Another customer’s account balance comprised 78% of the accounts receivable balance as of December 31, 2022.

	2023	2022

Accounts receivable	€95,200	€124,814
Total	€95,200	€124,814

6.

Other Receivables

The Company received a grant from the European Commission, European Innovation Council (“EIC”) in October 2020 for a total amount of €1,508,296. As of December 31, 2022, the subsidy receivable of €191,475 is the last outstanding amount of this grant and has been received in March 2023. See Note 22 for further details.

 Schedule of Other Receivables

	2023	2022

Prepayments	€7,656	€45,819
Rent deposit	29,052	11,875
Subsidy	-	191,475
Other receivables	10,819	-
VAT receivable	2,333	43,204
Total	€49,860	€292,373

7.	Inventory

 Schedule of Inventory

	2023	2022

Finished products	€54,000	€-
Raw materials	58,575	46,785
Total	€112,575	€46,785

F-14

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

8.

Deferred IPO Costs

As of December 31, 2023, the Company has incurred €1,098,273 of costs related to an initial public offering (“IPO”). These costs are incremental costs that are directly attributable to issuing new shares in accordance with paragraph 37 of IAS 32 (“Transaction Costs to be Deducted from Equity”) and such costs will be recognized in equity in 2024 as a reduction of the total proceeds received by the Company when the Company completes the IPO.

9.	Property, Plant and Equipment net

	Plant and machinery	Equipment	Autonomous special vehicles	Total

Purchase price	€1,431	€7,789	€-	€9,220
Cumulative depreciation	(328)	(1,621)	-	(1,949)
At January 1, 2022	1,103	6,168	-	7,271
Investments	-	6,176	-	6,176
Depreciation	(286)	(2,239)	-	(2,525)
At December 31, 2022	817	10,105	-	10,922
Investments	-	-	36,000	36,000
Depreciation	(276)	(2,916)	(4,650)	(7,842)
At December 31, 2023	€541	€7,189	€31,350	€39,080

Purchase price	€1,431	€13,965	€36,000	€51,396
Cumulative depreciation	(890)	(6,776)	(4,650)	(12,316)
At December 31, 2023	€541	€7,189	€31,350	€39,080

The autonomous special vehicles in the table above are comprised of four drones, at cost, that are being utilized by the Company to lease to customers on a month to month basis as discussed in Note 2.4.11 above. The drones were placed in service in early May 2023.

10.

Leases

In 2023, RanMarine entered into a new lease agreement for the real estate contract of its business premises. This lease is for five years with payments totaling €943,836. The lease began in 2023 and a 4% discount was applied for periods presented. After the initial five-year lease is completed, a clause exists allowing for the automatic renewal of the lease if the tenant or lessor does not give notice of termination. Notice of termination must be made six months before the end of the lease. The renewal option has not been included in the right of use calculations because the Company does not have any current plans to renew the lease.

	2023	2022

Right of use asset to depreciate
Beginning balance	€191,966	€255,954
Additions	857,560	-
Disposals	(159,972)	-
Depreciation	(102,286)	(63,988)
Ending balance	€787,268	€191,966

Non-current lease liability
Beginning balance	€133,705	€257,335
Additions	857,560	-
Disposals	(102,473)	-
Payments related to liability	(89,163)	(60,603)
Current lease liability	(159,184)	(63,027)
Ending balance	€640,445	€133,705

11.	Income Taxes

Deferred tax - Judgments and estimates are made with regard to the ability to utilize net operating losses and other tax credits that can be carried forward against taxable income in future years. Due to the delay in obtaining additional financing, the Company has not been able to execute its business plans yet and concluded that it is not probable that taxable profit will be available for any deferred tax asset amount to be utilized in the near future. Due to this uncertainty, the Company has not recognized any deferred tax asset amount as of December 31, 2023 and 2022, in accordance with IAS 12.

From January 1, 2022 onwards, an indefinite loss carryforward applies in the Netherlands. Yet, losses (both carryforward and carryback) can only be fully deducted up to an amount of €1 million taxable profit. If the profit in a year exceeds €1 million, the losses are only deductible up to 50% of the higher taxable profit minus an amount of €1 million. Hence the Company can utilize its compensable losses as soon it becomes profitable.

The Company has compensable losses from the following years:

 Schedule of Compensable Losses

	Offsettable		Offsettable
	losses as of	Addition in	losses as of
	January 1, 2023	2023	December 31, 2023
	€	€	€

2016	8,971	-	8,971
2017	113,373	-	113,373
2018	138,599	-	138,599
2019	173,454	-	173,454
2020	402,425	-	402,425
2022	390,292	-	390,292
2023	-	2,118,774	2,118,774
	1,227,114	2,118,774	3,345,888

F-15

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

12.	Intangible Assets

	Research and development costs	Concessions intellectual property rights	Total

Cost or valuation
At January 1, 2022	€470,817	€28,622	€499,439
Additions	464,670	-	464,670
At December 31, 2022	935,487	28,622	964,109
Additions	590,993	-	590,993
Amortization	(151,550)	-	(151,550)
At December 31, 2023	€1,374,930	€28,622	€1,403,552

Estimated future amortization as of December 31, 2023 is as follows:

Schedule of Intangible Assets Estimated Future Amortization

Year ending December 31,
2024	€151,550
2025	311,020
2026	311,020
2027	311,020
2028	159,471
Thereafter	159,471
Total	€1,403,552

13.	Trade Payables

	2023	2022

Trade payables	€1,001,588	€473,028
Total	€1,001,588	€473,028

The Company had one vendor whose account balance comprised approximately 14% of the trade payables balance as of December 31, 2023. There was one vendor with balances approximating 10% as of December 31, 2022.

14.	Derivative Liabilities

 Schedule of Derivative Liabilities

	2023	2022

Warrant liabilities	€4,044,000	€2,635,778
Convertible notes payable	4,562,000	1,040,009
Total	€8,606,000	€3,675,787

Convertible Notes Payables and Debt Discount (Contra-Debt)

The Company entered into Securities Purchase Agreements (the “Agreements”) with certain third-party creditors and related parties (the “Holders”) whereby the Company issued 20% Original Issue Discount Senior Convertible Promissory Notes (the “Notes”) with an aggregate principal amount (par value) of approximately €4.5 million (the “Principal”), convertible into the Company’s ordinary shares with a par value of $0.01 per share (the “Ordinary Shares”). The Notes are payable on the earlier of: (i) six (6) months from the Issue Date (e.g. August 19, 2022) or (ii) on the date on which the Company consummates a Qualified IPO (as defined in the Agreements) (such date, the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid, unless Holder elects to convert the Principal into a certain number of shares of the Company’s Ordinary Shares, and pursuant to the terms of conversion. The Company may prepay the Notes in cash, at any time following the Issue Date and up to the Maturity Date, at a premium of one hundred and five percent (105%) of the face amount of the Note, upon five (5) day prior written notice to Holder.

F-16

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

The Notes are convertible at the Holder’s election upon the closing of a Qualified IPO into Ordinary Shares of the Company at a conversion price equal to 100% of the offering price to the public in the Qualified IPO (the “Conversion Price”). The Notes become immediately due and payable upon an Event of Default (as defined in the Agreements).

Due to these embedded features within the Notes, the Company elected to account for the Notes at fair value at inception under IFRS 9, “Financial Instruments”. Subsequent changes in fair value are recorded as a component of other income (loss) in the Consolidated Statements of Operations.

The Company estimates the fair value of the convertible note payable using a probability weighted scenario method, which determines the present value of the conversion and redemption options and weights them based on their probabilities of occurrence. The fair value of the Notes upon issuance was estimated to be €4,562,000 as of December 31, 2023 (2022: €1,040,009). The face value was € 4,260,131 plus debt discount of €301,869 as of December 31, 2023 (2022: respectively €1,074,548 and €214,909).

The 20% original discount to the principal amount is included in the carrying value of the Notes. During 2023, the Company recorded a debt discount of €852,026 (2022: €214,909) upon issuance of the Notes for the original issue discount. As a result of electing the fair value option, any direct costs and fees related to the Notes were expensed as incurred. The Company recorded a loss of €1,153,895 (2022: €180,370) related to the change in fair value of the Notes which was recognized in other income (expense) on the Consolidated Statement of Operations as a result of the Company’s election of the fair value option.

The following table presents the Notes as of December 31, 2023:

 Schedule of Notes

	2023	2022

Face value of the Notes	€4,260,131	€1,074,548
Debt discount	(852,026)	(214,909)
Carrying value of the Notes	3,408,105	859,639
Fair value adjustment through earnings	1,153,895	180,370
Fair value of the Notes	€4,562,000	€1,040,009

F-17

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

On May 8, 2023, the Company and the relevant noteholders amended the terms of the Notes to extend the Maturity Date to December 31, 2023, and to clarify that Ordinary Shares means American Depositary Shares (“ADS”).

The majority of the Convertible Promissory Notes the Company had outstanding as of December 31, 2023 had a maturity date of January 1, 2024. The Company proposed and all of the Convertible Promissory Note holders agreed to extend the maturity date to March 31, 2024, in exchange for a payment, upon IPO, of 5% of the principal value of their Notes in cash. In April, all of the Convertible Promissory Note holders agree to extend the maturity date to April 30, 2024 for additional compensation of 2% of the principal value. The Convertible Promissory Notes are currently in default; however, in June 2024 the Company is seeking the Convertible Promissory Note holders’ agreement to extend the maturity date to December 31, 2024. In return, the Company will provide the Convertible Promissory Note holders with additional compensation in the amount of 5% of the principal amount outstanding, payable in ADSs issued within 7 days of the IPO. In addition, the Company, will increase the discount offered to those who convert the full principal value of their Convertible Promissory Notes into RanMarine ADSs at the IPO to a 25% discount off of the IPO price. The Company believes that the Convertible Promissory Note holders will agree to the extension as they have done twice before.

Warrant Liabilities

With each Note purchase, the Holder was also issued warrants to purchase up to 40,000 Ordinary Shares of the Company (the “Warrant Shares”) for every €100,000 of Note principal (the “Warrants”). Each Warrant is exercisable for a period commencing on the date the Company completes a Qualified IPO and terminating five (5) years after such date at an exercise price of $0.012 per share, subject to customary anti-dilution adjustments. If, at any time after the issuance date of the Warrant, a registration statement covering the resale of the Warrant Shares is not effective, the Holder may exercise the Warrant by means of a cashless exercise.

The Warrants were determined to be liabilities under IAS 32, “Financial Statements: Presentation.” as they are puttable to the Company upon the occurrence of a Fundamental Transaction (as defined in the agreements). As such, the Company recorded the Warrants as a liability at fair value recognized in earnings. The Company utilized the Black Scholes Model to calculate the value of these warrants issued during the years ended December 31, 2023 and 2022. The fair value of the Warrants of €4.4 million (2022: €2.5 million) was estimated at the date of issuance using the following weighted average assumptions: dividend yield 0% (2022: 0%); expected term of five years; volatility 45.0% (2022: 37%); and a risk-free interest rate 3.8% (2022: 4.0%). During the year ended December 31, 2023, the Company recorded a loss of €(1,408,222) (2022: €2,635,779) related to the change in fair value of the warrant liability which is recorded in other income (expense) on the Consolidated Statements of Operations.

Transaction costs incurred attributable to the issuance of the Warrants were immediately expensed in accordance with IAS 32.

15.	Loans and Liabilities to Related Parties

	2023	2022

Non-interest loans	€66,800	€76,600
Deferred stock compensation	632,778	17,500
Deferred cash compensation	7,311	51,000
Deferred cost reimbursements	62,163	-
Total	€769,052	€145,100

Convertible notes payable held by related parties (See note 13)	€1,971,591	€478,191

F-18

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

The non-interest loans are related to Boundary Holding S.à r.l. and two other shareholders of the Company. There is a loan agreement between Boundary Holding S.à r.l. and the Company that was entered into as of May 27, 2021, for €100,000. The note does not carry interest or a term limit and imputed interest was not recorded as the amount was not significant. RanMarine has paid €67,600 as of December 31, 2023. The remaining amount is related to short-term non-interest bearing loans from two other shareholders with similar terms.

Employees and affiliates (shareholders and board members) were granted American Depositary Shares in 2023, which vest only upon the IPO or after the six-month lock-up period for affiliates. For the related parties a €632,778 accrual has been made.

The deferred cash compensation is related to salary payments paid out in the following year. The deferred costs reimbursements are expenses payments to related parties that have been deferred.

The convertible notes payable held by related parties of €1,971,591 (2022: €478,191) represents the principal value held by shareholders and key insiders.

16.	Taxes and Social Securities Payable

Schedule of Taxes and Social Securities Payable

	2023	2022

Payroll Tax	€104,768	€175,308
Netherlands pension withholding	39,801	-
Total	€144,569	€175,308

17.	Accrued Liabilities

	2023	2022

Advisors	€592,809	€62,721
Deferred revenue	37,565	95,459
Holiday bonus	40,059	24,027
Employee stock compensation	283,692	-
Total	€954,125	€182,207

During 2023, employees were granted the right to receive ADSs, which vest only upon the IPO or after the six-month lock-up period.

18.	Issued Capital and Reserves

The Company is authorized to issue up to 100,000,000 ordinary shares. The nominal or par value of the shares is $0.01 per share. On December 31, 2023 and 2022, the Company’s issued and outstanding shares were 6,552,558 after giving effect to a stock split of 7,029.57 to 1 declared by the Company on December 27, 2022.

The legal reserve of €935,487 as of December 31, 2022 and €1,374,930 as of December 31,2023 are the capitalized R&D costs (see Note 12). Legal reserves are reserves that cannot be distributed to the shareholders. Dutch law requires that the capitalized R&D costs are protected by forming a legal reserve.

F-19

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

19.	Sales

Schedule of Sales

	2023	2022

Europe	€235,086	€219,653
North America	130,034	207,883
Rest of the world	284,760	4,891
Total	€649,880	€432,427

The Company had sales with three customers in 2023 that approximated 33%, 12%, and 10%. During 2022, the Company had sales from one customer that approximated 57% of sales.

20.	Operating Expenses

20.1	Research and development

	2023	2022

Compensation and benefits	€564,657	€447,517
Other research and development costs	49,894	23,499
Capitalized R&D costs	(472,747)	(327,210)
Total	€141,804	€143,806

The Company capitalizes wages and direct material expenses associated with R&D in accordance with IAS 38 (see Notes 6 and 22). Last year 70% of the wages and direct material expenses were reimbursed through government grants and the remaining 30% of the wages and direct material expenses were being capitalized.

20.2	Sales and Marketing

Schedule of Sales And Marketing

	2023	2022

Compensation and benefits	€182,889	€40,522
Contractors	202,464	99,204
Consultancy fees	50,926	-
Publicity and advertisement	85,960	8,991
Traveling expenses	82,881	54,560
Total	€605,120	€203,277

F-20

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

20.3	General and Administrative

	2023	2022

Compensation and benefits	€713,031	€220,530
Consultancy fees	713,551	66,645
Legal services	-	100,553
Contractors	316,594	139,300
Accounting and audit services	51,277	303,239
Non-executive board compensation and expenses	200,660	-
Depreciation and amortization	261,679	66,513
Automation costs	104,185	31,254
Freight costs	75,113	30,039
Office expense	49,086	28,768
Lease expense	24,754	10,320
Insurance costs	78,554	2,600
Other general expenses	66,239	68,225
Total	€2,654,723	€1,067,986

21.	Other Income and Expense

 Schedule of Other Income and Expense

	2023	2022

EIC subsidy	€-	€776,910
Other subsidies	133,579	136,370
Change in fair value of warrant liabilities	(1,408,222)	(2,635,779)
Change in fair value of convertible notes payable	(933,623)	(180,371)
Other income and expense	(2,655)	-
Total	€(2,210,921)	€(1,902,870)

22.	Government Grants

The Company received a grant from the European Commission, European Innovation Council (“EIC”) in October 2020 for a total amount of €1,508,296. It was subject to a 24-month duration with a 70% reimbursement rate. The Company recognized €776,910 of the grant in 2022. €672,257 and €59,129 have been recognized in 2021 and 2020 respectively.

F-21

RanMarine Technology, B.V.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2023 and 2022

The Company has received other Dutch government grants and subsidies for various other projects and the Company recognizes and records such amounts when received and upon meeting the grant stipulations. During 2023, the Company received and recognized €133,579 which was recorded within other expense, net in the accompanying statement of operations and comprehensive loss. During 2022, the Company received and recognized €136,370 which was recorded as a reduction of research and development costs in accordance with the stipulations of the grant as such amounts were a reimbursement of certain research and development expenses incurred.

23.	Related Parties

Related persons as defined by IAS 24 (“Related Party Disclosures”) are persons who, by virtue of their positions, are responsible for the operations of the Company. The Company considers the executive management team, consisting of the Chief Executive Officer and the Chief Financial Officer as key management. They have the authority and responsibility for planning, directing, and controlling operating activities. See Note 15 for loans and liabilities to related parties.

23.1

Key management personnel compensation

The charges as accounted for in the accompanying statements of operations and comprehensive loss resulting from the remuneration of current and former members of the Board of Management and members of Supervisory Board of the Company in 2023 and 2022 were as follows:

 Schedule of Key Management Personnel Compensation

	2023	2022

Cash based compensation	€167,060	€141,560
Share based compensation	603,778	35,000
Total	€770,838	€176,560

24.	Financial Instruments and Financial Risk Management

24.1	Financial instruments - Trade payables, tax, remuneration, social security, other accounts payable including liability accruals are valued at nominal value. Financial assets and financial liabilities are recognized at their fair value initially. Transaction expenses for assets and liabilities are also included in the initial fair value measurement. Using the effective interest rate method, financial liabilities are measured at amortized cost after the initial recognition

24.2

Financial risk management - The Company is exposed to market risk, credit risk, and liquidity risk. Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk; interest rate risk, currency risk, and other price risk, such as equity price risk and commodity risk. Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. Other price risk is the risk that the Company will be affected by the price volatility of certain commodities. Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. Liquidity risk is the risk the Company will have a shortage of funds available.

Management has the overall responsibility to establish and oversee the Company’s financial risk management. Financial risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. Through its training and management standards and procedures, it aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations. Management of the Company does not currently believe it is exposed to significant risk in these areas given that the convertible notes payable and warrant liabilities are expected to be converted to equity upon the completion of the IPO during 2024 and given there are minimal foreign currency transactions at the current time.

25.	Commitments and Contingencies

25.1	For purposes of the Dutch government, the Company heads a fiscal unity. The Company is therefore liable for the tax obligations of the fiscal unity for the Dutch entities as a whole.

25.2

From time to time, the Company may become involved in various claims and actions for matters arising out of its business operations. However, we are not currently a party to any such claims or actions and there is currently no litigation or threatened litigation involving the Company and the Company does not expect the outcome of any such matter to have a material adverse effect on the consolidated financial statements of the Company.

26.	Subsequent Events

26.1

The majority of the Convertible Promissory Notes outstanding as of December 31, 2023 had a maturity date of January 1, 2024. The Company proposed and all of the Convertible Promissory Note holders agreed to extend the maturity date to March 31, 2024, in exchange for a payment, upon IPO, of 5% of the principal value of their Notes in cash. In April, all of the Convertible Promissory Note holders agreed to extend the maturity date to April 30, 2024 for additional compensation of 2% of the principal value. The Convertible Promissory Notes are currently in default; however in June 2024, the Company is seeking to extend the maturity date of April 30, 2024. The Company is seeking the Convertible Promissory Note holders’ agreement to extend the maturity date to September 1, 2024. In return, the Company will provide the Convertible Promissory Note holders additional compensation in the amount of 5% of the principal amount outstanding, payable in ADSs issued within 7 days of the IPO. In addition, the Company, will increase the discount offered to those who convert the full principal value of their Convertible Promissory Notes into RanMarine ADSs at the IPO to a 30% discount off of the IPO price. The Company believes that the Convertible Promissory Note holders will agree to the extension as they have done twice before.

26.2

Subsequent to December 31, 2023, the Company issued additional bridge loans totaling € 0.7 million. € 0.4 million of this amount are notes payable with an average interest rate of 18.7% that will be settled in cash. € 0.3 million is a convertible note payable that will be converted into equity with a 25% discount at the event of an IPO. The loans have maturity dates between August, 2024 and December, 2024.

F-22

RANMARINE TECHNOLOGY B.V. IFRS FInanCIAL STATEMENTS Half Year 2024 and 2023

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Financial Statements	PAGE(S)
Condensed consolidated balance sheets as of June 30, 2024 (unaudited) and December 31, 2023	F-24
Condensed consolidated statements of operations and comprehensive loss for the half years ended June 30, 2024 (unaudited) and June 30, 2023 (unaudited)	F-25
Condensed consolidated statements of changes in shareholders’ deficit for the half years ended June 30, 2024 (unaudited) and December 31, 2023	F-26
Condensed consolidated statements of cash flows for the half years ended June 30, 2024 (unaudited) and December 31, 2023	F-27
notes to condensed consolidated financial statements	F-28 - F-45

F-23

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

RanMarine Technology B.V.

Condensed Consolidated Balance Sheets

As of June 30, 2024 (Unaudited) and December 31, 2023

	As of June 30, 2024 (Unaudited)	As of December 31, 2023
Assets
Current assets
Cash and cash equivalents (Note 4)	€55,553	€36,603
Accounts receivable (Note 5)	123,835	95,200
Other receivables (Note 6)	61,008	49,860
Inventory (Note 7)	20,215	112,575
Deferred IPO costs (Note 8)	1,413,916	1,098,273
	1,674,527	1,392,511
Non-current assets
Property, plant and equipment net (Note 9)	38,384	39,080
Right of use asset (Note 10)	702,918	787,268
Intangible assets (Note 12)	1,727,618	1,403,552
	2,468,920	2,229,900

Total assets	€4,143,447	€3,622,411

Liabilities and Shareholders’ Deficit
Current liabilities
Trade payables (Note 13)	€1,260,436	€1,001,588
Convertible notes payable (Note 14)	5,695,000	4,562,000
Warrant liabilities (Note 15)	3,108,000	4,044,000
Loans and liabilities to related parties (Note 16)	350,841	769,052
Taxes and social securities payable (Note 17)	315,127	144,569
Current portion of lease liability (Note 10)	162,395	159,184
Accrued liabilities (Note 18)	799,919	954,125
	11,691,718	11,634,518

Non-current liabilities
Lease liability, net of current portion (Note 10)	558,347	640,445
	558,347	640,445

Total liabilities	12,250,065	12,274,963

Commitments and contingencies (Note 25)

Shareholders’ deficit
Common stock; $0.01 par value per share; 100,000,000 shares authorized; 6,552,558 shares issued and outstanding (Note 19)	65,526	65,526
Additional paid in capital	626,894	626,894
Legal reserves (Note 19)	1,698,996	1,374,930
Accumulated deficit	(10,498,034)	(10,719,902)
Total shareholders’ deficit	(8,106,618)	(8,652,552)

Total liabilities and shareholders’ deficit	€4,143,447	€3,622,411

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-24

RanMarine Technology B.V.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Half Years Ended June 30, 2024 and 2023 (Unaudited)

	HY 2024	HY 2024 (restated)
Sales (Note 20)	€389,036	€332,335
Cost of sales	177,397	163,220
Gross profit	211,639	169,115

Operating expenses (Note 21)
Research and development (Note 21.1)	23,634	66,442
Sales and marketing (Note 21.2)	451,781	185,170
General and administrative (Notes 3.8 and 21.3)	206,595	905,709
Total operating expenses	682,010	1,157,321

Operating loss	(470,371)	(988,206)

Other income (expenses), net (Note 22)	1,016,305	(1,675,686)

Net income (loss) before taxes	545,934	(2,663,892)

Net income (loss) and comprehensive income (loss)	€545,934	€(2,663,892)

Basic and diluted income (loss) per ordinary share:	€0.08	€(0.41)

Weighted average ordinary shares outstanding:	6,552,558	6,552,558

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

RanMarine Technology B.V.

Condensed Consolidated Statements of Changes in Shareholders’ Deficit

For the Half Years Ended June 30, 2024 and 2023 (Unaudited)

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Legal Reserves	Accumulated Deficit	Totals
Beginning balance, January 1, 2024	6,552,558	€65,526	€626,894	€1,374,930	€(10,719,902)	€(8,652,552)
Net profit	-	-	-	-	545,934	545,934
Legal reserve (Note 18)	-	-	-	324,066	(324,066)	-
Ending balance, June 30, 2024	6,552,558	€65,526	€626,894	€1,698,996	€(10,498,034)	€(8,106,618)

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Legal Reserves	Accumulated Deficit (restated)	Totals (restated)
Beginning balance, July 1, 2023 (Note 3.8)	6,552,558	€65,526	€626,894	€1,041,610	€(7,722,966)	€(5,988,936)
Net loss	-	-	-	-	(2,663,616)	(2,663,616)
Legal reserve (Note 18)	-	-	-	333,320	(333,320)	-
Ending balance, December 31, 2023	6,552,558	€65,526	€626,894	€1,374,930	€(10,719,902)	€(8,652,552)

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Legal Reserves	Accumulated Deficit (restated)	Totals (restated)
Beginning balance, January 1, 2023	6,552,558	€65,526	€626,894	€935,487	€(4,952,951)	€(3,325,044)
Net loss (Note 3.8)	-	-	-	-	(2,663,892)	(2,663,892)
Legal reserve (Note 18)	-	-	-	106,123	(106,123)	-
Ending balance, June 30, 2023	6,552,558	€65,526	€626,894	€1,041,610	€(7,722,966)	€(5,988,936)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-26

RanMarine Technology B.V.

Condensed Consolidated Statements of Cash Flows

For the Half Years Ended June 30, 2024 and 2023 (Unaudited)

For the Half Years Ended:	HY 2024	HY 2024 (restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	€545,934	€(2,663,892)
Change in fair value of derivatives liabilities	(950,043)	1,708,900
Depreciation and amortization	165,322	118,376
Accrued advisory services performed by related parties	(418,212)	47,500
Inventory	92,360	(105,149)
Accounts receivable and other receivables	(39,782)	182,101
Deferred IPO costs	(315,643)	(691,391)
Accrued liabilities	16,351	284,919
Trade payables	258,849	(48,793)
Net cash flow used in operating activities	(644,864)	(1,167,429)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(4,500)	-
Intangible assets	(399,842)	(190,909)
Net cash flow used in investing activities	(404,342)	(190,909)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	-	(108,299)
Payments made on lease liability	(78,887)	(32,456)
Advances from derivative liabilities	1,147,043	1,718,860
Payments made on loans to related parties	-	(34,800)
Net cash flow provided by financing activities	1,068,156	1,543,305

Net Cash Flow	18,950	184,967
Cash and cash equivalents at beginning of the half year	36,603	448

Cash and cash equivalents at end of the half year	€55,553	€185,415

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-27

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

Notes to Condensed Consolidated Financial Statements

1.	Corporate Information

RanMarine Technology, B.V. (the “Company”) was incorporated in the Netherlands on April 12, 2016. The Company designs and manufactures aquatic drones also known as autonomous surface vessels (“ASV”) for the purpose of eliminating water pollution in ports, harbors, canals and other marine and water environments. The Company’s corporate offices and manufacturing facility are located in Rotterdam, the Netherlands.

2.	Summary of Significant Accounting Policies

2.1	Basis of preparation

The accompanying condensed consolidated financial statements for the sixth-month reporting period ended 30 June 2024 have been prepared in accordance with IAS 34 Interim Financial Reporting. The interim report does not include all of the notes normally included in an annual consolidated financial statement. Accordingly, this report should be read in conjunction with the annual consolidated financial statements for the year ended 31 December 2023.

The accounting principles set out below, unless stated otherwise, have been applied consistently for all periods presented in the accompanying condensed consolidated financial statements.

The Company’s fiscal year-end is December 31. The condensed consolidated financial statements’ valuations are based on the historical cost unless stated otherwise. The functional and presentation currency of the Company is the Euro.

2.2	Consolidation

The condensed consolidated financial statements include the financial data of RanMarine Technology B.V. and its group companies over which control is exercised. The financial statements of subsidiaries are included in the condensed consolidated financial statements from the date that control commences until the date that control ceases.

Intragroup receivables and payables, as well as intragroup transactions, finance income and expenses and unrealized results within the Group are eliminated in the preparation of the condensed consolidated financial statements.

The consolidated group companies and the percentage of ownership included in the consolidation:

●	RanMarine B.V. (100%)

●	RanMarine USA LLC (100%)

2.3	Foreign currency

During the financial year, transactions in foreign currency other than the euro are translated into the relevant functional currency at the exchange rates applying on the transaction date. The exchange differences as a result from the translation are included in the operating results of the period the transactions occurred.

F-28

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

Assets and liabilities that are denominated in foreign currency other than the euro are translated at the exchange rates as at the end of the reporting period; however, there were no such items denominated in a foreign currency at June 30, 2024 and December 31, 2023. The profit and loss account items have been translated at average exchange rates. Given the limited scale of foreign activities with a different functional currency, there is no statutory reserve (or cumulative foreign currency translation amounts) for conversion differences at June 30, 2024 and December 31, 2023.

2.4	Significant accounting policies

2.4.1	Current versus non-current classification - Assets and obligations that are classified as current shall mature within one year. Non-current assets and obligations shall mature beyond one year from the condensed consolidated balance sheet date.

2.4.2	Cash and Cash Equivalents - Cash is recognized based on the amount received. Cash equivalents, which are assets that can generally be liquidated in less than 90 days based on convertibility and short-term maturity, are carried at cost. Any bank overdrafts are accounted for based on the amount that must be repaid to the lender. Cash balances may exceed the insured limits from time to time. The Company has not experienced any losses with respect to uninsured balances.

2.4.3	Accounts receivable - Receivables (amounts due from trade debtors and other receivables including prepayments) are initially recognized at cost which is also the fair value. Current receivables, receivables that fall due within one year, are carried at cost unless there is a known significant credit risk. Receivables are reviewed to determine if a reserve needs to be entered for credit losses. If a reserve is deemed necessary, accounts receivable would be carried at cost less the reserve.

2.4.4	Inventory - Inventories are valued at the lower of cost or market, market being net realizable value. Net realizable value is calculated based on the estimated selling price of the product less cost to get the inventory in sellable condition. The carrying amount of inventories is expensed as inventories are sold and recognized in cost of sales. Write-downs to net realizable value and losses are expensed in the period they occur. Any reversal of write-downs is recognized in the period the reversal occurs. The Company’s inventories consisted of raw materials and finished products. See Note 7 for further details.

2.4.5

Property, plant, and equipment - Property, plant, and equipment are measured at historical cost. They are carried at cost less accumulated depreciation and any impairment value. Depreciation is on a straight-line basis over an estimated useful life given to the asset by management. Useful lives are reviewed periodically for needed changes. All repairs and maintenance costs are expensed when incurred.

Useful lives of property, plant, and equipment

●	Plant and machinery- 5 years
●	Equipment- 5 years
●	Autonomous special vehicles- 5 years

F-29

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

2.4.6

Intangible assets - Intangible assets are intellectual property and internally developed information systems with a finite life and area accounted for in accordance with IAS 38 (“Intangible Assets”). The intangible assets acquired are measured at cost less accumulated amortization and impairment. Expenditure for development activities where the research results are applied to a plan or design for the production of new or substantially improved product and processes are capitalized if the product or process is technically and commercially feasible and can be separately identified, if the expenses can be measured reliably and if the Company has sufficient resources to complete the development of the asset. If these criteria are not met, the expenditures are expensed. If the criteria is met, projects will go from the research phase to the development phase if there is a successful build. The capitalized costs comprise the cost of materials, direct labor and the directly attributable proportion of overheads less any subsidy received for such costs. Other development expenditures are recognized in the condensed consolidated statement of operations and comprehensive loss as an expense when incurred. Subsequent expenditure on capitalized intangible assets is recognized in the condensed consolidated statement of operations and comprehensive loss unless it increases the future economic benefits embodied in the specific asset to which it relates. In that case, the costs are capitalized for only the increase in the future economic benefits. Amortization is charged to the condensed consolidated statement of operations and comprehensive loss on a straight-line basis over the estimated useful life of the intangible asset unless such life is indefinite. Other intangible assets are amortized from the date they are available for use. Effective January, 2023, amortization has started. The amortization method and estimated useful lives are assessed annually. Accounting has been done in accordance with IAS 38 (“Intangible Assets”).

Useful lives of intangible assets

●	Research and development costs- 5 years
●	Concessions intellectual property rights- infinitive live

2.4.7	Taxes - Taxes are calculated based on the taxable income or loss for the period and the tax laws that have been enacted or substantively enacted as of the reporting period. Taxes consider any non-deductible costs or non-taxable items. Deferred tax assets or tax liabilities are also considered when computing tax. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate based on amounts expected to be paid to the tax authority. In case of uncertainties related to income taxes, they are accounted for in accordance with IFRIC 23 (“Uncertainty over Income Tax Treatments”) and IAS 12 (“Income taxes”) based on the best estimate of those uncertainties. A deferred tax is generated when there are temporary differences between assets or liabilities for financial reporting purposes and amounts used for tax purposes. Net operating losses can generate a deferred tax given such losses can be utilized in the future to reduce future taxable income. Tax rates applicable when the deferred tax is expected to reverse are used in the calculation of the deferred tax.

2.4.8	Leases - Contracts are reviewed to determine if they contain the elements of a lease. To be a lease, the right of control must be given to the lessee for a specified asset for a given time period for consideration. If the supplier has the right or practical ability to substitute alternative assets during the life of the contract, then the contract is not a lease. The lease liability is calculated by discounting all the lease payments not made at the commencement date by the implicit interest rate in the lease or the incremental borrowing rate. Extension options are included in the determination of the lease liability to the extent that it is reasonably certain that those options will be exercised. The lease liability and the right of use asset are the same value at the start of the lease. The right-of-use assets are depreciated on a straight-line basis from the start date of the lease to the end of the lease term.

F-30

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

2.4.9	Financial instruments - A financial instrument is any contract that gives rise to a financial asset of one party and a financial liability or equity instrument of another party. These include both non-derivative financial instruments, such as trade and other receivables and payables, and derivative financial instruments, such as certain derivative liabilities arising from the convertible notes and warrants included within the accompanying condensed consolidated balance sheets as of June 30, 2024 and December 31, 2023.

Trade payables, tax, remuneration, social security, other accounts payable including liability accruals are valued at nominal value. Supplier agreements or amounts due to statutory authorities determine costs. Management estimates amounts for accrued expenses. Financial assets and financial liabilities are recognized at their fair value initially. Transaction expenses for assets and liabilities are also included in the initial fair value measurement. Using the effective interest rate method, financial liabilities are measured at amortized cost after the initial recognition.

2.4.10

Provisions for liabilities and charges - Provisions are liabilities for uncertain times and amounts. Provisions are established if an obligation presently exists, there is a probable outflow of resources to cover the obligation and the obligation can be reasonably estimated. The provision represents the best estimate to settle the obligation. For the half year of 2024 and the year of 2023, there were no uncertain liabilities that required a provision.

2.4.11

Revenue - Contract revenue and other revenues exclude value added tax and is after discounts. Contract revenue recognition will take place in accordance with IFRS 15 (“Revenue from Contracts with Customers”); when there is an identifiable contract with a customer, the contract stipulates performance obligations, a price has been established, the price has been allocated to the contract performance obligations, then the specific revenue associated with the specific obligation completion is recognized. For the majority of the Company’s contracts, the terms generally consist of a single performance obligation, delivery of our products, the ASVs. We recognize revenue at delivery as risk of loss and control have been transferred to the customer at the time the product is picked up for delivery. Revenue measurement is the fair value of the amount received or due. The revenue represents product and / or service amounts receivable generated during the normal course of business. Revenue is recognized net of deductions for returns, allowances, and rebates, which the Company has assessed as not significant during each of the fiscal years in the accompanying condensed consolidated financial statements. A liability will be established within the condensed consolidated balance sheet when the customer has prepaid for a good or service. A receivable will be established where the contract performance obligation has been met but payment has not been received.

The Company has two other sources of revenue that have yet to become significant. In the late 2022, the Company began requiring with every ASV sold, a subscription to RanMarine Connect, which is a software as a service subscription model allowing for web-browser based ASV management, device control, maintenance, etc. The Company sells the subscriptions in varying lengths of time ranging from one year to five years. The subscriptions are charged on a recurring annual basis upon expiration of the initial term and the subscription price is recognized ratably over the subscription period as the performance obligation is met and satisfied. Additionally, beginning in 2023, the Company began leasing its ASVs on a month-to-month basis and such lease amounts received are recognized over the same period as the performance obligation is met and satisfied. Revenue related to the subscriptions and the leases approximated €22,000 and €14,000 respectively during the first half of 2024 (first half of 2023: €10,000 and €14,000, respectively).

F-31

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

2.4.12	Segment reporting - The Company identifies its operating segments in accordance with IFRS 8, (“Operating Segments”). Operating segments are defined as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, ore decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a combined basis for the purposes of allocating resources. Accordingly, the Company has determined it operates and manages its business in a single reporting operating segment.

2.4.13	Derivative liabilities - The Company evaluates and accounts for conversion options embedded in its convertible notes in accordance with IFRS 9, “Financial Instruments.” Under IFRS 9, the Company has elected to account for the embedded features within it convertible notes at fair value. In accordance with this accounting method, any subsequent increases or decreases in fair value are recorded as a change in fair value of derivative liabilities and are included as a component of other income (loss) in the accompanying condensed consolidated statements of operations and comprehensive loss. In addition to convertible notes, the Company also issues warrants to purchase shares of Company stock. The warrants are accounted for at fair value as of the date of issuance and again at each year end using a Black Scholes option-pricing model. Fair value adjustments to the warrant liability are recognized in the change in fair value of derivative liabilities line item within other income (loss) in the accompanying statements of operations and comprehensive loss.

2.4.14	Impairment of non-financial assets - Management assesses whether an asset may be impaired at each reporting date. If any indication of impairment exists, or when testing is required, the recoverable amount will be determined. When the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used. Impairment losses including impairment on inventories are recognized in the condensed consolidated statement of operations and comprehensive loss. After impairment, depreciation is provided on the revised carrying amount of the asset over its remaining useful life. The Company bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the Company’s cash generating units (“CGU”) to which the individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. To estimate cash flow projections beyond periods covered by the most recent budgets/forecasts, the Company extrapolates cash flow projections in the budget using a steady or declining growth rate for subsequent years, unless an increasing rate can be justified. In any case, this growth rate does not exceed the long-term average growth rate for the products, industries, or country or countries in which the Company operates, or for the market in which the asset is used. For assets excluding goodwill, an assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or have decreased. If such indication exists, the Company estimates the asset’s or CGU’s recoverable amount.

2.4.15	Profit (loss) per share – Basic profit (loss) per share are calculated in accordance with IAS 33 (“Earnings per Share”) based on earnings (loss) attributable to the Company’s shareholders and the weighted average number of shares outstanding during the period. The 6,552,558 outstanding shares as of December 31, 2023 and June 30, 2024 (see Note 19), represent the shares issued and outstanding by the Company. This presentation is consistent with the principles in IAS 33.64, which requires calculation of basic and diluted earnings per share for all periods presented to be adjusted retrospectively if changes occur to the capital structure after the reporting period but before the condensed consolidated financial statements are authorized for issue.

F-32

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

2.4.16	New and revised standards issued, but not yet effective - The Company is currently evaluating the effects of the new or revised accounting standards listed below but does not expect any material effects.

●	Classification of Liabilities as Current or Non-Current and Non-current Liabilities with Covenants (Amendments to IAS 1)
●	Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7)
●	Lease Liability in a Sale and Leaseback (Amendments to IFRS16)
●	Lack of Exchangeability (Amendments to IAS 21)

3.	Significant Accounting Judgments, Assumptions, and Estimates

3.1	Going Concern - The accompanying condensed consolidated financial statements are prepared under the assumption that the business will continue as a going concern. As an early-stage company, we have not yet reached the critical sales volume and are heavily relying on research and development (“R&D”) grants.

Our ability to continue as a going concern and realize our assets and discharge our liabilities in the normal course of business is dependent upon closing timely additional sales orders and the ability to raise additional debt or equity financing, as required. There are various risks and uncertainties affecting our future financial position and its performance including, but not limited to:

	●	The market acceptance and rate of commercialization of our product offerings;
·	●	Ability to successfully execute our business plan;
	●	Ability to raise additional capital at acceptable terms; ·
	●	General local and global economic conditions.

Our strategy to mitigate these material risks and uncertainties is to timely execute a business plan aimed at continued focus on revenue growth, product development and innovation, improving overall gross profit, managing operating expenses and working capital requirements, and securing additional capital, as needed. Failure to implement our business plan could have a material adverse effect on our condensed consolidated financial condition and/or financial performance. There is no assurance that we will be able to raise additional capital as it is required in the future. Accordingly, there are material risks and uncertainties that may cast significant doubt about our ability to continue as a going concern.

These condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may otherwise be required if the going concern basis was not appropriate.

3.2	Pension liability - Liabilities and expenses for employee benefits generally are recognized in the period in which the \services are rendered. RanMarine’s pension is part of the PMT pension fund. This fund is the Metal and Engineering Industry Pension Fund. Contributions are expensed as the obligation to make the payments is incurred.

3.3

Income taxes - Income tax expense includes current and deferred taxes. Current tax assets and liabilities are obligations or claims for the current and prior periods to be recovered from (or paid to) taxation authorities that are still outstanding at the end of the reporting period. Current tax is computed on the basis of tax profit which differs from net profit. Income taxes are calculated using tax rates and laws enacted or substantively enacted at the end of the reporting period.

Deferred tax is recognized based on temporary differences between the carrying amount and the tax basis of assets and liabilities. Any change in the net amount of deferred tax assets and liabilities is included in profit or loss of the respective period in which the change occurs. Deferred tax assets and liabilities are determined based on enacted or substantively enacted tax rates and laws that are expected to apply to taxable profit for the periods in which the assets and liabilities will be recovered or settled. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deferred tax assets can be utilized. Deferred tax assets and liabilities are not discounted.

F-33

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

3.4	Research and development costs - The Company capitalizes costs for product research and development projects. Management makes judgments on the viability of the project and the projected cost of full development. RanMarine management determines when a new product will be released to the market which is when the costs are capitalized. Management must also judge the expected revenue to be earned. The carrying amount of capitalized research and development costs was € 1,698,996 as of June 30, 2024 (€ 1,374,930 as of December 31, 2023).

3.5	Provision for expected credit losses of trade receivables - The Company assesses and measures credit losses in accordance with IFRS 9 (“Financial Instruments”). There is currently no provision for credit losses on the condensed consolidated balance sheets. The Company has not experienced any non-payment from a customer in its history, as it generally requires an upfront payment from the customer.

3.6	Provision for warranty - The Company offers a 1-year warranty for customers outside the EU and a two-year warranty for customers inside the EU. Currently, there are no warranty provisions on the condensed consolidated balance sheets as management has forecasted it is not material prospectively for each of the fiscal years in the accompanying condensed consolidated financial statements. In the first half of 2024 warranty expenses were € 3,612 and € 747 in the first of 2023. It will continue to be evaluated on an annual basis. Soon, warranty expenses will become material and at such time, a warranty provision as percentage of revenue will be recognized.

3.7	Fair value calculations - The Company estimates the fair value of the convertible note payable(see Note 14) and the derivative warrant liability (see Note 14 respectively Note 15) using a probability weighted scenario method, which determines the present value of the conversion and redemption options and weights them based on their probabilities of occurrence. Additionally, the Company utilizes the Black Scholes Model to calculate the value of the warrants that it issues. In using the Black Scholes Model, the Company makes assumptions regarding dividend yield, expected term, volatility and risk-free interest rates.

3.8

Restatements – As of June 30, 2023 the Company has incurred costs related to an initial public offering (“IPO”) for an amount of €691,391. These costs are incremental costs that are directly attributable to issuing new shares. Due to a misinterpretation of paragraph 37 of IAS 32 (“Transaction Costs to be Deducted from Equity”) the €691,391 has been recognized in the profit and loss account as general and administrative expenses instead as deferred IPO costs.

The error resulted in an overstatement of € 691,391 of the general and administrative expenses and an understatement of the deferred IPO costs in the prior half year financial statements. Therefore, the net loss for the six months ended June 30, 2023 was overstated with an amount of € 691,391. The error has been corrected retrospectively in accordance with IAS 8. The impact on the financial statements can be summarized as follows:

Condensed Consolidated Statement of Operations

	For the Half Year Ended June 30, 2023
	Unaudited	Restatements	Restated
General and administrative expenses	€1,597,100	€(691,391)	€905,709
Total operating expenses	€1,848,712	€(691,391)	€1,157,321
Operating loss	€(1,679,597)	€691,391	€(988,206)
Net income (loss) before taxes	€(3,335,283)	€691,391	€(2,663,892)
Net income (loss)	€(3,335,283)	€691,391	€(2,663,892)
Basic and diluted income (loss) per ordinary share:	€(0.52)	€0.11	€(0.41)
Weighted average ordinary shares outstanding:	6,552,558	6,552,558	6,552,558

F-34

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Changes in Shareholders’ Deficit

	As of June 30, 2023
	Unaudited	Restatements	Restated
Accumulated Deficit	€(8,414,357)	€691,391	€(7,722,966)
Total shareholders’ equity (deficit)	€(6,680,327)	€691,391	€(5,988,936)

Condensed Consolidated Statements of Cash Flows

	For the Half Year Ended June 30, 2023
	Unaudited	Restatements	Restated
Net income (loss)	€(3,335,283)	€(691,391)	€(2,663,892)
Deferred IPO costs	€-	€(691,391)	€(691,391)

F-35

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

4. Cash and Cash Equivalents

	As of June 30, 2024	As of December 31, 2023

Rabobank	€8,428	€28,068
Mechanics Bank	47,125	8,535
Total	€55,553	€36,603

5. Accounts Receivable

The Company carries low trade receivables as the Company generally requires customer deposits before processing orders. The bad debt expense and the allowance for doubtful accounts is zero for both the half year of 2024 and the full year of 2023. The Company had one customer whose account comprised 74% of the accounts receivable balance as of June 30, 2024. The Company had three customers whose account balance comprised approximately 35%, 26% and 23% of the accounts receivable balance as of December 31, 2023.

	As of June 30, 2024	As of December 31, 2023

Accounts receivable	€123,835	€95,200
Total	€123,835	€95,200

6. Other Receivables

	As of June 30, 2024	As of December 31, 2023

Prepayments	€31,956	€7,656
Rent deposit	29,052	29,052
Other receivables	-	10,819
VAT receivable	-	2,333
Total	€61,008	€49,860

7. Inventory

	As of June 30, 2024	As of December 31, 2023

Finished products	€9,800	€54,000
Raw materials	10,415	58,575
Total	€20,215	€112,575

F-36

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

8. Deferred IPO Costs

The Company has incurred costs related to an initial public offering (“IPO”) for an amount of €1,413,916 as of June 30, 2024 and €1,098,273 of as of December 31, 2023. These costs are incremental costs that are directly attributable to issuing new shares in accordance with paragraph 37 of IAS 32 (“Transaction Costs to be Deducted from Equity”) and such costs will be recognized in equity in 2025 as a reduction of the total proceeds received by the Company when the Company completes the IPO.

9. Property, Plant and Equipment net

	Plant and machinery	Equipment	Autonomous special vehicles	Total

Purchase price	€1,431	€13,965	€36,000	€51,396
Cumulative depreciation	(890)	(6,776)	(4,650)	(12,316)
At January 1, 2024	541	€7,189	€31,350	€39,080
Investments	-	-	4,500	4,500
Depreciation	(138)	(1,458)	(3,600)	(5,196)
At June 30, 2024	403	5,731	32,250	38,384

Purchase price	€1,431	€13,965	€40,500	€55,896
Cumulative depreciation	(1,028)	(8,234)	(8,250)	(17,512)
At June 30, 2024	€403	€5,731	€32,250	€38,384

The autonomous special vehicles in the table above are comprised of four drones, at cost, that are being utilized by the Company to lease to customers on a month to month basis as discussed in Note 2.4.11 above. The drones were placed in service in early May 2023. As per June 30, 2024 one of the drones has been upgraded from a manual version to an autonomous version.

10. Leases

In 2023, RanMarine entered into a new lease agreement for the real estate contract of its business premises. This lease is for five years with payments totaling €943,836. The lease began in 2023 and a 4% discount was applied for periods presented. After the initial five-year lease is completed, a clause exists allowing for the automatic renewal of the lease if the tenant or lessor does not give notice of termination. Notice of termination must be made six months before the end of the lease. The renewal option has not been included in the right of use calculations because the Company does not have any current plans to renew the lease.

	As of June 30, 2024	As of December 31, 2023

Right of use asset to depreciate
Beginning balance	€787,268	€191,966
Additions	-	857,560
Disposals	-	(159,972)
Depreciation	(84,350)	(102,286)
Ending balance	€702,918	€787,268

F-37

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

	As of June 30, 2024	As of December 31, 2023
Non-current lease liability
Beginning balance	€799,629	€133,705
Additions	-	857,560
Disposals	-	(102,473)
Payments related to liability	(78,887)	(89,163)
Current lease liability	(162,395)	(159,184)
Ending balance	€558,347	€640,445

11. Income Taxes

Deferred tax - Judgments and estimates are made with regard to the ability to utilize net operating losses and other tax credits that can be carried forward against taxable income in future years. Due to the delay in obtaining additional financing, the Company has not been able to execute its business plans yet and concluded that it is not probable that taxable profit will be available for any deferred tax asset amount to be utilized in the near future. Due to this uncertainty, the Company has not recognized any deferred tax asset amount as of June 30, 2024 and December 31, 2023, in accordance with IAS 12.

From January 1, 2022 onwards, an indefinite loss carryforward applies in the Netherlands. Yet, losses (both carryforward and carryback) can only be fully deducted up to an amount of €1 million taxable profit. If the profit in a year exceeds €1 million, the losses are only deductible up to 50% of the higher taxable profit minus an amount of €1 million. Hence the Company can utilize its compensable losses as soon it becomes profitable.

The Company has compensable losses from the following years:

	Offsettable		Offsettable
	losses as of	Addition in	losses as of
	January 1, 2024	2024	June 30, 2024
	€	€	€

FY 2016	8,971	—	8,971
FY 2017	113,373	—	113,373
FY 2018	138,599	—	138,599
FY 2019	173,454	—	173,454
FY 2020	402,425	—	402,425
FY 2022	390,292	—	390,292
FY 2023	2,118,774		2,118,774
HY 2024	—	470,371	470,371
	3,345,888	470,371	3,816,259

F-38

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

12. Intangible Assets

	Research and development costs	Concessions intellectual property rights	Total
Cost or valuation
At January 1, 2023	€935,487	28,622	964,109
Additions	590,993	-	590,993
Amortization	(151,550)	-	(151,550)
At December 31, 2023	1,374,930	28,622	1,403,552
Additions	399,842	-	399,842
Amortization	(75,776)	-	(75,776)
At June 30, 2024	€1,698,996	€28,622	€1,727,618

Estimated future amortization as of June, 2024 is as follows:

Year ending December 31,
2024	€75,775
2025	285,562
2026	384,984
2027	385,264
2028	233,714
Thereafter	362,319
Total	€1,727,618

13. Trade Payables

	As of June 30, 2024	As of December 31, 2023

Trade payables	€1,260,436	€1,001,588
Total	€1,260,436	€1,001,588

The Company had one vendor whose account balance comprised approximately 21% of the trade payables balance as of June 30, 2024 and with balances approximating 14% as of December 31, 2023.

14. Convertible notes payable

The Company entered into Securities Purchase Agreements (the “Agreements”) with certain third-party creditors and related parties (the “Holders”) whereby the Company issued Original Issue Discount Senior Convertible Promissory Notes (the “Notes”) with an aggregate principal amount (par value) of approximately €6.2 million (the “Principal”), convertible into the Company’s ordinary shares with a par value of $0.01 per share (the “Ordinary Shares”). The Original Issue Discount percentage of the Notes varies from 15% to 22% with an average of approximately 20%. The Notes are payable on the earlier of: (i) six (6) months from the Issue Date (e.g. August 19, 2022) or (ii) on the date on which the Company consummates a Qualified IPO (as defined in the Agreements) (such date, the “Maturity Date”), or such earlier date as the Notes are required or permitted to be repaid, unless Holder elects to convert the Principal into a certain number of shares of the Company’s ordinary Shares, and pursuant to the terms of conversion. The Company may prepay the Notes in cash, at any time following the Issue Date and up to the Maturity Date, at a premium of one hundred and five percent (105%) of the face amount of the Note, upon five (5) day prior written notice to Holder.

F-39

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

The Notes are convertible at the Holder’s election upon the closing of a Qualified IPO into Ordinary Shares of the Company at a conversion price equal to 100% of the offering price to the public in the Qualified IPO (the “Conversion Price”). The Notes become immediately due and payable upon an Event of Default (as defined in the Agreements). Due to these embedded features within the Notes, the Company elected to account for the Notes at fair value at inception under IFRS 9, “Financial Instruments”. Subsequent changes in fair value are recorded as a component of other income (loss) in the Condensed Consolidated Statements of Operations.

The Company estimates the fair value of the convertible note payable using a probability weighted scenario method, which determines the present value of the conversion and redemption options and weights them based on their probabilities of occurrence. The fair value of the Notes upon issuance was estimated to be €5,695,000 as of June 30, 2024 (December 31, 2023: €4,562,000). The face value was € 6,178,846 as of June 30, 2024 (December 31, 2023: €4,260,131).

On May 8, 2023, the Company and the relevant noteholders amended the terms of the Notes to clarify that Ordinary Shares means American Depositary Shares (“ADS”).

The majority of the Convertible Promissory Notes the Company had outstanding as of June 30, 2024 had a maturity date of January 2, 2025. The Company proposed to extend the maturity date to May 2, 2025, in exchange for an extension fee, upon IPO, of 5% of the principal value of their Notes. The extension fee is payable within 7 days after the IPO date. The board members of the Company have waived the extension fee of their Notes.

As a result of electing the fair value option, any direct costs and fees related to the Notes were expensed as incurred. The Company recorded a loss of €1,139,853 as on June 30, 2024 (December 31, 2023: €1,153,895) related to the change in fair value of the Notes which was recognized in other income (expense) on the Condensed Consolidated Statement of Operations as a result of the Company’s election of the fair value option.

The following table presents the Notes as of June 30, 2024:

	As of June 30, 2024	As of December 31, 2023

Face value of the Notes	€6,178,846	€4,260,131
Debt discount	(1,097,593)	(852,026)
Extension fee	(526,106)	-
Carrying value of the Notes	4,555,147	3,408,105
Fair value adjustment through earnings	1,139,853	1,153,895
Fair value of the Notes	€5,695,000	€4,562,000

15. Warrant liabilities

With each Note purchase in 2022 and 2023, the Holder was also issued warrants to purchase up to 40,000 Ordinary Shares of the Company (the “Warrant Shares”) for every €100,000 of Note principal (the “Warrants”). Each Warrant is exercisable for a period commencing on the date the Company completes a Qualified IPO and terminating five (5) years after such date at an exercise price of $0.01 per share, subject to customary anti-dilution adjustments. If, at any time after the issuance date of the Warrant, a registration statement covering the resale of the Warrant Shares is not effective, the Holder may exercise the Warrant by means of a cashless exercise. The Warrants were determined to be liabilities under IAS 32, “Financial Statements: Presentation.” as they are puttable to the Company upon the occurrence of a Fundamental Transaction (as defined in the agreements).

F-40

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

As such, the Company recorded the Warrants as a liability at fair value recognized in earnings. The Company utilized the Black Scholes Model to calculate the value of these warrants issued. The fair value of the Warrants of €3.1 million as of June 30, 2024 (2023: €4.0 million) was estimated at the date of issuance using the following weighted average assumptions: dividend yield 0% (2023: 0%); expected term of five years; volatility 55.0% (2023: 40%); and a risk-free interest rate 4.3% (2023: 3.8%). During the half year ended June 30, 2024, the Company recorded a gain of €936,000 (full year 2023: €(1,408,222)) related to the change in fair value of the warrant liability which is recorded in other income (expense) on the Condensed Consolidated Statements of Operations. Transaction costs incurred attributable to the issuance of the Warrants were immediately expensed in accordance with IAS 32.

16. Loans and Liabilities to Related Parties

	As of June 30, 2024	As of December 31, 2023

Non-interest loans	€49,300	€66,800
Deferred stock compensation	215,000	632,778
Deferred cash compensation	22,865	7,311
Deferred cost reimbursements	63,676	62,163
Total	€350,841	€769,052

Convertible notes payable held by related parties (See note 15)	€2,364,322	€1,971,591

The non-interest loans are related to Boundary Holding S.à r.l. and two other shareholders of the Company. There is a loan agreement between Boundary Holding S.à r.l. and the Company that was entered into as of May 27, 2021, for €100,000. The note does not carry interest or a term limit and imputed interest was not recorded as the amount was not significant. RanMarine has paid €67,600 as of June 30, 2024. The remaining amount is related to short-term non-interest bearing loans from two other shareholders with similar terms.

Employees and affiliates (shareholders and board members) were granted American Depositary Shares in 2023, which vest only upon the IPO or after the six-month lock-up period for affiliates. The board and some other related parties have waived most of their granted American Depositary Shares per June 30, 2024. The remaining accrual is €215,000. The deferred cash compensation is related to deferred salary payments. The deferred costs reimbursements are expenses payments to related parties that have been deferred. The convertible notes payable held by related parties of €2,352,290 (2023: €1,971,591) represents the principal value held by shareholders and key insiders.

17. Taxes and Social Securities Payable

	As of June 30, 2024	As of December 31, 2023

Payroll Tax	€185,878	€104,768
Netherlands pension withholding	129,249	39,801
Total	€315,127	€144,569

F-41

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

18. Accrued Liabilities

	As of June 30, 2024	As of December 31, 2023

Advisors	€653,029	€592,809
Deferred revenue	35,981	37,565
Holiday bonus	4,909	40,059
Employee stock compensation	106,000	283,692
Total	€799,919	€954,125

During 2023 and the first half of 2024, employees were granted the right to receive ADS’s, which vest only upon the IPO or after the six-month lock-up period.

19. Issued Capital and Reserves

The Company is authorized to issue up to 100,000,000 ordinary shares. The nominal or par value of the shares is $0.01 per share. On June 30, 2024 and December 31, 2023 the Company’s issued and outstanding shares were 6,552,558 after giving effect to a stock split of 7,029.57 to 1 declared by the Company on December 27, 2022.   The legal reserve of €1,698,996 as of June 30, 2024 and €1,374,930 as of December 31,2023 are the capitalized R&D costs (see Note 12). Legal reserves are reserves that cannot be distributed to the shareholders. Dutch law requires that the capitalized R&D costs are protected by forming a legal reserve.

20. Sales

	HY 2024	HY 2023

Europe	€51,457	€122,197
North America	242,913	133,252
Rest of the world _____________	94,666	76,886
Total	€389,036	€332,335

The Company had sales with one customer in the first of half 2024 that approximated 39%. During the first half of 2023, the Company had sales from one other customer that approximated 67% of sales.

21. Operating Expenses

21.1 Research and development

	HY 2024	HY 2023

Compensation and benefits	€355,307	€224,097
Other research and development costs	68,170	33,254
Capitalized R&D costs	(399,843)	(190,909)
Total	€23,634	€66,442

The Company capitalizes wages and direct material expenses associated with R&D in accordance with IAS 38 (see Note 12).

F-42

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

21.2 Sales and Marketing

	HY 2024	HY 2023

Compensation and benefits	€192,624	€30,823
Contractors	175,241	67,207
Consultancy fees	48,148	-
Publicity and advertisement	5,700	59,429
Traveling expenses	30,068	27,711
Total	€451,781	€185,170

21.3 General and Administrative

	HY 2024	HY 2023

Compensation and benefits	€256,001	€229,434
Consultancy fees	28,026	71,792
Contractors	162,770	207,703
Accounting and audit services	12,416	40,633
Release equity compensation accruals	(595,472)	-
Depreciation and amortization	165,322	118,376
Automation Costs	54,645	53,178
Lease expense	21,287	6,501
Office expense	6,831	31,270
Insurance Costs	24,250	67,588
Freight costs	29,442	38,999
Other general expenses	41,077	40,235
Total	€206,595	€905,709

22. Other Income and Expense

	HY 2024	HY 2023

Subsidies	€66,262	€34,653
Change in fair value of warrant liabilities	936,000	(1,472,759)
Change in fair value of convertible notes payable	14,043	(236,141)
Other income and expense	-	(1,439)
Total	€1,016,305	€(1,675,686)

Government Grants

The Company has received other Dutch government grants and subsidies for various other projects and the Company recognizes and records such amounts when received and upon meeting the grant stipulations. During the first half of 2024, the Company received and recognized €66,262 which was recorded within other expense, net in the accompanying statement of operations and comprehensive loss (first half of 2023: €34,653).

F-43

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

23. Related Parties

Related persons as defined by IAS 24 (“Related Party Disclosures”) are persons who, by virtue of their positions, are responsible for the operations of the Company. The Company considers the executive management team, consisting of the Chief Executive Officer and the Chief Financial Officer as key management. They have the authority and responsibility for planning, directing, and controlling operating activities. See Note 16 for loans and liabilities to related parties.

23.1

Key management personnel compensation

The charges as accounted for in the accompanying statements of operations and comprehensive loss resulting from the remuneration of current and former members of the Board of Management and members of Supervisory Board of the Company for the first half of 2024 and 2023 were as follows:

	HY 2024	HY 2023

Cash based compensation	€83,530	€80,253
Share based compensation	60,000	260,000
Total	€143,530	€340,253

24. Financial Instruments and Financial Risk Management

24.1	Financial instruments - Trade payables, tax, remuneration, social security, other accounts payable including liability accruals are valued at nominal value. Financial assets and financial liabilities are recognized at their fair value initially. Transaction expenses for assets and liabilities are also included in the initial fair value measurement. Using the effective interest rate method, financial liabilities are measured at amortized cost after the initial recognition

24.2

Financial risk management - The Company is exposed to market risk, credit risk, and liquidity risk. Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk; interest rate risk, currency risk, and other price risk, such as equity price risk and commodity risk. Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. Other price risk is the risk that the Company will be affected by the price volatility of certain commodities. Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. Liquidity risk is the risk the Company will have a shortage of funds available.

Management has the overall responsibility to establish and oversee the Company’s financial risk management. Financial risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. Through its training and management standards and procedures, it aims to maintain a disciplined and constructive control environment in which all employees understand their roles and obligations. Management of the Company does not currently believe it is exposed to significant risk in these areas given that the convertible notes payable and warrant liabilities are expected to be converted to equity upon the completion of the IPO during 2025 and given there are minimal foreign currency transactions at the current time.

F-44

RanMarine Technology B.V.

Notes to Condensed Consolidated Financial Statements

25. Commitments and Contingencies

25.1	For purposes of the Dutch government, the Company heads a fiscal unity. The Company is therefore liable for the tax obligations of the fiscal unity for the Dutch entities as a whole.

25.2	From time to time, the Company may become involved in various claims and actions for matters arising out of its business operations. However, we are not currently a party to any such claims or actions and there is currently no litigation or threatened litigation involving the Company and the Company does not expect the outcome of any such matter to have a material adverse effect on the condensed consolidated financial statements of the Company.

26. Subsequent Events

26.1	The majority of the Convertible Promissory Notes outstanding as of June 30, 2024 had a maturity date of January 2, 2025. These Convertible Promissory Notes are currently in default. The Company is seeking the Convertible Promissory Note holders’ agreement to extend the maturity date to May 2, 2025. In return, the Company will provide the Convertible Promissory Note holders additional compensation in the amount of 5% of the principal amount outstanding, payable in ADS’s issued within 7 days of the IPO. The Company believes that the Convertible Promissory Note holders will agree to the extension as they have done three times before. The other Convertible Promissory Notes outstanding as of June 30, 2024 have maturity dates between February 2, 2025 and June 30, 2025.

26.2	Subsequent to June 30, 2024, the Company issued additional Promissory Notes for an amount of € 0.6 million. The Promissory Notes had an average Original Issue Discount of 15% and will be settled in cash. The Promissory Notes have ADSs granted as an incentive to new bridge loan holders with a 120 day lock up period. The granted ADSs have a value of € 0.4 million.

F-45

RanMarine Technology B.V.

PROSPECTUS

1,850,000 American Depositary Share

Representing 1,850,000 Ordinary Shares

D. Boral Capital

, 2025

Until and including           , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 19, 2025

RanMarine Technology B.V.

2,710,021 American Depositary Shares (ADSs) Representing 2,710,021Ordinary Shares

This prospectus relates to the offer and sale from time to time by the selling shareholders identified in this prospectus (the “Selling Shareholders”) of up to 2,710,021ADSs, each representing 2,710,021 ordinary shares of RanMarine Technology B.V., a company organized under the laws of the Netherlands (the “Company,” “we,” “us” or “our”).

We will not receive any proceeds from the sales of outstanding ADSs by the Selling Shareholders.

Prior to the offering, there has been no public market for our securities. We have applied to have the ADSs listed on The Nasdaq Capital Market, LLC (“Nasdaq”) under the symbol “RAN.” There cannot be any assurances that Nasdaq will approve our listing application.

Unless otherwise noted, the share and per share information in this prospectus reflects a proposed a one (1) for one and two-tenths (1.2) reverse split of our current outstanding ordinary shares, pursuant to which every one and two-tenths (1.2) shares of outstanding ordinary shares will be decreased to one ordinary share (the “Reverse Split”). to occur concurrently with the effective date of the registration statement of which this prospectus is a party and prior to the closing of this offering.

The selling stockholders may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at a fixed price of $4.00 per share until our shares of common stock are listed on Nasdaq. Thereafter, these sales will occur at fixed prices, prevailing market prices, privately negotiated transactions, or through any other means described in this prospectus under “Plan of Distribution.” The Selling Shareholders will bear all commissions and discounts, if any, from the sale of the ADSs. We will not receive any proceeds from the sale of the ADSs by the Selling Shareholders. We will bear all costs, expenses, and fees in connection with the registration of the ADSs.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our ordinary shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Upon completion of this offering and the 1,400,000 ordinary shares to be offered by us in a “firm commitment” public offering concurrently herewith, our issued and outstanding shares will consist of 8,390,655 ordinary shares.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawf

The date of this prospectus is , 2025

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[RESALE PROSPECTUS ALTERNATE PAGE]

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering 1,850,000 ADSs, each ADS representing one (1) ordinary share of the Company in connection with an initial public offering. Sales by shareholders that purchased shares from the initial public offering may reduce the price of the ADSs, demand for our shares and, as a result, the liquidity of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ADSs by the Selling Shareholders. In addition, the underwriter will not receive any compensation from the sale of the ADSs by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of ADSs offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the ADSs for the Selling Shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of ordinary shares owned by each Selling Shareholder immediately prior to the date of this prospectus and the number of ADSs to be offered by each Selling Shareholder pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the beneficial ownership of our ordinary shares by the Selling Shareholders as adjusted to reflect the assumed sale of all of the ADSs offered under the Public Offering Prospectus and the Resale Prospectus, based on an assumed public offering price of $4.00 per ADS, the low point of the range set forth on the cover page of the IPO Prospectus.

Beneficial ownership is based on information furnished by the Selling Shareholders. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

For the ADSs to be offered by the Selling Shareholders, they do not have an agreement or understanding to distribute any of the ADSs being registered. Each Selling Shareholder may offer for sale from time to time any or all of the ADSs. The table below assumes that the Selling Shareholders will sell all of the ADSs offered for sale by the Resale Prospectus.

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Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholders to suspend the sales of ADSs offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of ADSs to be Sold	Ordinary Shares Beneficially Owned After Offering	Percentage Ownership After Offering
Ainsley Wheeler	2,713	2,713	-	-
Albertus W.J.C. Plijnaar	13,238	13,238	-	-
Alistair D. Longman	27,147	27,147	-	-
Alwyn A. De Souza	25,479	25,479	-	-
Alysha Bogaers	2,713	2,713	-	-
Arnoud Bolhuis	35,173	35,173	-	-
AXIOM Financial, Inc (1)	24,750	24,750	-	-
Bladt Vastgoed Maatschappij B.V.(2)	12,034	12,034	-	-
Bob van Ginkel Holding B.V. (3)	159,102	159,102	-	-
Bruce Haase	17,222	17,222	-	-
BVE Holding B.V. (4)	12,034	12,034	-	-
Chefe de Companheiro Holding B.V. (5)	13,238	13,238	-	-
Claire Bernard (6)	3,282	3,282	-	-
Clear Corporate Finance B.V.	98,087	98,087	-	-
Damian Van De Erve	23,300	23,300	-	-
Dan M. Slack	21,275	21,275	-	-
Darren J. Kirby	30,750	30,750	-	-
Darrin M. Ocasio	49,500	49,500	-	-
David Brenner (7)	89,033	89,033	-	-
Declan Williams	2,713	2,713	-	-
Deniz Hoffmeister	4,069	4,069	-	-
Domstad participaties B.V.(8)	26,476	26,476	-	-
Eduardo Freitas	2,713	2,713	-	-
Edwin J.L. Adams	14,611	14,611	-	-
Eveliese Luiting (9)	3,939	3,939	-	-
Evergreen Capital Management, LLC (10)	57,500	57,500	-	-
Francis J. Hochstenbach	26,359	26,359	-	-
Giessbach o.g. B.V.	12,034	12,034	-	-
Henry R. Schirmer	94,638	94,638	-	-
Ivan Douwes	4,069	4,069	-	-
Jasper en de Dikke Mik Beheer B.V.	97,007	97,007	-	-
Kees Willemse (11)	11,487	11,487	-	-
Kerrin Black (12)	2,713	2,713	-	-
Lindsay R. Williams	251,932	251,932	-	-
Marc J.M. Hermans	48,183	48,183	-	-
Mario A. De Souza	25,479	25,479	-	-
Markus C. J. Teurlings	12,034	12,034	-	-
Michael H. Ference	24,750	24,750	-	-
Michael L. Jennings	6,944	6,944	-	-
Michel Heemskerk	2,713	2,713	-	-
Mike Williams (13)	5,267	5,267	-	-
Mudai Nakagawa	28,686	28,686	-	-
Patrick Baransky	2,713	2,713	-	-
Peter Geurts	20,344	20,344	-	-
Petros Kokotis	2,713	2,713	-	-
Preeminent Protective Services, Inc.(14)	57,500	57,500	-	-
Quaeck Beheer B.V. (15)	137,689	137,689	-	-
Rakesh Patel	9,000	9,000	-	-
Ramon A. Scheffer	86,147	86,147	-	-
Raymond D. Gentry	312,585	312,585	-	-
Reinbert R. van Zwetselaar	13,238	13,238	-	-
Robert G. der Kinderen	22,785	22,785	-	-
Ronald De Ruiter	87,469	87,469	-	-
Roza V. Sheldon	140,838	140,838	-	-
Shaishav Patel	18,000	18,000	-	-
Sheila Vaske	1,317	1,317	-	-
Steve B. Simon	22,258	22,258	-	-
Tessa Despinic	20,344	20,344	-	-
The Salamander Production Company (Pty) Ltd	23,056	23,056	-	-
Therium Finance B.V.	12,034	12,034	-	-
Triana Investment Organization B.V. (16)	15,885	15,885	-	-
TRS Holdings, LLC	105,883	105,883	-	-
Tyrone L. Tvedten	89,033	89,033	-	-
Wescon Holding B.V. (17)	13,238	13,238	-	-
Willem-Jeroen C. Stevens	22,146	22,146	-	-
Wouter Tollenaar	4,069	4,069	-	-
Yospe Consulting, LLC (18)	98,250	98,250	-	-
Total	2,764,920	2,764,920

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(1)	Axiom Financial Inc. is managed by Darren Bankston who has sole voting and dispositive power over the shares.
(2)	Johan Bladt, director of Bladt Vastgoed Maatschappij, has voting and dispositive power over the shares.
(3)	Bob van Ginkel Holding B.V. is managed by Bob van Ginkel who has sole voting and dispositive power over the shares.
(4)	BVE Holding B.V. is managed by Bart van Elk who has sole voting and dispositive power over the shares.
(5)	Chefe de Companheiro Holding B.V is managed by G.C. Moesberger who has voting and dispositive power over the shares.
(6)	The shares beneficially owned by Claire Bernard are directly held by Meaningful Data, an entity controlled by Ms. Bernard.
(7)	The shares beneficially owned by David Brenner are directly held by Four Bee, LLC, an entity controlled by Mr. Brenner.
(8)	Wijnand Bos, director of Domstad participaties B.V., has voting and dispositive power over the shares.
(9)	The shares beneficially owned by Eveliese Luiting are directly held by People Masterminds B.V., an entity controlled by Ms. Luiting.
(10)	Evergreen Capital Management LLC is managed by Jeffrey Pazdro who has sole voting and dispositive power over the shares.
(11)	The shares beneficially owned by Kees Willemse are directly held by Delft Blue Seas B.V., an entity controlled by Kees Willemse.
(12)	The shares beneficially owned by Kerrin Black are directly held by Talent Finders Wordwide Ltd., an entity controlled by Kerrin Black.
(13)	The shares beneficially owned by Mike Williams are directly held by William & Associates Government Affairs, an entity controlled by Mr. Williams.
(14)	Preeminent Protective Services, Inc. is managed by Lurline Bell who has sole voting and dispositive power over the shares.
(15)	Quaeck Beheer B.V. is managed by P.J. Kwakernaak who has sole voting and dispositive power over the shares.
(16)	Triana Investment Organization B.V. I managed by G. Delcliseur who has voting and dispositive power over the shares.
(17)	M.M Schreutelkamp, CFO of Wescon Holding B.V., has voting and dispositive power over the shares.
(18)	Yospe Consulting, LLC is managed by Joe Yospe who has voting and dispositive power over the shares.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of their ADSs being offered under this Resale Prospectus on any stock exchange, market or trading facility on which the ADSs are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders will not offer for sale the Shareholder ADSs covered by the Resale Prospectus at the initial public offering price of the Public Offering ADSs until such time as the ADSs are listed on Nasdaq. Thereafter, the Selling Shareholders may sell their respective Shareholder ADSs covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such ADSs at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The ADSs may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of ADSs if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their ADSs to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged ADSs. Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of ADSs, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

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If sales of ADSs offered under the Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the ADSs offered under the Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the ADSs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell ADSs offered under the Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the ADSs offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the ADSs by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the ADSs in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the ADSs in the course of hedging the positions they assume with a Selling Shareholder. The Selling Shareholders may also sell the Shareholder ADSs short and redeliver the securities to close out such short positions. Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Shareholder ADSs offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholders may also pledge the Shareholder ADSs offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shareholder ADSs pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholders may enter into derivative transactions with third parties or sell their respective Shareholder ADSs to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Shareholder ADSs covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Shareholder ADSs pledged by a Selling Shareholder or borrowed from a Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Shareholder ADSs received from such Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase Shareholder ADSs under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

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In connection with the offering of the Shareholder ADSs, underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Shareholder ADSs. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs from the Selling Shareholders in the offering of the Shareholder ADSs. Such underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, such underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of ADSs in the open market after pricing that could adversely affect investors who purchase ADSs in the offering of the Shareholder ADSs. Stabilizing transactions consist of various bids for or purchases of ADSs made by such underwriters in the open market prior to the completion of the offering of the Shareholder ADSs.

Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of ADSs. As a result, the price of ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which the Resale Prospectus forms a part by delivering a prospectus. Such members, partners or stockholders would thereby receive freely tradeable ADSs pursuant to the distribution through such registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use such prospectus to resell such ADSs acquired in such distribution.

The Shareholder ADSs covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the ADSs offered for sale pursuant to the Resale Prospect us are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the ADSs offered under the Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the ADSs being offered under the Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with the Resale Prospectus, including liabilities under the Securities Act.

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[RESALE PROSPECTUS ALTERNATE PAGE]

LEGAL MATTERS

The validity of the ordinary shares to be issued in this offering and certain legal matters relating to the offering as to Dutch law will be passed upon for us by Ploum, Rotterdam, Netherlands. Certain matters as to U.S. federal law and New York state law in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Dutch law, members of the Board of Directors may be liable to the Registrant for damages in the event of improper or negligent performance of their duties. They may be jointly and severally liable for damages to the Registrant and third parties for infringement of our Articles of Association or certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities.

Pursuant to the Registrant’s Articles of Association, to the fullest extent permitted by Dutch law, the Registrant shall indemnify and hold harmless anyone who was, becomes or is threatened to be a party to any proceedings by reason of the fact that he or she (or any legal entity for which he or she) is or was a director, against all liabilities, losses and reasonable expenses incurred by him or her (including attorneys’ fees) (including for acts or omissions occurring prior to the entry into force of the Registrant’s Articles of Association), provided that no indemnification shall be made in respect of claims matters or cases for which the person is held liable by reason of gross negligence or gross negligence in the performance of his or her duties for the Registrant, unless and only to the extent that the competent court or, in case of arbitration, the competent arbitrator, determines that, notwithstanding the liability, but in view of all the circumstances of the case:

a. the person is reasonably and fairly entitled to be indemnified for such expenses as the court having jurisdiction or, in the case of arbitration, the arbitrator having jurisdiction, deems appropriate; or

b. has been indemnified for his or her expenses or loss by an insurance policy and the insurer has paid out without prejudice.

The Registrant shall only indemnify a present or former director in connection with proceedings (or part of proceedings) brought by such person if the proceedings (or part of proceedings) have been approved by the Board of Directors.

The Board of Directors may decide to indemnify one or more current, former or nominated officers of the Registrant or a subsidiary at the expense of the assets of the Registrant for all disbursements, costs, losses and liabilities incurred or incurred by the officer concerned in the proper performance of his or her duties and in the proper exercise of his or her powers as a current former or nominee officer of the Registrant or a subsidiary, including, but not limited to, liability for conducting a defense in a proceeding in which he or she is found in favor or acquitted or which is otherwise disposed of without a material breach of duty being established or acknowledged.

Expenses (including attorney’s fees) incurred by a current director in defending a proceeding as referred to above shall, at the request of the director concerned, be paid by the Registrant in advance of the final disposition of such proceeding by resolution of the Board of Directors with respect to the particular matter; provided that the Registrant has received a statement from or on behalf of the current or former director concerned that he or she will repay the amount in question, unless it is expressly determined that he or she is entitled to indemnification by the Registration in accordance with this paragraph.

The Articles of Association furthermore provide that the Registrant shall adequately insure and keep adequately insured current, former and nominee directors or officers of the Registrant or a company which is or was a subsidiary or a company in which the Registrant has or had a direct or indirect interest and shall indemnify him or her against liability based on negligence, default or breach of duty or any other ground, except for intentional, willful reckless or seriously culpable acts or omissions, unless such insurance cannot be obtained on reasonable terms.

The underwriting agreement the Registrant will enter into in connection with the offering being registered hereby provides that the Underwriter will indemnify, under certain conditions, the Registrant’s Board of Directors and its officers against certain liabilities arising in connection with this offering.

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ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved the underwriter’s underwriting discounts or commissions or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

The following sales and issues of unregistered securities have taken place with regard to related parties:

-	Our Chairman, Mr. Foss, and his spouse have loaned USD 1,235,553 to the Company, in return for a convertible note in the principal amount of USD 1,493,752, 320,000 warrants and 79,321 ADSs.

-	A former non-executive director, Mr. Henry Schirmer, has loaned USD 175,000 to the Company, in return for a convertible note in the principal amount of USD 218,750 and 70,000 warrants;

-	Our CEO, Mr. Hardiman, has agreed to loan EUR 25,000 to the Company, in return for a convertible note in the principal amount of EUR 31,250 and 10,000 warrants;

-	Mr. Hardiman has also agreed to loan EUR 200,000 to the Company, in return for a convertible note in the principal amount of EUR 250,000 and 80,000 warrants;

-	Our CFO, Mr. Hemelaar, has loaned EUR 225,000 to the Company, in return for a convertible note in the principal amount of EUR 278,308 and 74,000 warrants;

-	Our Global Sales Head has loaned EUR 35,000 to the Company, in return for a convertible note in a principal amount of EUR 43,750 and 14,000 warrants;

-	A former executive has loaned EUR 35,000 tot the Company, in return for a convertible note of EUR 43,750 and 14,000 warrants;

-	One shareholder has loaned EUR 25,000 to the Company, in return for a convertible note in a principal amount of EUR 31,250 and 10,000 warrants; and

-	The COO has loaned EUR 95,000 to the Company, in return for a convertible note in the principal amount of EUR 118,750 and 38,000 warrants.

In addition to the particulars mentioned in the table above, the Company entered into multiple other securities purchase agreements with several investors in connection with the issuance of convertible notes in the aggregate principal amount of up to (including the above mentioned table) approximately EUR 4,340,432 (the “ Notes”), convertible into ordinary shares/ADSs of the Company against the initial IPO price (as mentioned in “Use of Proceeds”), as well as the issuance of warrants to purchase (including the above mentioned table) approximately 1,492,700 ADSs against the par value of $0.012 per ordinary share, subject to the terms and subject to the limitations and conditions set forth in such warrants.

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Share Transfers Involving Related Parties

On or shortly prior to the closing date of this offering taking place, an amount of 23 ordinary shares are redivided among the shareholders in order to enable the relevant divisibility for the Reverse Split. These shares are transferred by Mr Foss to the rest of the holders, who will each receive up to four shares. Such transfers take place at an aggregate value of $1.00 for all 23 shares.

May 11, 2023

On May 11, 2023, four transactions of ordinary shares in the Company involving related parties of the Company were executed before a Dutch civil law notary. The following share transfers have taken place at such date:

Transaction I:

Mr. Hardiman sold 418,207 shares to Mr. Hemelaar for a total purchase price of EUR 200,000, which amounts to EUR 0.48 per share.

Transaction II:

An existing shareholder sold 83,641 shares to Mr. Foss and his spouse for a total purchase price of EUR 40,000, which amounts to EUR 0.48 per share.

Transaction III:

Mr. Hardiman sold 52,276 shares to Mr. Foss and his spouse for a purchase price of EUR 25,000, which amounts to EUR 0.48 per share.

Transaction IV:

Mr. Hardiman sold 52,276 shares to an advisor of the Company for a purchase price of EUR 25,000, which amounts to EUR 0.48 per share.

December 27, 2022

Several share transfers were made between related parties, such as a transfer of ordinary shares from Mr. Hardiman to Mr. Hemelaar. In all of these share transfers, the purchase price per share amounted to EUR 3,353. On the same date, BH Technology Investments S.à r.l. transferred all its shares to its parent company Boundary Holding S.à r.l., SPF. In addition, all shareholders were issued 6,551,626 shares at nominal value pro rata to their shareholding, which issue was debited to the share premium reserves of the Company.

December 9, 2021

On December 9, 2021, the Company repurchased shares from a shareholder for a total purchase price of EUR 45,000, which amounts to EUR 661,76 per share, after which transaction such shares were cancelled. In addition, one shareholder sold 43 shares for a total purchase price of EUR 110,000 to other shareholder, BH Technology Investments S.à r.l., which amounts to EUR 2,588 per share.

August 27, 2020

On August 27, 2020, Mr. Hardiman transferred shares to several other shareholders for a purchase price of EUR 240,000, which amounts to EUR 57143 per share. On the same date, all existing shareholders sold part of their shares to BH Technology Investments S.à r.l. for EUR 452,160, which amounts to EUR 3,140 per share.

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ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.1+	Form of Underwriting Agreement.
3.1**	Articles of Association of RanMarine Technology B.V. (translated into English) (incorporated herein by reference to exhibit 3.1 to the registration statement on Form F-1 filed with the Securities and Exchange Commission on March 8, 2024 (File No. 333-273199).
4.1**	Form of Registrant’s Specimen American Depositary Receipt (incorporated herein by reference to exhibit 4.5 to the registration statement on Form F-1 filed with the Securities and Exchange Commission on March 8, 2024 (File No. 333-273199).
5.1+	Opinion of Ploum.
10.1**	Assembly and Distribution Agreement, dated April 1, 2021, as between RanMarine Technology B.V. and Rotax S.A.S. (incorporated herein by reference to exhibit 10.1 to the registration statement on Form F-1 filed with the Securities and Exchange Commission on March 8, 2024 (File No. 333-273199).
10.2**	RanMarine Equity Inventive Plan (incorporated herein by reference to exhibit 10.2 to the registration statement on Form F-1 filed with the Securities and Exchange Commission on March 8, 2024 (File No. 333-273199).
21.1**	List of Subsidiaries (incorporated herein by reference to exhibit 21.1 to the registration statement on Form F-1 filed with the Securities and Exchange Commission on March 8, 2024 (File No. 333-273199).
23.1+	Consent of Turner, Stone & Company, L.L.P.
23.2+	Consent of Ploum (included in Exhibit 5.1).
24.1**	Power of Attorney (included in signature pages).
99.1+	Consent of John Terpstra, Independent Director Nominee
99.2+	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107+	Filing Fee Table.

+ Filed herewith.

** Previously filed

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the registrant’s financial statements and related notes thereto.

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ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 19, 2025.

RANMARINE TECHNOLOGY B.V.
(Registrant)

By:	/s/ Richard Hardiman
Richard Hardiman, Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Hardiman	Chief Executive Officer (Principal Executive Officer) and Director	March 19, 2025

/s/ Anton Hemelaar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	March 19, 2025

/s/ *	Chairman of the Board of Directors	March 19, 2025

/s/ *	Director	March 19, 2025

/s/ *	Director	March 19, 2025

*By: /s/ Richard Hardiman
Name: Richard Hardiman
Attorney-in-fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement on the 19th day of March, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice President

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